                                LOAN AGREEMENT



                   AMONG RAINBOW PROGRAMMING HOLDINGS, INC.,
                      THE GUARANTORS (as defined herein),
                           THE TORONTO-DOMINION BANK
                         THE OTHER BANKS PARTY HERETO

                                      AND

                        TORONTO DOMINION (TEXAS), INC.
                  As agent for the Banks (as defined herein)



                                    Index                                 Page
                                    -----                                 ----

ARTICLE 1       Definitions................................................  1

ARTICLE 2       The Term Loan.............................................. 15

       Section 2.1       The Term Loan..................................... 15
       Section 2.2       Manner of Borrowing and Disbursement.............. 16
       Section 2.3       Interest.......................................... 17
       Section 2.4       Prepayment........................................ 18
       Section 2.5       Repayment......................................... 19
       Section 2.6       Notes; Loan Accounts.............................. 19
       Section 2.7       Manner of Payment................................. 19
       Section 2.8       Reimbursement..................................... 20
       Section 2.9       Application of Payments........................... 20
       Section 2.10      Capital Adequacy.................................. 21

ARTICLE 3       Guarantee.................................................. 22

ARTICLE 4       Conditions Precedent....................................... 25

       Section 4.1       Conditions Precedent to Initial
                           Advance......................................... 25

ARTICLE 5 - Representations and Warranties................................. 28

       Section 5.1       Representations and Warranties.................... 28
       Section 5.2       Survival of Representations and
                           Warranties, etc................................. 34

ARTICLE 6       General Covenants.......................................... 34
       Section 6.1       Preservation of Existence and Similar
                           Matters......................................... 35
       Section 6.2       Compliance with Applicable Law.................... 35

                                     Index
                                    (Cont'd)                              Page
                                    --------                              ----

       Section 6.3       Maintenance of Properties......................... 35
       Section 6.4       Accounting Methods and Financial
                           Records......................................... 35
       Section 6.5       Insurance......................................... 35
       Section 6.6       Payment of Taxes and Claims....................... 36
       Section 6.7       Visits and Inspections............................ 36
       Section 6.8       Payment of Indebtedness........................... 36
       Section 6.9       Use of Proceeds................................... 37
       Section 6.10      ERISA............................................. 37
       Section 6.11      Further Assurances................................ 37
       Section 6.12      Broker's Claims................................... 37
       Section 6.13      Indemnity......................................... 37
       Section 6.14      Delivery of Certificates and Documents
                           in the Event of an Asset
                           Disposition..................................... 38
       Section 6.15      Pledge of Acquired Interests and Non-
                           Cash Proceeds from Sales, Exchanges
                           or other Disposition of Assets.................. 38
       Section 6.16      New Subsidiaries to be Guarantors................. 39

ARTICLE 7       Information Covenants.......................................40

       Section 7.1       Quarterly Financial Statements and
                           Information..................................... 40
       Section 7.2       Annual Financial Statements and
                           Information; Certificate of No
                           Default......................................... 40
       Section 7.3       Performance Certificates.......................... 41
       Section 7.4       Copies of Other Reports........................... 42
       Section 7.5       Notice of Litigation and Other
                           Matters......................................... 42

ARTICLE 8       Negative Covenants......................................... 43
       Section 8.1       Indebtedness of the Borrower...................... 43
       Section 8.2       Investments....................................... 44
       Section 8.3       Limitation on Liens............................... 45
       Section 8.4       Amendment and Waiver.............................. 45
       Section 8.5       Liquidation; Disposition or
                           Acquisition of Assets........................... 45
       Section 8.6       Limitation on Guaranties.......................... 47
       Section 8.7       Restricted Payments and Purchases................. 48
       Section 8.8       Total RPHI Value to Total RPHI Debt
                           Ratio........................................... 48
       Section 8.9       Affiliate Transactions............................ 48
       Section 8.10      Real Estate....................................... 48
       Section 8.11      ERISA Liabilities................................. 48
       Section 8.12      Change in Business................................ 49
       Section 8.13      Sales and Leasebacks.............................. 49

ARTICLE 9       Default.................................................... 49

                                     Index
                                    (Cont'd)                              Page

       Section 9.1       Events of Default................................. 49
       Section 9.2       Remedies.......................................... 52

ARTICLE 10 - The Agent..................................................... 53

       Section 10.1      Appointment and Authorization..................... 53
       Section 10.2      Delegation of Duties.............................. 53
       Section 10.3      Interest Holders.................................. 53
       Section 10.4      Consultation with Counsel......................... 53
       Section 10.5      Documents......................................... 53
       Section 10.6      Agent and Affiliates.............................. 53
       Section 10.7      Responsibility of the Agent....................... 54
       Section 10.8      Action by Agent................................... 54
       Section 10.9      Notice of Default or Event of Default............. 54
       Section 10.10     Responsibility Disclaimed......................... 55
       Section 10.11     Indemnification................................... 55
       Section 10.12     Credit Decision................................... 56
       Section 10.13     Successor Agent................................... 56

ARTICLE 11      Change in Circumstances Affecting
                Eurodollar Advances........................................ 57

       Section 11.1      Eurodollar Basis Determination
                           Inadequate or Unfair............................ 57
       Section 11.2      Illegality........................................ 57
       Section 11.3      Increased Costs................................... 58
       Section 11.4      Effect On Other Advances.......................... 59

ARTICLE 12      Miscellaneous.............................................. 59

       Section 12.1      Notices........................................... 59
       Section 12.2      Expenses.......................................... 60
       Section 12.3      Waivers........................................... 61
       Section 12.4      Set-Off........................................... 61
       Section 12.5      Assignment........................................ 62
       Section 12.6      Counterparts...................................... 64
       SECTION 12.7      GOVERNING LAW..................................... 64
       Section 12.8      Severability...................................... 64
       Section 12.9      Headings.......................................... 64
       Section 12.10     Interest.......................................... 64
       Section 12.11     Entire Agreement.................................. 65
       Section 12.12     Amendment and Waiver.............................. 65
       Section 12.13     Other Relationships............................... 65
       Section 12.14     Confidentiality................................... 65
       Section 12.15     Liability of General Partners and
                           Other Persons................................... 65

ARTICLE 13      Waiver of Jury Trial....................................... 66

                                Exhibits

Exhibit A  -     Form of Assignment and Assumption Agreement
Exhibit B  -     Form of Borrower Pledge Agreement
Exhibit C  -     Form of Interest Rate Confirmation
Exhibit D  -     Form of Parent Pledge Agreement
Exhibit E  -     Form of Request for Advance
Exhibit F  -     Form of Subordination Agreement
Exhibit G  -     Form of Subordination of Management Fees
                   Agreement
Exhibit H  -     Form of Term Note
Exhibit I  -     Form of Borrower's Loan Certificate
Exhibit J  -     Form of Parent Company's Loan Certificate
Exhibit K  -     Form of Guarantor Loan Certificate
Exhibit L  -     Form of Parent Company Availability
                   Certificate

                                Schedules

Schedule 1       -     Guarantors
Schedule 2       -     Operating Entities
Schedule 3       -     Subsidiaries
Schedule 4       -     Trademarks
Schedule 5.1     -     Liabilities
Schedule 5.2     -     Litigation
Schedule 6       -     Trademarks Subject to Challenge
Schedule 7       -     Name Changes
Schedule 8       -     Indebtedness for Money Borrowed
Schedule 9             Permitted Investments
Schedule 10      -     Guaranties
Schedule 11      -     Affiliate Transactions

                                LOAN AGREEMENT


              RAINBOW PROGRAMMING HOLDINGS, INC., THE GUARANTORS,
                           THE TORONTO-DOMINION BANK
                         THE OTHER BANKS PARTY HERETO
                                      and
                        TORONTO DOMINION (TEXAS), INC.,
                            as agent for the Banks,
              agree as follows as of the 30th day of June, 1994:



                           ARTICLE 1  DEFINITIONS.

For the purposes of this Agreement:

      "ADVANCE" or "ADVANCES" shall mean amounts advanced by the Banks to the Borrower pursuant to Article 2 hereof on the occasion of any borrowing.

      "AFFILIATE" shall mean any Person (other than a Person whose sole relationship with the Borrower is as an employee) directly or indirectly controlling, controlled by, or under common control with the Borrower, and, to the extent not otherwise so deemed an Affiliate, Courtroom Television Network and each Operating Entity shall be deemed an Affiliate of the Borrower. For purposes of this definition, "control" when used with respect to any Person includes the power to direct or cause the direction of the management and policies of such Person, whether by control or otherwise.

      "AGENT" shall mean Toronto Dominion (Texas), Inc., a Texas corporation, acting as Agent for the Banks.

      "AGENT'S OFFICE" shall mean the office of the Agent located at the address set forth in Section 12.1 hereof, or such other office as may be designated pursuant to the provisions of Section 12.1 hereof.

      "AGREEMENT" shall mean this Loan Agreement, as amended or supplemented from time to time.

      "AGREEMENT DATE" shall mean the date as of which this Agreement is dated.

      "AMC" shall mean American Movie Classics Company, a New York general partnership.

      "AMC HOLDING CORPORATION" shall mean American Movie Classics Holding Corporation, a New York corporation and wholly owned Subsidiary of the Borrower.

      "AMC INTEREST" shall mean (i) the 49.9 percent ownership interest in AMC and (ii) the option to acquire the remaining 0.1% ownership interest in AMC.

      "AMC INTEREST ASSIGNMENT AGREEMENT" shall mean, collectively, the agreements to be entered into by AMC Holding Corporation, the Parent Company, LMCC and Rainbow Programming Enterprises pursuant to which AMC Holding Corporation will purchase the AMC Interest and the Parent Company will purchase LMCC's rights under the Consulting Agreement.

      "AMC LOAN AGREEMENT" shall mean that certain Loan Agreement, dated as of June 26, 1992, by and among AMC, The Toronto-Dominion Bank and Toronto Dominion (Texas), Inc., as agent, as amended, modified or supplemented from time to time.

      "ANNUALIZED OPERATING CASH FLOW" of any Person shall mean the product of
(a) such Person's Operating Cash Flow for the most recently completed three calendar months, TIMES (b) four (4).

      "APPLICABLE LAW" shall mean, in respect of any Person, all provisions of constitutions, statutes, rules, regulations and orders of governmental bodies or regulatory agencies applicable to such Person, including, without limitation, all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party or by which it is bound.

      "ASSIGNMENT AND ASSUMPTION AGREEMENT" shall mean each Assignment and Assumption Agreement in substantially the form of EXHIBIT A attached hereto, pursuant to which each Bank may, subject to Section 12.5 hereof, sell a portion of its Term Loans or Commitment.

      "AUTHORIZED SIGNATORY" shall mean, with respect to any Person, such senior personnel of such Person as may be duly authorized and designated in writing by the Person to execute documents, agreements, and instruments on behalf of the Person.

      "AVAILABLE CASH FLOW" means, with respect to the Borrower or any Subsidiary, (i) cash distributions to the Borrower from any Subsidiary or to the Borrower or any Subsidiary from any Operating Entity, (ii) cash contributions to the Borrower from the Parent Company or (iii) net cash proceeds of any disposition of a partnership or other equity interest held by the Borrower or any Subsidiary in any Subsidiary or Operating Entity (other than any such interest in AMC).

      "BANKS" shall mean those banks whose names are set forth on the signature pages hereof under the heading "Banks" and any assignees of the Banks which hereafter become parties hereto pursuant to and in accordance with Section
12.5 hereof; and "BANK" shall mean any one of the foregoing Banks.

      "BASE RATE" shall mean, as of any date, a fluctuating interest rate per annum equal to the sum of (a) the higher of (i) the Prime Rate, and (ii) the sum of (A) the Federal Funds Rate, PLUS (B) five-eighths percent (5/8%), PLUS
(b)(1) from the date hereof through December 31, 1994, one and one-fourth percent (1-1/4%) and (2) from January 1, 1995 and thereafter, one and three-fourths percent (1-3/4%). The Base Rate shall be adjusted automatically as of the opening of business on the effective date of each change in the Prime Rate or the Federal Funds Rate, as the case may be.

      "BASE RATE ADVANCE" shall mean an Advance which the Borrower requests to be made as a Base Rate Advance or which is reborrowed as a Base Rate Advance in accordance with the provisions of Section 2.2 hereof, and which shall be in a principal amount of at least $500,000 or an integral multiple of $250,000 in excess thereof, except for a Base Rate Advance which is in an amount equal to the unused amount of the Commitment, which Advance may be in such amount.

      "BORROWER" shall mean Rainbow Programming Holdings, Inc., a New York corporation.

      "BORROWER PLEDGE AGREEMENT" shall mean that certain Pledge Agreement to be executed and delivered by the Borrower in accordance with subsection 6.15(a) hereof, which agreement shall be substantially in the form of EXHIBIT B attached hereto.

      "BUSINESS" shall mean the creation, acquisition, use, production, exhibition, distribution or development of (or investment in) programming and programming services (including, without limitation, any "home-shopping" programming services), the provision of management, uplink and transmission facilities and services (including without limitation direct broadcast satellite transmission and services), the distribution and sale of advertisements and advertising services and related businesses with respect to any of the above.

      "BUSINESS DAY" shall mean a day on which banks are not authorized or required to be closed and foreign exchange markets are open for the transaction of business required for this Agreement in London, England, and New York, New York, as relevant to the determination to be made or the action to be taken.

      "CAPITAL EXPENDITURES" shall mean expenditures for the purchase of assets of long-term use which are capitalized in accordance with GAAP; and shall not include expenditures for and under Programming Rights Agreements.

      "CAPITALIZED LEASE OBLIGATION" shall mean that portion of any obligation of a Person as lessee under a lease which at the time would be required to be capitalized on the balance sheet of such lessee in accordance with GAAP.

      "CLOSING DATE" shall mean the date as of which all of the conditions set forth in Section 4.1 hereof shall be satisfied.

      "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

      "COMMITMENT" shall mean the several obligations of the Banks to advance the aggregate sum of up to $105,000,000 to the Borrower pursuant to the terms hereof, as such obligations may be reduced from time to time pursuant to the terms hereof.

      "COMMITMENT RATIOS" shall mean the percentages in which the Banks are severally bound to satisfy the Commitment to make Advances to the Borrower, which as of the Agreement Date are as set forth below:

                                                                Dollar
      Bank                           Percentage               Commitment
- - ---------------------------         -------------            -------------
The Toronto-Dominion Bank           47.619047619%            $50,000,000
CIBC Inc.                           23.809523810%            $25,000,000
Shawmut Bank, National              19.047619048%            $20,000,000
  Association
The Bank of Nova Scotia              9.523809524%            $10,000,000

       TOTAL:                                100%           $105,000,000

      "CONSULTING AGREEMENT" shall mean that certain Consulting Agreement dated as of January 1, 1987 between LMCC, as assignee of TCI Networks of Delaware, Inc., and AMC, which is being purchased by the Parent Company pursuant to the AMC Interest Assignment Agreement.

      "DEFAULT" shall mean any Event of Default, and any other event specified in Section 9.1 hereof which with any passage of time or giving of notice (or both) would constitute such event an Event of Default.

      "DEFAULT RATE" shall mean a simple per annum interest rate equal to the sum of the otherwise applicable Interest Rate Basis hereunder plus two percent (2%).

      "DOLAN" shall mean Charles F. Dolan, his spouse, his descendants, or any spouse of any such descendant and trusts for the benefit of, inter alia, him, his spouse, his descendants, or any spouse of any such descendants, and any estate, testamentary trust, or executor, administrator, conservator or legal or personal representative of any of the foregoing.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as in effect on the Agreement Date and as such Act may be amended thereafter from time to time.

      "ERISA AFFILIATE" shall mean (a) any corporation which is a member of the same controlled group of corporations (within the meaning of Code Section 414(b)) as is the Borrower, (b) any other trade or business (whether or not incorporated) under common control (within the meaning of Code Section 414(c)) with the Borrower, (c) any other corporation, partnership or other organization which is a member of an affiliated service group (within the meaning of Code
Section 414(m)) with the Borrower, or (d) any other entity required to be aggregated with the Borrower pursuant to regulations under Code Section 414(o).

      "EURODOLLAR ADVANCE" shall mean an Advance which the Borrower requests to be made as a Eurodollar Advance or which is reborrowed as a Eurodollar Advance in accordance with the provisions of Section 2.2 hereof, and which shall be in a principal amount of at least $500,000 or an integral multiple of $250,000 in excess thereof.

      "EURODOLLAR BASIS" shall mean a simple per annum interest rate equal to the sum of (a) the quotient of (i) the Eurodollar Rate divided by (ii) one minus the Eurodollar Reserve Percentage, stated as a decimal, PLUS (b)(1) from the date hereof through December 31, 1994, two and one-fourth percent (2-1/4%) and
(2) from January 1, 1995 and thereafter, two and three-fourths percent (2-3/4%). The Eurodollar Basis shall be rounded upward to the nearest one-hundredth of one percent (1/100%) and shall apply to Interest Periods of one (1), two (2), three
(3) and six (6) months, and, subject to the last sentence of this definition, twelve (12) months, and, once determined, shall be subject to Article 10 hereof and shall remain unchanged during the applicable Interest Period, except for changes to reflect adjustments in the Eurodollar Reserve Percentage. The Borrower may not elect an Interest Period for a Eurodollar Advance in excess of six (6) months unless the Agent has notified the Borrower (i) that each of the Banks has available to it funds for such Bank's share of the proposed Advance which are not required for other purposes, and (ii) that such funds are available to each Bank at a rate (exclusive of reserves and other adjustments) at or below the Eurodollar Rate for such proposed Advance and Interest Period, and (iii) that each Bank has, in its sole discretion, agreed to fund such Advance.

      "EURODOLLAR RATE" shall mean, for any Interest Period, the average (rounded upward to the nearest one-sixteenth (1/16) of one percent) of the interest rates per annum at which deposits in United States Dollars for such Interest Period are offered to the Agent in the New York eurodollar interbank borrowing market at approximately 11:00 a.m. (Eastern time) two (2) Business Days before the first day of such Interest Period, in an amount approximately equal to the principal amount of, and for a length of time approximately equal to the Interest Period for, the Eurodollar Advance sought by the Borrower.

      "EURODOLLAR RESERVE PERCENTAGE" shall mean the percentage which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System, as such regulation may be amended from time to time, as the actual reserve requirement applicable with respect to Eurocurrency Liabilities (as that term is defined in Regulation D), to the extent any Bank has any Eurocurrency Liabilities subject to such reserve requirement at that time. The Eurodollar Basis for any Eurodollar Advance shall be adjusted as of the effective date of any change in the Eurodollar Reserve Percentage.

      "EVENT OF DEFAULT" shall mean any of the events specified in Section 9.1 hereof, provided that any requirement for notice or lapse of time, or both, has been satisfied.

      "EXCESS FUNDING GUARANTOR" shall have the meaning ascribed thereto in
Article 3 of this Agreement.

      "EXCESS PAYMENT" shall have the meaning ascribed thereto in Article 3 of this Agreement.

      "FEDERAL FUNDS RATE" shall mean, as of any date, the weighted average of the rates on overnight federal funds transactions with the members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by the Agent.

      "FEES AGREEMENTS" shall mean, collectively, (i) that certain agreement of even date herewith by and among the Borrower and the Banks setting forth the applicable bank fees relating to this Agreement, and (ii) that certain agreement of even date herewith by and between the Agent and the Borrower setting forth the applicable agent fees relating to this Agreement.

      "GAAP" shall mean generally accepted accounting principles, as in effect from time to time, consistently applied.

      "GUARANTORS" shall mean the Persons set forth on SCHEDULE 1 attached hereto and each new Subsidiary of the Borrower.

    "GUARANTY" or "GUARANTEED," as applied to an obligation (each a "primary obligation"), shall mean and include (a) any guaranty, direct or indirect, in any manner, of any part or all of such primary obligation, and (b) any agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of any part or all of such primary obligation, including, without limiting the foregoing, any reimbursement obligations as to amounts drawn down by beneficiaries of outstanding letters of credit, and any obligation of such Person (the "primary obligor"), whether or not contingent, (i) to purchase any such primary obligation or any property or asset constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of such primary obligation or (2) to maintain working capital, equity capital or the net worth, cash flow, solvency or other balance sheet or income statement condition of any other Person, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner or holder of any primary obligation of the ability of the primary obligor with respect to such primary obligation to make payment thereof or (iv) otherwise to assure or hold harmless the owner or holder of such primary obligation against loss in respect thereof.

      "INDEBTEDNESS" shall mean, with respect to any Person, (a) (i) all items (EXCEPT items of shareholders' and partners' equity or capital stock or surplus or general contingency or deferred tax reserves) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person and (ii) the Subordinated Indebtedness, (b) all direct or indirect obligations secured by any Lien to which any property or asset owned by such Person is subject, whether or not the obligation secured thereby shall have been assumed, (c) to the extent not otherwise included, all Capitalized Lease Obligations of such Person, and (d) all reimbursement obligations with respect to outstanding letters of credit.

      "INDEBTEDNESS FOR MONEY BORROWED" shall mean, with respect to any Person, all money borrowed by such Person and Indebtedness represented by notes payable by such Person and drafts accepted representing extensions of credit to such Person, all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments, all Indebtedness of such Person upon which interest charges are customarily paid, and all Indebtedness of such Person issued or assumed as full or partial payment for property or services, whether or not any such notes, drafts, obligations, or Indebtedness represent Indebtedness for money borrowed. For purposes of this definition, interest which is accrued but not paid on the original due date or within any applicable cure or grace period as provided by the underlying contract for such interest shall be deemed Indebtedness for Money Borrowed.

      "INTEREST HEDGE AGREEMENT" shall mean any interest swap agreement, interest rate cap agreement, interest rate collar agreement, or any similar arrangement designed to hedge the risk of variable interest rate volatility, arising at any time between the Borrower, on the one hand, and the Agent, one or more of the Banks, or any other Person, on the other hand, as such agreement or arrangement may be modified, supplemented, amended, and in effect from time to time.

      "INTEREST PERIOD" shall mean, (a) in connection with any Base Rate Advance, the period beginning on the date such Advance is made and ending on the last day of the calendar quarter in which such Advance is made; PROVIDED, HOWEVER, that if a Base Rate Advance is made on the last day of any calendar quarter, it shall have an Interest Period ending on, and its Payment Date shall be, the last day of the following calendar quarter; and (b) in connection with any Eurodollar Advance, the term of such Advance selected by the Borrower or otherwise determined in accordance with this Agreement. Notwithstanding the foregoing, however, (i) any applicable Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless, with respect to Eurodollar Advances only, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; (ii) with respect to Eurodollar Advances only, any applicable Interest Period which begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period is to end shall (subject to clause (i) above) end on the last day of such calendar month; and (iii) no Interest Period shall extend beyond the Maturity Date or such earlier date as would interfere with the repayment obligations of the Borrower under Section 2.5 hereof. Interest shall be due and payable with respect to any Advance as provided in Section 2.3 hereof.

      "INTEREST RATE BASIS" shall mean the Base Rate or the Eurodollar Basis, as appropriate.

      "INTEREST RATE CONFIRMATION" shall mean any certificate signed by an Authorized Signatory of the Borrower with respect to any Advance after the initial Advance under this Agreement, which shall specify the date of the Advance which shall be a Business Day, the amount of the Advance, the type of Advance, and with respect to a "Eurodollar Advance", the Interest Period selected by the Borrower, which certificate shall be substantially in the form of EXHIBIT C attached hereto.

      "LICENSES" shall mean any rights, whether bound upon any agreement, statute, order, ordinance, or otherwise, granted by any governmental authority to Borrower or its Subsidiaries to operate their respective businesses, together with any amendment, modification or replacement with respect thereto.

      "LIEN" shall mean, with respect to any property, any mortgage, lien, pledge, assignment, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment or other encumbrance of any kind in respect of such property, whether or not choate, vested, or perfected.

      "LMCC" shall mean LMC Classics, Inc., a Nevada corporation.

      "LOAN DOCUMENTS" shall mean this Agreement, the Term Notes, the Fees Agreements, the Parent Pledge Agreement, the Subordination of Fees Agreement, the Subordination Agreement and all Interest Hedge Agreements in respect of the Term Loans between the Borrower and the Agent, the Banks, or any of them.

      "MAJORITY BANKS" shall mean, at any time, (a) if there are no Term Loans outstanding, Banks the total of whose Commitment Ratios equals or exceeds sixty percent (60%), or (b) if there are Term Loans outstanding, Banks the total of whose Term Loans outstanding equals or exceeds sixty percent (60%) of the total principal amount of the Term Loans outstanding hereunder.

      "MANAGEMENT AGREEMENT" shall mean, collectively, the Management Agreement, dated as of April 20, 1989, between the Parent Company and Rainbow Program Enterprises, a New York limited partnership, and the Management Agreement, dated as of April 20, 1989 between the Parent Company and the Borrower, in each case as modified, amended or supplemented from time to time.

      "MATERIALLY ADVERSE EFFECT" shall mean any materially adverse effect upon the business, assets, financial condition or results of operations of the Borrower, on a combined basis with its Subsidiaries and taking into account the interests of the Borrower and the Subsidiaries in the Operating Entities, taken as a whole on a consolidated basis in accordance with GAAP, or upon the ability of the Borrower and its Subsidiaries, taken as a whole, to perform their Obligations under this Agreement or any other Loan Document.

      "MATURITY DATE" shall mean December 31, 1995 or such earlier date as payment of the Term Loan shall be due (whether by acceleration or otherwise).

      "MSO AGREEMENT" shall mean any agreement between the Borrower or any of its Subsidiaries or any of the Operating Entities and a cable television operator covering 1,000,000 or more subscribers pursuant to which such operator agrees, among other things, to distribute and exhibit to its subscribers programming of the Borrower or such Subsidiary.

      "MULTIEMPLOYER PLAN" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

      "NET INCOME" shall mean, with respect to any Person for any period, the aggregate amount of net income of such Person, after taxes (unless such Person is a partnership), for such period as determined in accordance with GAAP.

      "OBLIGATIONS" shall mean (a) all payment and performance obligations of the Borrower and all other obligors to the Banks and the Agent under this Agreement and the other Loan Documents, as they may be amended from time to time, or as a result of making the Term Loan, including, without limitation, obligations of the Borrower under Interest Hedge Agreements (only to the extent that such Interest Hedge Agreements are permitted pursuant to Section

8.1(c)) with the Agent, the Banks, or any of them and (b) the obligation pursuant to Section 6.13 to pay an amount equal to the amount of any and all damages which the Banks and the Agent, or any of them, may suffer by reason of a breach by the Borrower or any other obligor of any obligation, covenant, or undertaking with respect to this Agreement or any other Loan Document.

      "OPERATING ADVANCES" shall mean all intercompany charges incurred by the Borrower, or any of its Subsidiaries, to the Parent Company in the ordinary course of their respective Business as and consistent with past practices.

      "OPERATING CASH FLOW" shall mean, with respect to AMC in respect of any period, (a) the sum of (x) the Net Income of AMC and (y) interest expense, depreciation, amortization (other than Programming Rights Amortization), and other non-cash expenses (other than Programming Rights Amortization) deducted in determining the Net Income of AMC, PLUS (b) operating expenses for the Romance Classics Channel in an aggregate amount not to exceed $5,000,000 per year during such period.

      "OPERATING ENTITIES" shall mean the partnerships and corporations listed on SCHEDULE 2 attached hereto and any additional partnerships and corporations that may be entered into or formed by the Borrower or its Subsidiaries from time to time; PROVIDED, HOWEVER, that the term Operating Entity shall not include Courtroom Television Network.

      "PARENT COMPANY" shall mean Cablevision Systems Corporation, a Delaware corporation.

      "PARENT COMPANY LOAN AGREEMENT" shall mean that certain Third Amended and Restated Credit Agreement, dated as of June 24, 1992, as amended, by and among the Parent Company, Toronto Dominion (Texas), Inc., as agent, Bank of Montreal, Chicago Branch, The Bank of New York, The Bank of Nova Scotia and The Canadian Imperial Bank of Commerce, as co-agents, and certain lenders, as further amended, restated, modified or supplemented from time to time.

      "PARENT PLEDGE AGREEMENT" shall mean that certain Stock Pledge Agreement, dated as of the Closing Date, between the Parent Company and the Agent, pursuant to which the Parent Company has pledged to the Agent on behalf of the Banks all of the issued and outstanding stock of the Borrower to secure the Obligations and in substantially the form of EXHIBIT D attached hereto.

      "PAYMENT DATE" shall mean the last day of each Interest Period.

      "PERMITTED LIENS" shall mean, as applied to any Person:

            (a) Any Lien in favor of the Agent or the Banks given to secure the Obligations;

            (b)   (i)   Liens on real estate for real estate taxes not yet
delinquent and (ii) Liens for taxes, assessments, judgments, governmental charges or levies, or claims the non-payment of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been set aside on such Person's books, but only so long as no foreclosure, distraint, sale, or similar proceedings have been commenced with respect thereto and remain unstayed for a period of thirty (30) days after their commencement;

            (c) Liens of carriers, warehousemen, mechanics, laborers, and materialmen incurred in the ordinary course of business for sums not yet due or being contested in good faith, if such reserve or appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

            (d) Liens incurred in the ordinary course of business in connection with worker's compensation and unemployment insurance;

            (e) Restrictions on the transfer of assets imposed by any agreement, or by any federal, state or local statute, regulation or ordinance applicable to such Person;

            (f) Easements, rights-of-way, restrictions, and other similar encumbrances on the use of real property which do not interfere with the ordinary conduct of the business of such Person, or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness or other extensions of credit and which do not in the aggregate materially detract from the value of such properties or materially impair their use in the operation of the business of such Person;

            (g) Purchase money mortgages or security interests, conditional sale arrangements, other similar security interests or capital leases, on any property or assets hereinafter acquired by the Borrower (hereinafter referred to individually as a "Purchase Money Security Interest"); PROVIDED, HOWEVER, that:

                   (i) the transaction in which any Purchase Money Security Interest is proposed to be created is not otherwise prohibited by this Agreement;

                  (ii) any Purchase Money Security Interest shall attach only to the property or asset acquired in such transaction and shall not extend to or cover any other assets or properties of the Borrower;

                 (iii) the Indebtedness secured or covered by any Purchase Money Security Interest shall not exceed the cost of the property or asset acquired and shall not be renewed or extended by the Borrower; and

                  (iv) the aggregate outstanding amount of all Indebtedness secured by Purchase Money Security Interests shall not at any time exceed an amount equal to $5,000,000.

      "PERSON" shall mean an individual, corporation, partnership, trust, or unincorporated organization, or a government or any agency or political subdivision thereof.

      "PLAN" shall mean an employee benefit plan within the meaning of Section 3(3) of ERISA maintained by or contributed to by the Borrower or any ERISA Affiliate.

      "PRIME RATE" shall mean, at any time, the rate of interest adopted by The Toronto-Dominion Bank, New York Branch, as its reference rate for the determination of interest rates for loans of varying maturities in United States dollars to United States residents of varying degrees of creditworthiness and being quoted at such time by such bank as its "prime rate." The Prime Rate is not necessarily the lowest rate of interest charged to borrowers of The Toronto-Dominion Bank, New York Branch.

      "PROGRAMMING RIGHTS AGREEMENTS" shall mean any agreement between the Borrower or any of its Subsidiaries and any other Person for the right to use, produce, exhibit or distribute programming.

      "PROGRAMMING RIGHTS AMORTIZATION" shall mean the amortization of the Borrower's and the Borrower's Subsidiaries' expenditures for the acquisition of programming, which expenditures shall, at all times, be amortized in accordance with GAAP.

      "PRO RATA SHARE" shall have the meaning ascribed thereto in Article 3 of this Agreement.

      "REGULATORY CHANGE" shall mean, with respect to any Bank, any change on or after the date of this Agreement in United States Federal, state or foreign laws or regulations (including Regulation D of the Board of Governors of the Federal Reserve System) or the adoption or making on or after such date of any interpretations, directives or requests applying to a class of banks including such Bank of or under any United States Federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

      "REPORTABLE EVENT" shall have the meaning set forth in Section 4043(b) of ERISA.

      "REQUEST FOR ADVANCE" shall mean any certificate signed by an Authorized Signatory of the Borrower requesting the initial Advance hereunder which certificate shall be in substantially the form of EXHIBIT E attached hereto.

      "RESTRICTED PAYMENT" shall mean (a) any direct or indirect distribution, dividend, or other payment to any Person on account of any shares of capital stock or other securities of, the Borrower, (b) any consulting or management fees, or any interest thereon, payable by the Borrower or any of its Subsidiaries to the Parent Company, or to any other Affiliate of the Borrower and (c) any direct or indirect payment to any Person on account of the Subordinated Indebtedness.

      "RESTRICTED PURCHASE" shall mean any payment on account of the purchase, redemption, or other acquisition or retirement of any partnership interest in, or shares of capital stock or other securities of, the Borrower or any of its Subsidiaries.

      "SOLVENT" shall mean, with respect to the Borrower on any date, that on such date the fair value of the assets of the Borrower (including, without limitation, the direct or indirect interests of the Borrower in the equity of its Subsidiaries and the Operating Entities) is greater than the amount of the Indebtedness (excluding Subordinated Indebtedness and those Guaranties set forth on Schedule 10 hereto as amended from time to time) of the Borrower.

      "SUBORDINATED INDEBTEDNESS" shall mean Indebtedness the payment of which is subordinated to the Obligations pursuant to the Subordination Agreement or such other terms of subordination as shall be acceptable to the Agent and to the Majority Banks.

      "SUBORDINATION AGREEMENT" shall mean that certain Subordination
Agreement, dated as of the Closing Date, among the Parent Company, the Borrower, the Borrower's Subsidiaries and the Agent, pursuant to which payment by the Borrower or any of its Subsidiaries of the Subordinated Indebtedness has been subordinated to the Obligations as provided therein, which Agreement is substantially in the form of EXHIBIT F attached hereto.

      "SUBORDINATION OF FEES AGREEMENT" shall mean that certain Subordination of Management Fees Agreement, dated as of the Closing Date, among the Parent Company, Rainbow Program Enterprises, the Borrower and the Agent, pursuant to which payment of management fees under the Management Agreement has been subordinated to the Obligations as provided therein, which Agreement is substantially in the form of EXHIBIT G attached hereto.

      "SUBSIDIARY" shall mean, as applied to any Person, (a) any corporation of which fifty percent (50%) or more of the outstanding stock (other than directors' qualifying shares) having ordinary voting power to elect a majority of its board of directors, regardless of the existence at the time of a right of the holders of any class or classes of securities of such corporation to exercise such voting power by reason of the happening of any contingency, or any partnership of which fifty percent (50%) or more of the outstanding partnership interests is at the time owned by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person, and (b) any other entity which is controlled or capable of being controlled by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person PROVIDED that, in the case of the Borrower and its Subsidiaries, the term "Subsidiary" shall not include the Operating Entities.

      "TERM LOAN" shall mean the amount advanced by the Banks to the Borrower under the Commitment, not to exceed the Commitment, and evidenced by the Term Notes.

      "TERM NOTES" shall mean those certain promissory notes in the aggregate principal amount of $105,000,000, one such note issued to each of the Banks by the Borrower, each one in substantially the form of EXHIBIT H attached hereto, and any extensions, renewals or amendments to any of the foregoing.

      "TOTAL AMC DEBT" shall mean, as of any date, (a) all outstanding Indebtedness for Money Borrowed of AMC and its Subsidiaries, on a consolidated basis as of such date, (b) all obligations Guaranteed by AMC or any of its Subsidiaries with respect to Indebtedness for Money Borrowed, and (c) all Capitalized Lease Obligations of AMC and its Subsidiaries, on a consolidated basis as of such date.

      "TOTAL AMC ENTERPRISE VALUE" shall mean, as of any date, the product of
(a) Annualized Operating Cash Flow of AMC and its Subsidiaries, on a consolidated basis as of such date, MULTIPLIED BY (b)(i) from the date hereof through December 31, 1994, twelve (12) or (ii) from January 1, 1995 and thereafter, eleven (11).

      "TOTAL RPHI DEBT" shall mean, as of any date, (a) all outstanding Indebtedness for Money Borrowed (other than Subordinated Indebtedness) of the Borrower and its Subsidiaries on a consolidated basis, (b) all obligations Guaranteed by the Borrower and its Subsidiaries in respect of Indebtedness for Money Borrowed, and (c) all Capitalized Lease Obligations of the Borrower and its Subsidiaries on a consolidated basis (excluding Subordinated Indebtedness, Operating Advances and those Guaranties set forth on Schedule 10 hereto as amended from time to time).

      "TOTAL RPHI VALUE" shall mean, as of any date, the sum of (a)(i) Total AMC Enterprise Value less Total AMC Debt multiplied by (ii) the Borrower's direct and indirect ownership interest percentage in AMC, expressed as a decimal, PLUS, (b) except in the case of bankruptcy or other similar proceeding or event of the type described in Sections 9.1(g) or 9.1(h) hereof with respect to Bravo Company, SportsChannel New England Partnership, SportsChannel Associates, SportsChannel Chicago Associates, SportsChannel Prism Associates or SportsChannel Philadelphia, $25,000,000.

      "TRADEMARKS" shall mean all registered trademarks and pending applications for trademarks of the Borrower and its Subsidiaries which are more fully described on SCHEDULE 4 attached hereto.

      Each definition of an agreement in this Article 1 shall include such agreement as modified, amended, or supplemented from time to time with the prior written consent of the Majority Banks, except as provided in Section 12.12 hereof, and except where the context otherwise requires, definitions imparting the singular shall include the plural and vice versa. Except where otherwise specifically restricted, reference to a party to a Loan Document includes that party and its successors and assigns. All terms used herein which are defined in Article 9 of the Uniform Commercial Code in effect in the State of New York on the date hereof and which are not otherwise defined herein shall have the same meanings herein as set forth therein.

      All accounting terms used herein without definition shall be used as defined under GAAP. Unless otherwise expressly stated herein, all references to financial information and results of the Borrower shall be determined on a consolidated basis with the Borrower's Subsidiaries taking into account the interests of the Borrower and the Borrower's Subsidiaries in the Operating Entities.


                         ARTICLE 2 - THE TERM LOAN.

      Section 2.1     THE TERM LOAN.

            (a) TERM LOAN. The Banks agree, severally in accordance with their respective Commitment Ratios and not jointly, upon the terms and subject to the conditions of this Agreement, to lend to the Borrower, on the Closing Date, an amount which in the aggregate does not exceed the Commitment. Subject to the terms hereof, Advances under the Commitment may be repaid and then reborrowed as provided in Sections 2.2(b)(ii), 2.2(c)(ii) and 2.2(d)(ii) hereof so as to change the Interest Rate Bases or Interest Periods for Advances outstanding, PROVIDED, HOWEVER, that there shall be no increase in the principal amount of the Term Loan outstanding after the Closing Date.

            (b) USE OF PROCEEDS. The Agent, the Banks, and the Borrower agree that the proceeds of the Term Loan shall be used solely to finance the acquisition by AMC Holding Corporation of the AMC Interest and for working capital purposes.

      Section 2.2  MANNER OF BORROWING AND DISBURSEMENT.

            (a) CHOICE OF INTEREST RATE, ETC. Any Advance under the Commitment shall, at the option of the Borrower, be made as a Base Rate Advance or a Eurodollar Advance; PROVIDED, HOWEVER, that (i) if the Borrower fails to give the Agent written notice specifying whether an Advance is to be repaid or reborrowed on a Payment Date, such Advance shall be repaid and then reborrowed as a Base Rate Advance on the Payment Date and (ii) the Borrower may not select a Eurodollar Advance if, at the time of such selection, a Default or Event of Default has occurred and is continuing. Eurodollar Advances shall in all cases be subject to Section 2.3(e) and Article 11 hereof. Any notice given to the Agent in connection with a requested Advance hereunder shall be given to the Agent prior to 11:00 a.m. (Eastern time) in order for such Business Day to count toward the minimum number of Business Days required.

            (b)   BASE RATE ADVANCES.

                   (i) INITIAL ADVANCES. The Borrower shall give the Agent in the case of Base Rate Advances irrevocable written notice not later than 11:00 a.m. (Eastern time) on the date of the requested Advance in the form of a Request for Advance, or notice by telephone or telecopy followed immediately by a Request for Advance; PROVIDED, HOWEVER, that the failure by the Borrower to confirm any notice by telephone or telecopy with a Request for Advance shall not invalidate any notice so given. Upon receipt of such notice from the Borrower, the Agent shall promptly notify each Bank by telephone or telecopy of the contents thereof.

                  (ii) REPAYMENTS AND REBORROWINGS. Subject to the provisions of Section 2.3(e) hereof, the Borrower may repay or prepay a Base Rate Advance without regard to its Payment Date and (a) upon irrevocable written notice not later than 11:00 a.m. (Eastern time) on the date of such reborrowing, reborrow all or a portion of the principal amount thereof as one or more Base Rate Advances, (b) upon at least three (3) Business Days' irrevocable prior written notice in the form of an Interest Rate Confirmation, reborrow all or a portion of the principal thereof as one or more Eurodollar Advances, or (c) upon at least one (1) Business Day's irrevocable prior written notice and subject to
Section 2.4 hereof, not reborrow all or any portion of such Base Rate Advance. On the date indicated by the Borrower, such Base Rate Advance shall be so repaid and, as applicable, reborrowed.

            (c)   EURODOLLAR ADVANCES.

                   (i) INITIAL ADVANCES. The Borrower shall give the Agent in the case of Eurodollar Advances at least three (3) Business Days' irrevocable written notice in the form of a Request for Advance, or notice by telephone or telecopy followed immediately by a Request for Advance; PROVIDED, HOWEVER, that the failure of the Borrower to confirm any notice by telephone or telecopy with a Request for Advance shall not invalidate any notice so given. The Agent, whose determination shall be conclusive, shall determine the available Eurodollar Bases and shall notify the Borrower of such Eurodollar Bases. The Borrower shall promptly notify the Agent by telecopy or by telephone, and shall immediately confirm any such telephonic notice in writing, of its selection of a Eurodollar Basis and Interest Period for such Advance. Upon receipt of such notice from the Borrower, the Agent shall promptly notify each Bank by telephone or telecopy of the contents thereof.

                  (ii) REPAYMENTS AND REBORROWINGS. At least three (3) Business Days prior to each Payment Date for a Eurodollar Advance, subject to
Section 2.3(e) hereof, the Borrower shall give the Agent written notice in the form of an Interest Rate Confirmation specifying whether all or a portion of any Eurodollar Advance outstanding on the Payment Date (a) is to be repaid and then reborrowed in whole or in part as a Eurodollar Advance, (b) is to be repaid and then reborrowed in whole or in part as one or more Base Rate Advances, or (c) subject to Section 2.4 hereof, is to be repaid and not reborrowed. Upon such Payment Date such Eurodollar Advance will, subject to the provisions hereof, be so repaid and, as applicable, reborrowed.

            (d) NOTIFICATION OF BANKS. Upon receipt of a written notice under this Section 2.2 from the Borrower with respect to a reborrowing of any then outstanding Advance on the Payment Date for such Advance, the Agent shall promptly notify each Bank by telephone or telecopy of the contents thereof and the amount of such Bank's portion of the applicable Advance.

      Section 2.3     INTEREST.

            (a) ON BASE RATE ADVANCES. Interest on each Base Rate Advance shall be computed on the basis of a year of 365/366 days for the actual number of days elapsed and shall be payable at the Base Rate for such Advance in arrears on the applicable Payment Date. Interest on Base Rate Advances then outstanding shall also be due and payable on the Maturity Date.

            (b) ON EURODOLLAR ADVANCES. Interest on each Eurodollar Advance shall be computed on the basis of a 360-day year for the actual number of days elapsed and shall be payable at the Eurodollar Basis for such Advance in arrears on the applicable Payment Date, and, in addition, if the Interest Period for a Eurodollar Advance exceeds three (3) months, interest on such Eurodollar Advance shall also be due and payable in arrears on each three (3) month anniversary of the making of such Advance. Interest on Eurodollar Advances then outstanding shall also be due and payable on the Maturity Date.

            (c) IF NO NOTICE OF SELECTION OF INTEREST RATE BASIS. If the Borrower shall fail to elect to reborrow any Eurodollar Advance then outstanding prior to the last Payment Date applicable thereto in accordance with the provisions of Section 2.2(c)(ii) hereof, as applicable, the Base Rate shall apply to such Advance commencing on and after such Payment Date, until timely notice of the Borrower's selection of a Eurodollar Basis is given.

            (d) UPON DEFAULT. Upon the occurrence and during the continuance of an Event of Default, the Majority Banks shall have the option (but shall not be required to give prior notice thereof to the Borrower to accelerate the maturity of the Term Loans, or exercise any other rights or remedies hereunder in connection with the exercise of this right), to charge interest on the outstanding principal balance of the Term Loans at the Default Rate from the date of such Event of Default. Such interest shall be payable on the earlier of DEMAND or the Maturity Date and shall accrue until the earlier of (i) waiver or cure (to the satisfaction of the Majority Banks) of the applicable Event of Default, (ii) agreement by the Majority Banks to rescind the charging of interest at the Default Rate, or (iii) payment in full of the Obligations.

            (e) EURODOLLAR CONTRACTS; CONVERSIONS. At no time may the number of outstanding Eurodollar Advances exceed eight (8).

      Section 2.4  PREPAYMENT.

            (a) The principal amount of any Base Rate Advance may be prepaid in full or in part at any time, upon irrevocable written notice to the Agent no later than 11:00 a.m. (Houston time) one (1) Business Day before the date of such prepayment, without penalty and without regard to the Payment Date for such Advance. Eurodollar Advances may be prepaid prior to the applicable Payment Date, upon three (3) Business Days' prior written notice to the Agent, provided that the Borrower shall reimburse the Banks and the Agent, on the earlier of demand or the Maturity Date as set forth in Section 2.8 hereof. Each notice of prepayment shall be irrevocable, and all amounts prepaid on the Term Loans shall be applied as provided in Section 2.9 hereof. Partial prepayments shall be in a principal amount of not less than $500,000 or an integral multiple of $100,000 in excess thereof. Upon receipt of any notice of prepayment, the Agent shall promptly notify each Bank of the contents thereof by telephone or telecopy and of such Bank's portion of the prepayment.

            (b) Upon the receipt of any cash proceeds distributed to the Borrower under Section 8.5(a)(2) or 8.5(a)(3), the Borrower shall apply such cash proceeds, to the extent required in such Sections, toward the prepayment of the Term Loans in accordance with the prepayment procedures set forth in Section 2.4(a).

      Section 2.5  REPAYMENT.

      The principal balance of the Term Loan and all other Obligations then outstanding shall be due and payable, in full, on the Maturity Date.

      Section 2.6  NOTES; LOAN ACCOUNTS.

            (a) The Term Loan shall be repayable in accordance with the terms and provisions set forth herein, and shall be evidenced by the Term Notes. One of the Term Notes shall be payable to the order of each Bank in accordance with the respective Commitment

Ratios of the Banks. The Term Notes shall be issued by the Borrower to the Banks and shall be duly executed and delivered by Authorized Signatories of the Borrower.

            (b) Each Bank may open and maintain on its books in the name of the Borrower a loan account with respect to the Term Loans and interest thereon. Each Bank which opens such loan account or accounts shall debit the applicable loan account for the principal amount of each Advance made by it and accrued interest thereon, and shall credit such loan account for each payment on account of principal of or interest on the Term Loans. The records of each Bank with respect to the loan accounts maintained by it shall be prima facie evidence of the Term Loans and accrued interest thereon, but the failure to maintain such records shall not impair the obligation of the Borrower to repay Indebtedness hereunder.

            (c) Each Advance from the Banks under this Agreement shall be made pro rata by the Banks on the basis of their respective Commitment Ratios.

      Section 2.7  MANNER OF PAYMENT.

            (a) Each payment (including any prepayment) by the Borrower on account of the principal of or interest on the Term Loans, fees, and any other amount owed to the Banks or the Agent under this Agreement, the Term Notes, or the other Loan Documents shall be made not later than 12:00 noon (Eastern time) on the date specified for payment under this Agreement or such other Loan Document to the Agent to an account designated by the Agent at Morgan Guaranty Trust or such other member bank of the Federal Reserve System designated by the Agent, for the account of the Banks or the Agent, as the case may be, in lawful money of the United States of America in immediately available funds. Any payment received by the Agent after 1:00 p.m. (Eastern time) shall be deemed received on the next Business Day for purposes of interest accrual. In the case of a payment for the account of a Bank, the Agent will promptly thereafter distribute the amount so received in like funds to such Bank. If the Agent shall not have received any payment from the Borrower as and when due, the Agent will promptly notify the Banks accordingly.

            (b) If any payment under this Agreement or any of the Term Notes shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day, and such extension of time shall in such case be included in computing interest and fees, if any, in connection with such payment.

            (c) The Borrower agrees to pay principal, interest, fees, and all other amounts due hereunder or under the Term Notes without set-off or counterclaim or any deduction whatsoever.

      Section 2.8 REIMBURSEMENT. Whenever any Bank shall actually incur any losses or out-of-pocket expenses in connection with (i) failure by the Borrower to borrow any Eurodollar Advance after having given notice of its intention to borrow in accordance with Section 2.2 hereof (whether by reason of the election of the Borrower not to proceed or the non-fulfillment of any of the conditions set forth in Article 3) other than a failure to borrow resulting from an unavailability which occurs after notice from the Agent to the Borrower pursuant to Section 11.1 or 11.2 hereof, or (ii) prepayment of any Eurodollar Advance in whole or in part (including a prepayment pursuant to Sections 11.2 and 11.3(b) hereof), the Borrower agrees to pay to such Bank, upon the earlier of such Bank's demand or the Maturity Date, an amount sufficient to compensate such Bank for all such losses and out-of-pocket expenses, but excluding any Bank's loss of margin due to such prepayment. Such Bank's good faith determination of the amount of such losses and out-of-pocket expenses, absent manifest error, shall be binding and conclusive. Upon request of the Borrower, any Bank seeking reimbursement under this Section 2.8 shall provide a certificate setting forth the amount to be paid to it by the Borrower hereunder and calculations therefor.

      Section 2.9  APPLICATION OF PAYMENTS.

      (a) Payments made to the Agent or the Banks, or any of them, or otherwise received by the Agent or the Banks, or any of them (from realization on collateral for the Obligations or otherwise), shall be distributed as follows: FIRST, to the costs and expenses, if any, incurred by the Agent or the Banks, or any of them, to the extent permitted by Section 12.2 hereof, in the collection of such amounts under this Agreement or any of the other Loan Documents, including, without limitation, any reasonable costs incurred in connection with the sale or disposition of any collateral for the Obligations; SECOND, pro rata among the Agent and the Banks based on the total amount of fees then due and payable, to any Agent's fees then due and payable hereunder or under any other Loan Document and to any other fees then due and payable to the Banks under this Agreement or any Loan Document; THIRD, pro rata among the Banks based on the outstanding principal amount of the Term Loans outstanding immediately prior to such payment, to any unpaid interest which may have accrued on the Term Loans; FOURTH, pro rata among the Banks based on the outstanding principal amount of the Term Loans outstanding immediately prior to such payment, to any unpaid principal of the Term Loan then due; FIFTH, to any other Obligations not otherwise referred to in this Section 2.9 until all such Obligations are paid in full; SIXTH, to damages incurred by the Agent or the Banks, or any of them, by reason of any breach hereof or of any other Loan Documents as provided in Section 6.13; and SEVENTH, upon satisfaction in full of all Obligations, to the Borrower or as otherwise required by law.

      (b) If any Bank shall obtain any payment (whether involuntary or otherwise) on account of the Term Loans made by it in excess of its ratable share of the Term Loans then outstanding and such Bank's share of any expenses, fees and other items due and payable to it hereunder, such Bank shall forthwith purchase from the other Banks such participation in the Term Loans made by such other Banks as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and such Bank shall repay to each purchasing Bank the purchase price to the extent of such recovery. The Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation so long as the Borrower's Obligations are not increased.

      Section 2.10 CAPITAL ADEQUACY. In the event that any Bank shall have determined that a Regulatory Change has the effect of reducing the rate of return on such Bank's capital as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, ten (10) days after submission by such Bank to the Borrower (with a copy to the Agent) of a written request therefor, together with a certificate (which shall be conclusive absent manifest error), setting forth the calculations evidencing such requested additional amount, and the law or regulation with respect thereto and certifying that such request is consistent with such Bank's treatment of other similar customers having similar provisions generally in their agreements with such Bank and that such request is being made on the basis of a reasonable allocation of the costs resulting from such law or regulation, the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction. Allocations shall not be deemed reasonable unless made ratably, to the extent practicable, to all affected assets, commitments, activities or other relevant aspects of such Bank's business, whether or not the Bank is entitled to compensation with respect thereto. Notwithstanding the foregoing, the Borrower shall only be obligated to compensate such Bank for any amount under this subsection arising or occurring during (i) in the case of each such request for compensation, any time or period commencing not more than ninety (90) days prior to the date on which such Bank submits such request and (ii) any other time or period during which, because of the unannounced retroactive application of such law, regulation, interpretation, request or directive, such Bank reasonably could not have known that the resulting reduction in return might arise. Each Bank will notify the Borrower that it is entitled to compensation pursuant to this subsection as promptly as practicable after it determines to request such compensation; PROVIDED, HOWEVER, that the failure to provide such notice shall not restrict the ability of such Bank to be reimbursed under this Section 2.10.

                            ARTICLE 3 - GUARANTEE

      (a) Each of the Guarantors, jointly and severally, hereby unconditionally guarantees to the Banks and the Agent and their respective permitted successors and assigns and the subsequent holders of the Term Notes, irrespective of the validity and enforceability of this Agreement, the Term Notes or the other Loan Documents or the Obligations of the Borrower or any of the other Guarantors hereunder or thereunder, the value or sufficiency of any collateral or any other circumstance that might otherwise affect the liability of a guarantor, that: (i) the principal of and interest on the Term Loan, the Term Notes and all other Obligations of the Borrower and the other Guarantors to the Banks and the Agent under this Agreement, the Term Notes and the other Loan Documents shall be promptly paid in full when due, whether at stated maturity, by acceleration or otherwise, in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Term Notes or any of such other Obligations, the same shall be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, the Guarantors will be obligated, jointly and severally, to pay the same immediately. Each of the Guarantors hereby waives notice of, and consents to, any extension of time of payment, renewals, releases of collateral, delays in obtaining or realizing upon or failures to obtain, perfect, or maintain perfection of, or realize upon collateral or other indulgence from time to time granted by any of the Banks or the Agent in respect of this Agreement, the Term Notes or any other Loan Document. Each of the Guarantors hereby releases the Borrower from all, and agrees not to assert or enforce (whether by or in a legal or equitable proceeding or otherwise), any "claims" (as defined in 11 U.S.C. Section 101(4)), whether arising under Applicable Law or otherwise, to which such Guarantors are or would be entitled by virtue of their obligations hereunder, any payment made pursuant hereto or the exercise by the Banks or the Agent of their rights with respect to any collateral, including any such claims to which such Guarantors may be entitled as a result of any right of subrogation, exoneration or reimbursement. To the extent not released by such Guarantors under this Article 3, each of the Guarantors agrees that it shall not be entitled to any right of subrogation, exoneration, reimbursement or contribution in respect of any Obligations guaranteed hereby. With respect to this Agreement and the Term Notes, each of the Guarantors hereby waives presentment, protest, demand of payment, notice of dishonor and all other notices and demands whatsoever. Each of the Guarantors further agrees that, as between such Guarantor, on the one hand, and the Agent and the Banks, on the other hand, (i) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Section 9.2 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Obligations as provided in
Section 9.2 hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by each of the Guarantors for purposes of this guarantee. The Obligations of the Guarantors under this Article 3 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower is rescinded or must otherwise be restored by any holder of any of the Obligations guaranteed hereunder, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Banks and the Agent on demand for reasonable costs and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Banks or the Agent in connection with such rescission or restoration.

      (b) Each Guarantor further agrees with the Borrower for the benefit of each of its creditors (including, without limitation, the Agent and the Banks) that any payment referred to in Article 3 by a Guarantor shall constitute a contribution of capital by such Guarantor to the Borrower (or an investment in the equity capital of the Borrower by such Guarantor).

      (c) If a claim is ever made upon the Agent or any of the Banks for the repayment or recovery of any amount or amounts received by such Person in payment of any of the Obligations and such Person repays all or part of such amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such Person or any of its property, or (ii) any settlement or compromise of any such claim effected by such Person with any such claimant, including the Borrower, then in such event the Guarantors agree that any such judgment, decree, order, settlement or compromise shall be binding upon the Guarantors, notwithstanding any revocation hereof or the cancellation of any promissory note or other instrument evidencing any of the Obligations, and the Guarantors shall be and remain obligated to such Person hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Person.

      (d) The Guarantors expressly represent and acknowledge that any financial accommodations by the Agent and the Banks, or any of them, to the Borrower, including without limitation the extension of the Term Loan, are and will be of direct interest, benefit and advantage to the Guarantors.

      (e) The Guarantors hereby agree, among themselves that if any Guarantor shall become an Excess Funding Guarantor by reason of the payment by such Guarantor of any Obligations, each other Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Guarantor's Pro Rata Share (as determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment in respect of such Obligations. The payment obligation of a Guarantor to any Excess Funding Guarantor under this
Section 3(e) shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor under the other provisions of this Article 3, and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all Obligations. For purposes of this Section 3(e), (i) "EXCESS
FUNDING GUARANTOR" shall mean, in respect of any Obligations, a Guarantor that has paid an amount in excess of its Pro Rata Share of such Obligations, (ii) "EXCESS PAYMENT" shall mean, in respect of any Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Obligations and (iii) "PRO RATA SHARE" shall mean, for any Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all properties of such Guarantor (excluding any shares of stock of any other Guarantor) exceeds the amount of all the debts and liabilities of such Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder and any obligations of any other Guarantor that have been guaranteed by such Guarantor) to (y) the amount by which the aggregate fair saleable value of all properties of the Borrower and all of the Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Borrower and the Guarantors hereunder) of the Borrower and all of the Guarantors, all as of the Agreement Date. If any Subsidiary becomes a Guarantor hereunder subsequent to the Agreement Date, then for purposes of this Section 3(e) such subsequent Guarantor shall be deemed to have been a Guarantor as of the Agreement Date and the aggregate present fair saleable value of the properties, and the amount of the debts and liabilities, of such subsequent Guarantor as of the Agreement Date shall be deemed to be equal to such value and amount on the date such subsequent Guarantor becomes a Guarantor hereunder.

                      ARTICLE 4 - CONDITIONS PRECEDENT.

      Section 4.1 CONDITIONS PRECEDENT TO INITIAL ADVANCE. The obligation of the Banks to undertake the Commitment and to make the initial Advance hereunder is subject to the prior fulfillment of each of the following conditions:

            (a) The Agent shall have received each of the following, in form and substance reasonably satisfactory to the Agent and to the Majority Banks:

                   (i) the loan certificate of the Borrower, including a certificate of incumbency with respect to the signature of each Authorized Signatory thereof, which loan certificate shall be in substantially the form of EXHIBIT I attached hereto, together with the specified attachments thereto, which shall include without limitation the following items: (A) a copy of the certificate of incorporation of the Borrower certified by the Secretary of State of the State of New York and a copy of the by-laws of the Borrower certified by an Authorized Signatory thereof, (B) a good standing certificate for the Borrower, issued by the Secretary of State of the State of New York, (C) a copy of the corporate resolutions of the Borrower authorizing the execution, delivery and performance by the Borrower of each of the Loan Documents to which it is a party in accordance with their respective terms and of any other documents contemplated hereunder and the consummation of the transactions contemplated hereby and thereby, and (D) a true, complete and correct copy of the Management Agreements.

                  (ii) the loan certificate of the Parent Company on the Closing Date, including a certificate of incumbency with respect to the signature of each Authorized Signatory thereof, which loan certificate shall be in substantially the form of EXHIBIT J attached hereto, together with the specified attachments thereto, which shall include without limitation the following items: (A) a copy of the certificate of incorporation of the Parent Company certified by the Secretary of State of the State of Delaware and a copy of the by-laws of the Parent Company certified by an Authorized Signatory thereof, (B) good standing certificate for the Parent Company, issued by the Secretary of State of the State of Delaware, and (C) a copy of the corporate resolutions of the Parent Company authorizing the Parent Company with respect to the execution, delivery and performance by the Parent Company of each of the Loan Documents to which it is a party in accordance with their respective terms and of any other documents contemplated hereunder and the consummation of the transactions contemplated hereby and thereby;

                 (iii) the loan certificate of each Guarantor on the Closing Date, including a certificate of incumbency with respect to the signature of each Authorized Signatory thereof, which loan certificate shall be in substantially the form of EXHIBIT K attached hereto, together with appropriate attachments thereto, which shall include without limitation the following items:
(A) a copy of the certificate of incorporation or partnership agreement of such Guarantor certified (if applicable) by the Secretary of State of the state of its jurisdiction of incorporation or organization and a copy of the by-laws (if applicable) of such Guarantor certified by an Authorized Signatory thereof, (B) good standing certificates for such Guarantor, issued by the Secretary of State of the state of its jurisdiction of incorporation, and (C) a copy of the corporate resolutions of such Guarantor (or a general partner thereof) authorizing such Guarantor with respect to the execution, delivery and performance by such Guarantor of each of the Loan Documents to which it is a party in accordance with their respective terms and of any other documents contemplated hereunder and the consummation of the transactions contemplated hereby and thereby;

                  (iv)  duly executed Term Notes;

                   (v) duly executed (A) Parent Pledge Agreement, together with appropriate stock certificates and stock powers relating thereto, (B) Borrower Pledge Agreement, together with appropriate stock certificates and stock powers relating thereto, (C) Subordination Agreement and (D) Subordination of Fees Agreement;

                  (vi)  duly executed Fees Agreements;

                 (vii) opinions of counsel to the Borrower, the Parent Company and the Guarantors addressed to each Bank and the Agent;

                (viii) the duly executed Request for Advance for the initial Advance of the Term Loans;

                  (ix) audited financial statements for the Borrower for the calendar year ended December 31, 1993 and the unaudited financial statements for the calendar quarter ended March 31, 1994;

                   (x) copies of certificates of insurance covering the assets of the Borrower and otherwise meeting the requirements of Section 6.5 hereof to the extent required by Section 6.5 hereof;

                  (xi) evidence reasonably satisfactory to the Agent that the Parent Company has, prior to or simultaneously with the making of such Advance, made an additional capital contribution to the Borrower in an amount of not less than $70,000,000 and shall have acquired the rights of LMCC under the Consulting Agreement;

                 (xii) receipt of all fees due at such time from the Borrower to the Agent and the Banks in accordance with the Fees Agreements;

                (xiii) evidence reasonably satisfactory to the Agent and its counsel that (x) AMC Holding Corporation, simultaneously with the making of such Advance, has completed the purchase of the AMC Interests from LMCC pursuant to the AMC Interest Assignment Agreement for an aggregate amount not to exceed $175,620,454, (y) after giving affect to the purchase of AMC Interests as described in clause (x) above, the Borrower shall hold, directly or indirectly, at least 74.9% of the partnership interests in AMC and (z) the Parent Company has completed the Purchase of LMCC's rights under the Consulting Agreement for an aggregate amount not to exceed $4,808,233;

                 (xiv) a certificate of the Borrower in form and substance satisfactory to the Agent and duly executed by an Authorized Signatory of the Borrower certifying that the fair value of the assets of the Borrower (excluding any interests of the Borrower in AMC) is not less than $25,000,000 as of the Closing Date; and

                  (xv) a certificate of the Parent Company in form and substance satisfactory to the Agent and duly executed by an Authorized Signatory of the Parent Company certifying that (i) (A) the Parent Company has sufficient borrowing availability under the revolving credit facility provided for under the Parent Company Loan Agreement, and sufficient borrowing availability under the covenant set forth in Section 9.16 of the Parent Company Loan Agreement to make the interest payments on the Term Loans due under this Agreement or the Term Notes for the next succeeding twelve (12) months following the date of such certificate or (B) at the sole option of the Parent Company, that an escrow account has been established with The Toronto-Dominion Bank on such terms as shall be reasonably satisfactory to the Majority Banks and in an amount sufficient to make the interest payments on the Term Loans due under this Agreement or the Term Notes for the next succeeding twelve (12) months following the date of such certificate, (ii) payment by the Parent Company of interest on the Term Loans due under this Agreement or the Term Notes for the next succeeding three (3) months following the date of such certificate will not cause the Parent Company to be in default of Section 9.26 (or any comparable covenant of the Parent Company Loan Agreement, if the same is amended) of the Parent Company Loan Agreement and (iii) there is no event of default, or any event which with the giving of notice or the passage of time would constitute an event of default, under the Parent Company Loan Agreement as of the Closing Date.

            (b) All of the representations and warranties of the Borrower under this Agreement shall be true and correct in all material respects, both before and after giving effect to the application of the proceeds of the initial Advance.

            (c) No material litigation shall have been commenced against the Borrower since March 31, 1994.

            (d) There shall have been no material adverse change in the Borrower's business, assets or financial condition from that reflected in the Borrower's December 31, 1993 audited financial statements or March 31, 1994 unaudited financial statements, copies of which have been provided to the Agent.


                 ARTICLE 5 - REPRESENTATIONS AND WARRANTIES.

      Section 5.1 REPRESENTATIONS AND WARRANTIES. The Borrower hereby agrees, represents, and warrants that:

            (a) ORGANIZATION; POWER; QUALIFICATION. The Borrower is a corporation duly organized and validly existing under the laws of the State of New York, having the Parent Company as its sole shareholder. Each of the Guarantors is duly organized and validly existing under the laws of the jurisdiction of its organization. Each of the Borrower and the Guarantors has the power and authority to own or lease and operate its properties and to carry on its business as now being and hereafter proposed to be conducted, and is duly qualified and authorized to do business in each jurisdiction in which such qualification is necessary in view of the character of its properties or the nature of its business requires such qualification or authorization, except for qualifications and authorizations, the lack of which, singly or in the aggregate, has not had and is not likely to have a Materially Adverse Effect. There are no shareholders' or voting trust agreements in effect with respect to the Borrower.

            (b) AUTHORIZATION; ENFORCEABILITY. The Borrower and each Guarantor has all corporate power and has taken all necessary corporate action to authorize it to execute, deliver, and perform this Agreement and each of the other Loan Documents to which it is a party in accordance with the terms thereof and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Borrower and each Guarantor, and is, and the Notes, when issued for value received will be, and each of the other Loan Documents to which the Borrower or such Guarantor is a party is, a legal, valid and binding obligation of the Borrower or such Guarantor enforceable in accordance with its terms, subject to limitations on enforceability under bankruptcy, reorganization, insolvency and similar laws affecting creditors' rights generally and limitations on the availability of the remedy of specific performance imposed by the application of general equity principles.

            (c) SUBSIDIARIES. Except as listed on SCHEDULE 3 attached hereto (as amended by the Borrower upon written notice to the Banks from time to time), the Borrower has no Subsidiaries. With respect to each Subsidiary of the Borrower, SCHEDULE 3 also sets forth (i) the direct owners of such Subsidiary and the extent of such ownership; (ii) the state of its incorporation or organization; (iii) all jurisdictions in which such Subsidiary is qualified to do business as a foreign corporation or partnership; and (iv) the address of the principal place of business of such Subsidiary. Except as set forth on Schedule 2 attached hereto (as amended by the Borrower upon written notice to the Banks from time to time), there are no Operating Entities. With respect to each Operating Entity, Schedule 2 sets forth (i) the direct owners of such Operating Entity and the extent of such ownership, (ii) the state of its organization;
(iii) all jurisdictions in which such Operating Entity is qualified to do business as a foreign partnership or corporation, as the case may be; and (iv) the address of the principal place of business of such Operating Entity.

            (d) COMPLIANCE WITH LAWS, ETC., OF AGREEMENT, OTHER LOAN DOCUMENTS, AND CONTEMPLATED TRANSACTIONS. The execution, delivery, and performance of this Agreement and each of the other Loan Documents in accordance with the terms and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate any Applicable Law, (ii) result in a breach of, or constitute a default under the certificate of incorporation or by-laws or partnership agreement, as the case may be and as amended, of the Borrower or any Guarantor, or under any indenture, agreement, or other instrument to which the Borrower or any Guarantor or any of its or their Subsidiaries is a party or by which it or any of its or their properties may be bound, or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower or any Guarantor except Permitted Liens; except where such violations, breaches, defaults or Liens, if any, singly or in the aggregate, has not had and is not likely to have a Materially Adverse Effect.

            (e) NECESSARY AUTHORIZATIONS. No approval or consent of, or filing or registration with, any federal, state or local commission or other regulatory authority is required in connection with (i) the execution, delivery and performance by the Borrower of this Agreement, the Term Notes, and the other Loan Documents to which it is a party, (ii) the execution and delivery of this Agreement by the Borrower on behalf of the Guarantors and the performance by each Guarantor of its obligations hereunder. All such described action required to be taken as a condition to the execution and delivery of each of this Agreement, the Term Notes and other Loan Documents to which the Borrower or any Guarantor is a party has been duly taken by all such commissions and authorities or other Persons, as the case may be, and all such action required to be taken as a condition to the initial Advance hereunder has been or will be duly taken prior to such initial Advance.

            (f) TITLE TO PROPERTIES. Each of the Borrower and its Subsidiaries has good and legal title to, or a valid leasehold interest in, all of their respective material properties and assets free and clear of all Liens, except Permitted Liens and rights, if any, of third parties under the partnership agreements or other organization documents of the Operating Entities.

            (g) COLLECTIVE BARGAINING. Except as disclosed to the Agent in writing prior to the Closing Date, there are no collective bargaining agreements between the Borrower, any of its Subsidiaries or any of the Operating Entities and any trade or labor union or other employee collective bargaining agent.

            (h) TAXES. All federal, state, and other tax returns of the Borrower and each of its Subsidiaries required by law to be filed have been duly filed, and all federal, state, and other taxes, assessments, and other governmental charges or levies upon the Borrower, each of its Subsidiaries and any of their respective properties, income, profits, and assets, which are due and payable, have been paid, except any such tax payment of which the Borrower or its Subsidiary, as the case may be, is contesting in good faith by appropriate proceedings, and as to which neither any Lien other than a Permitted Lien has attached nor any foreclosure, distraint, sale, or similar proceedings have been commenced, and except any such tax payments which the failure to pay, singly or in the aggregate, has not had and is not likely to have a Materially Adverse Effect. The charges, accruals, and reserves on the books of the Borrower and each of its Subsidiaries in respect of taxes are, in the reasonable judgment of the Borrower, adequate.

            (i)   FINANCIAL STATEMENTS.

            (1) The Borrower has furnished, or caused to be furnished, to the Banks audited financial statements for the Borrower and its Subsidiaries on a consolidated basis as at December 31, 1993 and unaudited financial statements for the Borrower and its Subsidiaries as at March 31, 1994, all of which are complete and correct in all material respects and present fairly in accordance with GAAP the financial position of the Borrower as at such dates, and the results of operations for the periods then ended, subject to normal year-end adjustments with respect to the March 31, 1994 statements. Except as disclosed in such financial statements or Schedule 5.1, the Borrower had no material liabilities, contingent or otherwise, and there are no material unrealized or anticipated losses of the Borrower which have not heretofore been disclosed in writing to the Banks.

            (2) The Borrower has furnished, or caused to be furnished, to the Banks audited financial statements for the Parent Company on a consolidated basis as at December 31, 1993 and unaudited financial statements for the Parent Company as at March 31, 1994, all of which are complete and correct in all material respects and present fairly in accordance with GAAP the financial position of the Parent Company as at such dates, and the results of operations for the periods then ended, subject to normal year-end adjustments with respect to the March 31, 1994 statements. Except as disclosed in such financial statements, the Parent Company had no material liabilities, contingent or otherwise, and there are no material unrealized or anticipated losses of the Parent Company which have not heretofore been disclosed in writing to the Banks.

            (j) NO ADVERSE CHANGE. Since March 31, 1994, there has occurred no event which would have a Materially Adverse Effect.

            (k) INVESTMENTS AND GUARANTIES. Neither the Borrower nor any of its Subsidiaries has made investments in, advances to, or guaranties of, the obligations of any Person, except as reflected in the financial statements referred to in Section 5.1(i)(1) above, Schedule 10 or disclosed to the Banks in writing.

            (l)   LIABILITIES, LITIGATION, ETC.  Except (i) as disclosed on
Schedule 5.1 hereto, (ii) liabilities incurred in the normal course of business and (iii) as disclosed or referred to in the financial statements described in
Section 5.1(i) above, neither the Borrower nor any of its Subsidiaries has any material (individually or in the aggregate) direct or contingent liabilities. Except as disclosed on SCHEDULE 5.2 attached hereto, there is no litigation, legal or administrative proceeding, investigation, or other action of any nature pending or, to the knowledge of the Borrower, threatened against the Borrower, any of its Subsidiaries, any of the Operating Entities or any of its or their respective properties which involves the possibility of any judgment or liability not fully covered by insurance that, singly or in the aggregate, could reasonably be expected to have a Materially Adverse Effect.

            (m) ERISA. The Borrower and each ERISA Affiliate and each of their respective Plans are in substantial compliance with ERISA and the Code and neither the Borrower nor any of its ERISA Affiliates has incurred any accumulated funding deficiency with respect to any such Plan within the meaning of ERISA or the Code. The Borrower and each of its ERISA Affiliates have complied with all requirements of ERISA Sections 601 through 608 and Code
Section 4980B in all material respects. The Borrower has incurred no material liability to the Pension Benefit Guaranty Corporation in connection with any Plan. The assets of each Plan which is subject to Title IV of ERISA are sufficient to provide the benefits under such Plan, the payment of which the Pension Benefit Guaranty Corporation would guarantee if such Plan were terminated, and such assets are also sufficient to provide all other "benefit liabilities" (as defined in ERISA Section 4001(a)(16)) due under the plan upon termination. No Reportable Event has occurred and is continuing with respect to any Plan. No Plan or trust created thereunder, or party in interest (as defined in Section 3(14) of ERISA), or fiduciary (as defined in Section 3(21) of ERISA), has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject the Borrower or any ERISA Affiliate to a material penalty or tax on "prohibited transactions" imposed by Section 502 of ERISA or Section 4975 of the Code. Neither the Borrower nor any of its ERISA Affiliates is a participant in or is obligated to make any payment to a Multiemployer Plan.

            (n)   PATENTS, TRADEMARKS, ETC.  Except as disclosed on SCHEDULE
6 attached hereto (as amended by the Borrower upon written notice to the Banks from time to time), or where the lack of ownership, right to use or possession of which is not likely to have a Materially Adverse Effect, the Borrower, each of its Subsidiaries and the Operating Entities owns, possesses or has the right to use all licenses and rights to all patents, Trademarks, trademark rights, trade names, trade name rights, service marks, and copyrights, and rights with respect thereto, necessary to conduct its business in all material respects as now conducted, without known conflict with any patent, trademark, trade name, service mark, license or copyright of any other Person, and in each case, with respect to patents, Trademarks, trademark rights, trade names, trade name and copyrights and licenses with respect thereto owned by the Borrower, its Subsidiaries or the Operating Entities, subject to no mortgage, pledge, lien, lease, encumbrance, charge, security interest, title retention agreement or option other than as otherwise permitted hereunder. Except to the extent that there is not likely to be a Materially Adverse Effect resulting from such ineffectiveness or non-compliance, all such licenses and rights with respect to patents, Trademarks, trademark rights, trade names, trade name rights, service marks and copyrights are in full force and effect, and to the extent applicable, the Borrower, its Subsidiaries and the Operating Entities are in full compliance in all material respects with all of the provisions thereof. Except as set forth on SCHEDULE 6 attached hereto (as amended by the Borrower upon written notice to the Banks from time to time), no such patent, Trademark, trademark rights, trade names, trade name rights, service marks, copyrights or licenses is subject to any pending or, to the best of the Borrower's knowledge, threatened attack or revocation. Except as set forth on SCHEDULE 6 attached hereto, neither the Borrower nor any of its Subsidiaries nor any of the Operating Entities owns any registered patents and the Borrower's business is not subject to any License.

            (o) COMPLIANCE WITH LAW; ABSENCE OF DEFAULT. The Borrower, each of its Subsidiaries and each of the Operating Entities is in compliance with all Applicable Laws the non-compliance with which is likely to have a Materially Adverse Effect and with all of the provisions of its certificate of incorporation and by-laws, or partnership agreement, as applicable, which would adversely affect the Borrower's or any Guarantor's ability to perform the Obligations, and no event has occurred or has failed to occur which has not been remedied or waived, the occurrence or non-occurrence of which constitutes (i) a Default or (ii) a default by the Borrower, any of its Subsidiaries or any of the Operating Entities under any other indenture, agreement, or other instrument, or under any MSO Agreement or Programming Rights Agreement, or any judgment, decree, or order to which the Borrower, any of its Subsidiaries, or any of the Operating Entities is a party or by which the Borrower, any of its Subsidiaries, any of the Operating Entities or any of its or their properties may be bound, which default, judgment, decree or order could reasonably be considered to have a Materially Adverse Effect.

            (p) CASUALTIES; TAKING OF PROPERTIES, ETC. Since the date of the most recent financial statements provided to the Agent and the Banks by the Borrower, neither the business nor the properties of the Borrower, its Subsidiaries or the Operating Entities have been materially and adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of property or cancellation of contracts, permits or concessions by any domestic or foreign government or any agency thereof, riot, activities of armed forces, or acts of God or of any public enemy.

            (q) ACCURACY AND COMPLETENESS OF INFORMATION. None of the financial statements or any written statements delivered to the Agent or the Banks pursuant to this Agreement contains, as at the date of delivery thereof, any untrue statement of material fact nor do such financial statements, and such written statements, taken as a whole, omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

            (r) COMPLIANCE WITH REGULATIONS G, T, U, AND X. Neither the Borrower nor any of its Subsidiaries is engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying, and the Borrower does not own or presently intend to acquire, any "margin security" or "margin stock" as defined in Regulations G, T, U, and X (12 C.F.R. Parts 207, 220, 221 and 224) of the Board of Governors of the Federal Reserve System (herein called "margin stock"). None of the proceeds of the Term Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which would constitute this transaction a "purpose credit" within the meaning of said Regulations G, T, U, and X. The Borrower has not taken and will not take any action which would cause this Agreement or the Term Notes to violate Regulation G, T, U, or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934. If so requested by the Agent, the Borrower will furnish the Agent with (i) a statement or statements in conformity with the requirements of Federal Reserve Forms G-3 and/or U-1 referred to in Regulations G and U of said Board of Governors and (ii) other documents evidencing its compliance with the margin regulations, including without limitation an opinion of counsel in form and substance reasonably satisfactory to the Banks.

            (s) SOLVENCY. The Borrower is and after giving effect to the transactions contemplated hereby and by the Loan Documents will be, Solvent.

            (t) BROKER'S OR FINDER'S COMMISSIONS. No broker's or finder's fee or commission will be payable with respect to the issuance of the Term Notes, and no other similar fees or commissions will be payable by the Borrower for any other services rendered to the Borrower ancillary to the transactions contemplated herein.

            (u) BUSINESS. The Borrower is primarily a holding/management company whose assets consist of the equity interests of its Subsidiaries and the Operating Entities and other tangible assets used in the foregoing activities and whose business consists primarily of the Business.

            (v)   NAME OF BORROWER.  Except as set forth on SCHEDULE  7
hereto, neither the Borrower, nor any of the Guarantors or Operating Entities has changed its name within the preceding five (5) years from the Agreement Date, and has not transacted business under any other name or trade name and has not acquired any assets except for valid consideration.

            (w) INVESTMENT COMPANY ACT. Neither the Borrower nor any of its Subsidiaries is required to register under the provisions of the Investment Company Act of 1940, as amended, and neither the entering into or performance by the Borrower of this Agreement nor the issuance of the Term Notes violates any provision of such Act or requires any consent, approval, or authorization of, or registration with, any governmental or public body or authority pursuant to any of the provisions of such Act.

      Section 5.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC. All representations and warranties made under this Agreement shall survive, and not be waived by, the execution hereof by the Banks and the Agent, any investigation or inquiry by any Bank or the Agent, or the making of any Advance under this Agreement.


                       ARTICLE 6 - GENERAL COVENANTS.

      So long as any of the Obligations is outstanding and unpaid or the Borrower shall have the right to borrow hereunder (whether or not the conditions to borrowing have been or can be fulfilled), and unless the Majority Banks shall otherwise consent in writing:

      Section 6.1 PRESERVATION OF EXISTENCE AND SIMILAR MATTERS. The Borrower will, and will cause each of its Subsidiaries to, (i) preserve and maintain their respective existences, rights, Licenses, and privileges in their respective jurisdictions of incorporation and (ii) qualify and remain qualified and authorized to do business in each jurisdiction in which such qualification is necessary in view of the character of their respective properties or in which the nature of their respective businesses requires such qualification or authorization, except for qualifications and authorizations, the lack of which, singly or in the aggregate, has not had and is not likely to have a Materially Adverse Effect; PROVIDED that the Borrower or any of its Subsidiaries may (1) liquidate, dissolve, or cause the liquidation or dissolution of any Subsidiary or Operating Entity that holds no assets and conducts no business activities, and (2) liquidate, sell or otherwise dispose of any Subsidiary or Operating Entity as permitted by Section 8.5 hereof.

      Section 6.2 COMPLIANCE WITH APPLICABLE LAW. The Borrower will comply, and will cause each of its Subsidiaries and Operating

Entities to comply, with the requirements of all Applicable Law, except where failure to comply has not had and is not likely to have a Materially Adverse Effect.

      Section 6.3 MAINTENANCE OF PROPERTIES. The Borrower will maintain, and will cause each of its Subsidiaries to maintain, or cause to be maintained in the ordinary course of business in good repair, working order, and condition all properties necessary in their respective businesses (whether owned or held under lease).

      Section 6.4 ACCOUNTING METHODS AND FINANCIAL RECORDS. The Borrower, or the Parent Company on the Borrower's behalf, will maintain, and will cause each of its Subsidiaries and Operating Entities to maintain, or will maintain on their behalf, a system of accounting established and administered in accordance with GAAP, and will (or the Parent Company on the Borrower's, Borrower's Subsidiaries' and Operating Entities' behalf will), keep and cause each of its Subsidiaries and Operating Entities to keep adequate records and books of account in which complete entries will be made in accordance with such accounting principles consistently applied and reflecting all transactions required to be reflected by such accounting principles.

      Section 6.5 INSURANCE. The Borrower, or the Parent Company on the Borrower's behalf, will maintain or cause to be maintained insurance on the assets and properties and on the operations of the Borrower, its Subsidiaries and the Operating Entities including, but not limited to, public liability, business interruption and fidelity coverage insurance, from responsible insurance companies in such amounts and against such risks as shall be reasonably acceptable to the Majority Banks. The Borrower, or the Parent Company on the Borrower's behalf, shall at all times maintain insurance coverage comparable to that in place on the Agreement Date, taking into account the growth of the Borrower's business and operations after the Agreement Date.

      Section 6.6 PAYMENT OF TAXES AND CLAIMS. The Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments, and governmental charges or levies imposed upon them or upon their respective incomes or profits or upon any properties belonging to them prior to the date on which penalties attach thereto, and all lawful claims for labor, materials, and supplies which, if unpaid, would become a Lien other than a Permitted Lien upon any of their respective properties; except that no such tax, assessment, charge, levy, or claim need be paid which is being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on the appropriate books, but only so long as such tax, assessment, charge, levy, or claim does not become a Lien or charge other than a Permitted Lien and no foreclosure, distraint, sale, or similar proceedings shall have been commenced and remain unstayed for a period of thirty (30) days after such commencement.

      Section 6.7 VISITS AND INSPECTIONS. The Borrower will permit, and will cause each of its Subsidiaries to permit, representatives of (a) prior to a Default, the Agent upon three (3) Business Days' written notice to the Borrower, and (b) subsequent to a Default, the Agent and each Bank, upon notice prior to 10:00 a.m. (Eastern time) on such date, to (i) visit and inspect the properties of the Borrower and each of its Subsidiaries during normal business hours, (ii) inspect and make extracts from and copies of their respective books and records, and (iii) discuss with their respective principal officers its businesses, assets, liabilities, financial positions, results of operations, and business prospects relating to the Borrower and each of its Subsidiaries.

      Section 6.8 PAYMENT OF INDEBTEDNESS. The Borrower will pay, and will cause each of its Subsidiaries to pay, subject to any provisions therein regarding subordination, any and all of their respective Indebtedness for Money Borrowed when and as the same becomes due, other than amounts duly disputed in good faith the non-payment of which is not likely to have a Materially Adverse Effect.

      Section 6.9 USE OF PROCEEDS. The Borrower will use the proceeds of the Term Loans solely as provided in Section 2.1(b) hereof.

      Section 6.10 ERISA. The Borrower shall (a) promptly after the filing thereof, furnish to the Agent copies of any annual report required to be filed pursuant to ERISA in connection with each Plan of it and its ERISA Affiliates; (b) notify the Banks as soon as practicable of any Reportable Event and of any additional act or condition arising in connection with any such Plan which the Borrower believes would constitute grounds for the termination thereof by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a trustee to administer such Plan; and (c) furnish to the Banks, promptly upon the Banks' request therefor, such additional information concerning any such Plan as may be reasonably requested by the Banks.

      Section 6.11 FURTHER ASSURANCES. The Borrower will promptly cure, or cause to be cured, defects in the creation and issuance of the Term Notes and the execution and delivery of the Loan Documents (including this Agreement), resulting from any act or failure to act by the Borrower or any of its Subsidiaries or any employee or officer thereof. The Borrower at its expense will promptly execute and deliver to the Agent and the Banks, or cause to be executed and delivered to the Agent and the Banks, all such other and further documents, agreements, and instruments in compliance with or for the accomplishment of the covenants and agreements of the Borrower in the Loan Documents, including this Agreement, or to correct any omissions in the Loan Documents, or more fully to state the obligations set out herein or in any of the Loan Documents, or to obtain any consents, all as may be necessary or appropriate in connection therewith and as may be reasonably requested.

      Section 6.12 BROKER'S CLAIMS. The Borrower hereby indemnifies and agrees to hold the Agent and each of the Banks harmless from and against any and all losses, liabilities, damages, costs and expenses which may be suffered or incurred by the Agent and each of the Banks in respect of any claim, suit, action or cause of action now or hereafter asserted by a broker or any Person acting in a similar capacity arising from or in connection with the execution and delivery of this Agreement or any other Loan Document or the consummation of the transactions contemplated herein or therein.

      Section 6.13 INDEMNITY. The Borrower and each of the Guarantors, jointly and severally, will indemnify and hold harmless the Agent and each of the Banks and each of their respective employees, representatives, officers and directors from and against any and all claims, liabilities, losses, damages, actions, and demands by any party (other than with respect to any claims, actions or demands made by other such indemnified parties or any liabilities, losses or damages caused thereby) against the Agent, the Banks, or any of them resulting from any breach or alleged breach by the Borrower or any of its Subsidiaries of any representation or warranty made hereunder, or otherwise arising out of the Commitment or the making, administration or enforcement of the Loan Documents and the Term Loan; unless, with respect to any of the above, the Agent, the Banks, or any of them are finally judicially determined to have acted or failed to act with gross negligence or wilful misconduct. This Section
6.13 shall survive termination of this Agreement.

      Section 6.14     DELIVERY OF CERTIFICATES AND DOCUMENTS IN THE EVENT OF
AN ASSET DISPOSITION. With respect to any transaction permitted by subsection 8.5(a)(2) hereof, the Borrower shall, or, if applicable, shall cause the appropriate Subsidiary to, deliver to the Agent (a) as soon as practicable and in no event less than 10 days prior to the closing date of any such transaction a certificate of the Borrower or such Subsidiary, as the case may be, signed by an Authorized Signatory thereof setting forth (i) a description of the transaction in such reasonable detail so as to permit the Agent and the Banks to obtain an accurate understanding of all of the essential features of such transaction (which description shall include, without limitation, a summary of the consideration to be received and how the Business of the Borrower, or such Subsidiary, as the case may be, will benefit from such transaction) and (ii) a certification by such Authorized Signatory on behalf of the Borrower or such Subsidiary, as the case may be, that the total value received by the Borrower or such Subsidiary, as the case may be, is not less than the total value of the assets and/or properties sold, exchanged or otherwise disposed and (b) as soon as available and in no event more than 30 days after the closing date of such transaction, copies of all agreements, instruments, opinions and other documents executed and delivered in connection with such transaction, together with a certificate of the Borrower or such Subsidiary, as the case may be, signed by an Authorized Signatory thereof certifying that the copies so delivered are true and complete copies of all agreements, instruments, opinions and documents executed and delivered with respect to such transaction.

      Section 6.15 PLEDGE OF ACQUIRED INTERESTS AND NON-CASH PROCEEDS FROM SALES, EXCHANGES OR OTHER DISPOSITION OF ASSETS. (a) As soon as available and in any event on the date of acquisition or receipt thereof, all shares of capital stock, partnership interests and any other interest or benefit acquired by the Borrower from time to time in any Subsidiary or Operating Entity, and all non-cash proceeds received by the Borrower under any transaction permitted by subsection 8.5(a)(2) hereof, shall be pledged by the Borrower to the Agent for the ratable benefit of the Banks pursuant to a pledge agreement substantially in the form of EXHIBIT "B" attached hereto and made a part hereof (modified as appropriate for pledge of partnerships or interests other than capital stock) as additional security for the Borrower's Obligations under the Loan Documents to the extent that the pledge of any such shares, partnership interests or other interests or non-cash proceeds will not violate the articles of incorporation, partnership agreement or any stockholder agreement, as the case may be, applicable thereto (and if the pledge of any such shares, partnership interests or other interests or non-cash proceeds shall violate any such applicable documents, such shares, partnership interests or other interests or non-cash proceeds shall be held by the Borrower subject to the terms and conditions of this Agreement and the other Loan Documents). In connection with such pledge, the Borrower shall execute and deliver to the Agent for the ratable benefit of the Banks the Borrower Pledge Agreement (if such agreement has not been delivered previously) and all such other agreements, instruments and documents as the Agent may reasonably request. Unless prohibited by the related articles of incorporation, partnership agreement or any stockholder agreement, as the case may be, any Operating Entity with respect to which an acquisition contemplated by this Section 6.15(a) is consummated shall also become a Guarantor hereunder, and the Borrower shall modify, or cause to be modified,
Schedule 1 hereto accordingly.

            (b) As soon as available and in any event on the date of receipt thereof, all non-cash proceeds received by any Subsidiary under any transaction permitted by subsection 8.5(a)(2) hereof shall be pledged by any such Subsidiary to the Agent for the ratable benefit of the Banks as additional security for the Borrower's Obligations under the Loan Documents (the Borrower hereby agrees to cause such pledge and to cause such Subsidiary to execute and deliver in connection therewith all such documents or instruments as the Agent may reasonably deem appropriate in form and substance reasonably satisfactory to the Agent) to the extent that the pledge of any such non-cash proceeds will not violate the articles of incorporation, partnership agreement or any stockholder agreement, as the case may be, applicable thereto; PROVIDED that if the pledge of any such non-cash proceeds shall violate any such applicable documents, the Borrower shall cause such Subsidiary, or, if applicable, the appropriate Operating Entity, to hold such non-cash proceeds, in each case subject to the terms and conditions of this Agreement and the other Loan Documents.

            Section 6.16 NEW SUBSIDIARIES TO BE GUARANTORS. With respect to each Subsidiary formed or acquired by the Borrower after the date of this Agreement, the Borrower shall, on the date of such acquisition or formation, take all necessary action, and shall cause such Subsidiary to take all necessary action, to add such Subsidiary to the list of Guarantors on Schedule 1 to this Agreement.


                     ARTICLE 7 - INFORMATION COVENANTS.

      So long as any of the Obligations is outstanding and unpaid or the Borrower has a right to borrow hereunder (whether or not the conditions to borrowing have been or can be fulfilled) and unless the Majority Banks shall otherwise consent in writing, the Borrower will furnish or cause to be furnished to each Bank and to the Agent at their respective offices:

      Section 7.1 QUARTERLY FINANCIAL STATEMENTS AND INFORMATION. Within ninety (90) days after the last day of each quarter in each calendar year of each of the Parent Company, Borrower and AMC, respectively, except the last quarter in each calendar year, the balance sheet of each of the Parent Company, Borrower and AMC as at the end of such quarter, and the related statement of income and retained earnings and related statement of cash flows of each of the Parent Company and Borrower, and, in the case of AMC, related statement of income and retained earnings and related statement of Operating Cash Flow, for such quarter and for the elapsed portion of the year ended with the last day of such quarter (all of which, in the case of the Parent Company and the Borrower, shall be on a consolidated basis with their respective Subsidiaries) and certified by an Authorized Signatory of each of the Parent Company, Borrower and AMC, respectively, to, in his or her opinion, present fairly, in accordance with GAAP, the financial position of the Parent Company, Borrower and AMC, respectively, as at the end of such period, and the results of operations for such period, and for the elapsed portion of the year ended with the last day of such period, subject only to normal year-end adjustments. In addition, the financial statements delivered under this Section 7.1 with respect to AMC shall set forth the operating expenses of the Romance Classics Channel as a separate line item in the statements themselves or the footnotes thereto.

      Section 7.2 ANNUAL FINANCIAL STATEMENTS AND INFORMATION; CERTIFICATE OF NO DEFAULT. Within one hundred twenty (120) days after the end of each calendar year of each of the Parent Company, Borrower and AMC respectively, the audited balance sheets of each of the Parent Company, Borrower and AMC as at the end of such calendar year (all of which, in the case of the Parent Company and the Borrower, shall be on a consolidated basis with their respective Subsidiaries), and the related audited statements of income and retained earnings and related audited statements of cash flows of each of the Parent Company and Borrower, and, in the case of AMC, related audited statements of income and retained earnings and related audited statements of Operating Cash Flow, for such calendar year, which financial statements shall set forth in comparative form such figures as at the end of and for the previous calendar year, and shall be accompanied by an opinion of KPMG Peat Marwick or a firm of independent certified public accountants of recognized standing selected by the Parent Company, Borrower and AMC and satisfactory to the Majority Banks (and, in the case of the Borrower, together with a statement of such accountants certifying that no Default or Event of Default, including, without limitation, any Default under Section 8.8 hereof, was detected during the examination of the Borrower), and that such accountants have authorized the Parent Company, Borrower and AMC, respectively, to deliver such financial statements and opinion thereon to the Agent and the Banks pursuant to this Agreement. In addition, the financial statements delivered under this Section 7.2 with respect to AMC shall set forth the operating expenses of the Romance Classics Channel as a separate line item in the statements themselves of the footnotes thereto.

      Section 7.3 PERFORMANCE CERTIFICATES. At the time the financial statements are furnished pursuant to Sections 7.1 and 7.2 hereof,

            (a) a certificate of an Authorized Signatory of the Borrower in form and substance reasonably satisfactory to the Majority Banks (i) setting forth as at the end of such quarter or calendar year, as the case may be, the arithmetical calculations required to establish whether or not the Borrower was in compliance with the requirements of Section 8.8 hereof; (ii) stating that, to the best of his or her knowledge, no Default or Event of Default has occurred as at the end of such quarter or year, as the case may be, or, if a Default or an Event of Default has occurred, disclosing each such Default or Event of Default and its nature, when it occurred, whether it is continuing, and the steps being taken by the Borrower with respect to such Default or Event of Default; and
(iii) stating that the fair value of the assets of the Borrower, (excluding any interests of the Borrower in AMC) as at the end of such quarter or year, as the case may be, is greater than $25,000,000; and

            (b) a certificate of an Authorized Signatory of the Parent Company substantially in the form of EXHIBIT L attached hereto (i) stating that (x) the Parent Company has sufficient borrowing availability under the revolving credit facility provided for under the Parent Company Loan Agreement, and sufficient borrowing availability under the covenant set forth in Section 9.16 of the Parent Company Loan Agreement to make the interest payments on the Term Loans due under this Agreement or the Term Notes for the next succeeding twelve (12) months following the date of such certificate or (y) at the sole option of the Parent Company, that an escrow account has been established with The Toronto-Dominion Bank on such terms as shall be reasonably satisfactory to the Majority Banks and in an amount sufficient to make the interest payments on the Term Loans due under this Agreement or the Term Notes for the next succeeding twelve (12) months following the date of such certificate; (ii) stating that payment by the Parent Company of interest on the Term Loans due under this Agreement or the Term Notes for the next succeeding three (3) months following the date of such certificate will not cause the Parent Company to be in default of Section 9.26 (or any comparable covenant of the Parent Company Loan Agreement, if the same is amended) of the Parent Company Loan Agreement; and (iii) stating that no event of default, or event which with the giving of notice or the passage of time will constitute an event of default, has occurred under the Parent Company Loan Agreement as at the end of such quarter or year, as the case may be, which will prevent the Parent Company from making any borrowing thereunder.

      Section 7.4     COPIES OF OTHER REPORTS.

            (a) Promptly upon receipt thereof, copies of all reports, if any, submitted to the Borrower by its independent public accountants regarding the Borrower or any of its Subsidiaries, including, without limitation, any management report prepared in connection with the annual audit referred to in
Section 7.2 hereof.

            (b) Promptly after the preparation of the same, copies of all material reports or financial information filed with any governmental agency, department, bureau, division or other governmental authority or regulatory body, or evidencing facts or containing information which could have a Materially Adverse Effect.

            (c) From time to time and promptly upon each request, such data, certificates, reports, statements, documents, or further information regarding the business, assets, liabilities, financial position, projections or results of operations of the Borrower or any of its Subsidiaries as the Agent, upon request of the Majority Banks, may reasonably request.

      Section 7.5 NOTICE OF LITIGATION AND OTHER MATTERS. Prompt notice of the following events as to which the Borrower has received notice or otherwise become aware thereof:

            (a) The commencement of all material proceedings and investigations by or before any governmental body and all actions and proceedings in any court or before any arbitrator (i) against or (ii) to the extent known to the Borrower, in any other way relating adversely and directly to the Borrower or any of its Subsidiaries, or any of the Operating Entities or any of their respective properties, assets, or businesses, or which calls into question the validity of this Agreement or any other Loan Document, except where the adverse outcome of such proceeding or investigation is not likely to have a Materially Adverse Effect;

            (b) Any notice of (i) termination or partial termination of any MSO Agreement (other than in accordance with its terms) which results in a reduction of 1,000,000 or more subscribers in the aggregate in any calendar quarter when added to all other terminations in such quarter, or (ii) termination of any of the Programming Rights Agreements (other than in accordance with its terms) the loss of which would cause a Materially Adverse Effect.
            (c) Any material adverse change with respect to the business, assets, liabilities, financial position, or results of operations of the Borrower or any of its Subsidiaries, other than changes in the ordinary course of business which have not had and are not likely to have a Materially Adverse Effect;

            (d) Any Default or default by the Borrower under any agreement (other than this Agreement) to which the Borrower or any of its Subsidiaries is party or by which any of their respective properties is bound or the occurrence of any other event which could have a Materially Adverse Effect, giving in each case the details thereof and specifying the action proposed to be taken with respect thereto; and

            (e) The occurrence of any Reportable Event or a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan of the Borrower or any of its ERISA Affiliates or the institution or threatened institution by the Pension Benefit Guaranty Corporation of proceedings under ERISA to terminate or to partially terminate any such Plan or the commencement or threatened commencement of any litigation regarding any such Plan or naming it or the Trustee of any such Plan with respect to such Plan.


                       ARTICLE 8 - NEGATIVE COVENANTS.

      So long as any of the Obligations is outstanding and unpaid or the Borrower has a right to borrow hereunder (whether or not the conditions to borrowing have been or can be fulfilled) and unless the Majority Banks shall otherwise give their prior consent in writing:

       Section 8.1 INDEBTEDNESS OF THE BORROWER. The Borrower shall not create, assume, incur or otherwise become or remain obligated in respect of, or permit to be outstanding, and, except with respect to AMC to the extent permitted by the AMC Loan Agreement so long as it remains in effect and any obligation of any Subsidiary arising solely from such Subsidiary being a partner of an Operating Entity, shall not permit any of its Subsidiaries to create, assume, incur or otherwise become or remain obligated in respect of, or permit to be outstanding, any Indebtedness for Money Borrowed except:

            (a) Indebtedness under this Agreement, the Term Notes and the other Loan Documents;

            (b) Capitalized Lease Obligations (whether or not secured) in an aggregate amount for the Borrower and its Subsidiaries not in excess of $2,000,000 at any one time outstanding over the remainder of the term of such obligations;

            (c) Indebtedness with respect to Interest Hedge Agreements, provided that the aggregate notional amount thereof does not exceed $105,000,000 and the term of any such Interest Hedge Agreement does not extend beyond the Maturity Date; and

            (d) Intercompany Indebtedness among any of the Borrower, the Borrower's Subsidiaries and the Operating Entities, PROVIDED that repayment of any such Indebtedness owed by the Borrower or any of its Subsidiaries to any Operating Entity shall be subordinated to the prior payment in full of the Obligations;

            (e) Subordinated Indebtedness in an aggregate amount not to exceed $202,500,000;

            (f)   Operating Advances; and

            (g)   as set forth on SCHEDULE 8 attached hereto.

      Section 8.2 INVESTMENTS. The Borrower shall not and, shall not permit any of its Subsidiaries to, make any loan, advance, or otherwise acquire evidences of Indebtedness, capital stock or other securities of any Person, except (i) that the Borrower may purchase or otherwise acquire and own (A) marketable, direct obligations of the United States of America maturing within three hundred sixty-five (365) days of the date of purchase, (B) commercial paper issued by any Bank or by corporations, each of which shall have a consolidated net worth of at least $250,000,000 and each of which conducts a substantial part of its business in the United States of America, maturing within one hundred eighty (180) days from the date of the original issue thereof, and rated "P-1" or better by Moody's Investors Service, Inc., (C) repurchase agreements in such amounts and with such financial institutions having a rating of Baa or better from Moody's Investors Service, Inc., as the Borrower may select from time to time and (D) certificates of deposit maturing within three hundred sixty-five (365) days of the date of purchase which are issued by any Bank or by a United States national or state bank or foreign bank having capital, surplus and undivided profits totaling more than $100 million, and having a rating of Baa or better from Moody's Investors Service, Inc., (ii) that the Borrower may make investments in and loans to its Subsidiaries, PROVIDED, HOWEVER, that any such investments or loans shall be funded solely from Available Cash Flow and may not be made by Borrower following the occurrence and during the continuance of an Event of Default; (iii) that Subsidiaries may make investments in and loans to the Borrower; (iv) that Borrower or any of its Subsidiaries may acquire the remaining 0.1% interest in AMC pursuant to the exercise of the option acquired by AMC Holding Corporation as a part of the AMC Interest; (v) that Borrower and its Subsidiaries may make investments and/or acquire interests in any businesses or ventures related to the Business, PROVIDED, HOWEVER, that any such investments or acquisitions shall be funded solely from Available Cash Flow and may not be made after the occurrence and during the continuance of an Event of Default; (vi) that the Borrower and its Subsidiaries may make investments in and loans to any Operating Entity, PROVIDED, HOWEVER, that any such investments or loans shall be funded solely from Available Cash Flow and may not be made after the occurrence and during the continuance of an Event of Default; and (vii) as set forth on
SCHEDULE 9 attached hereto.

      Section 8.3 LIMITATION ON LIENS. The Borrower shall not create, assume, incur or permit to exist or to be created, assumed, incurred or permitted to exist, directly or indirectly, and shall not permit any of its Subsidiaries to create, assume, incur, or permit to exist or to be created, assumed, incurred or permitted to exist, directly or indirectly, any Lien on any of its properties or assets, whether now owned or hereafter acquired, except for Permitted Liens.

      Section 8.4 AMENDMENT AND WAIVER. The Borrower shall not, without the prior written consent of the Majority Banks, enter into any material amendment of, or agree to or accept any material waiver, which would adversely affect the rights of the Agent and the Banks under this Agreement or any other Loan Document or which would have a Materially Adverse Effect, of any of the provisions of, (a) its certificate of incorporation or by-laws, (b) the certificate of incorporation or by laws, or partnership agreement, as applicable of any Subsidiary or (c) the Management Agreement. The Borrower shall give written notice to the Agent of any amendment or waiver of any material provision in the AMC Loan Agreement or any partnership agreement, articles of incorporation, by-laws, stockholder agreement or any document of similar import of an Operating Entity, in each case not less than five (5) Business Days prior to the effectiveness thereof.

      Section 8.5 LIQUIDATION; DISPOSITION OR ACQUISITION OF ASSETS.(a)Unless otherwise permitted hereunder, the Borrower shall not and shall not permit any of its Subsidiaries to, at any time, (i) liquidate or dissolve itself (or suffer any liquidation or dissolution) or otherwise wind up, (ii) sell, lease, abandon, transfer, exchange or otherwise dispose of any capital stock or partnership interests of any of the Borrower's Subsidiaries or any other assets or business in excess of $1,000,000 in the aggregate during the term of this Agreement or (iii) enter into any merger or consolidation except, in each case, for:

            (1) sales, dispositions, mergers, consolidations or exchanges by any Subsidiary of Borrower of its business, assets, or rights (including any interest of any Subsidiary of the Borrower in an Operating Entity) to or with the Borrower or another Subsidiary of Borrower;

            (2) liquidations, mergers, consolidations, exchanges, sales or dispositions of any assets or properties (including, without limitation, any interest of the Borrower or any Subsidiary in any Operating Entity), other than any direct or indirect interest of the Borrower or any Subsidiary of Borrower in AMC, which is provided for in Section 8.5(a)(3) hereof, conducted strictly in accordance with the following requirements:

                  (A) any cash proceeds received by the Borrower from any such transaction shall be either (x) applied by the Borrower promptly after the receipt thereof towards the prepayment of the Term Loan in accordance with Section 2.4 hereof or (y) so long as an Event of Default has not occurred and is continuing, reinvested by the Borrower in its Business or the Business of any Subsidiary of Borrower or any Operating Entity;

                  (B) any cash proceeds received by any Subsidiary of Borrower from any such transaction shall be either (x) distributed to the Borrower promptly after the receipt thereof (and the Borrower hereby agrees to cause such Subsidiary to make such distribution) to be applied by the Borrower in accordance with Clause (A) immediately above or (y) so long as an Event of Default has not occurred and is continuing, reinvested by such Subsidiary in its Business or the Business of any other Subsidiary of Borrower or any Operating Entity;

                  (C) comply with the requirements of Section 6.14 hereof in all respects; and

                  (D) any non-cash proceeds received by the Borrower or, if applicable, any Subsidiary shall be pledged or held in accordance with Section 6.15 hereof; and

            (3) With respect to AMC, the sale in the aggregate of partnership interests which would not reduce the Borrower's interests, directly or indirectly, in AMC after giving effect thereto to an amount less than 50% of the then outstanding partnership interests of AMC, provided that:

                  (A) no such single sale shall be for less than 10% of the outstanding partnership interests of AMC;

                  (B) each such sale shall be for cash, and the cash proceeds received by the Borrower or any of its Subsidiaries from any such sale shall be applied by the Borrower (or distributed to the Borrower for such application, by such Subsidiary if applicable) and applied promptly after the receipt thereof towards the prepayment of the Term Loan in accordance with Section 2.4 hereof;

                  (C) the payment received by the Borrower or its Subsidiary for such interests shall not be less than an amount determined on the basis of an aggregate value for AMC of not less than $390,000,000;

                  (D) the Borrower or any of its Subsidiaries shall remain the managing general partner of AMC; and

                  (E) the Borrower shall notify the Agent in writing as soon as reasonably practicable after reaching an agreement for the sale of any such interest in AMC and, in any event, at least ten (10) days prior to the closing of any such sale.

            (4) sales or dispositions in the ordinary course of obsolete or worn-out property and other property reasonably determined by the management of the disposing entity to be not used or useful in its business; and

            (5) liquidations, dissolutions, sales or dispositions of any Subsidiary or Operating Entities that holds no assets and conducts no business activities; or

            (b) the Borrower shall not, and shall not permit any of its Subsidiaries to, at any time acquire assets, property, stock or business of any other Person, except for (i) Capital Expenditures in the ordinary course of the Borrower's or such Subsidiary's Business, (ii) Programming Rights Agreements,
(iii) acquisitions and investments from Available Cash Flow permitted under
Section 8.2 (v) hereof, and (iv) acquisitions of assets, property, stock or businesses by the Borrower or such Subsidiary solely in exchange for equity interests in a Subsidiary or an Operating Entity.

      Section 8.6 LIMITATION ON GUARANTIES. The Borrower shall not, and shall not permit any of its Subsidiaries to, at any time Guaranty, or assume, be obligated with respect to, or permit to be outstanding any Guaranty of, any obligation of any other Person other than (a) under any Loan Document, (b) obligations under agreements to indemnify Persons who have issued bid or performance bonds or letters of credit issued in lieu of such bonds in the ordinary course of business of the Borrower or such Subsidiary securing performance by the Borrower or any Subsidiary of activities otherwise permissible hereunder, (c) a guaranty by endorsement of negotiable instruments for collection in the ordinary course of business and (d) those Guaranties described on SCHEDULE 10 attached hereto (as such schedule may be amended by the Borrower from time to time), undertaken in the ordinary course of the Borrower's Business or any such Subsidiary's Business for purposes of (i) securing programming or transponder rights, (ii) production, sports team and product related arrangements, (iii) affiliation agreements or (iv) advertising representation agreements, and extensions, replacements and modifications of the foregoing, PROVIDED that the aggregate amount of such Guaranties at any time outstanding does not exceed $150,000,000.

      Section 8.7 RESTRICTED PAYMENTS AND PURCHASES. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare or make any Restricted Payment or Restricted Purchase, except (i) that Borrower's Subsidiaries may make Restricted Payments to the Borrower, (ii) for amounts received by the Borrower from the Parent Company pursuant to Section 6(e) of the Parent Pledge Agreement relating to payments made to the Parent Company under the Consulting Agreement and (iii) so long as no Event of Default then exists or would be caused thereby and subject to the terms of the Subordination of Fees Agreement, for payment of fees under the Management Agreements.

      Section 8.8 TOTAL RPHI VALUE TO TOTAL RPHI DEBT RATIO. As of the end of any calendar quarter, the Borrower shall not permit the ratio of (x) Total RPHI Value to (y) Total RPHI Debt to be less than 2.00 to 1.00.

      Section 8.9 AFFILIATE TRANSACTIONS. The Borrower shall not, and shall not permit any of its Subsidiaries to, at any time engage in any transaction with an Affiliate, nor make an assignment or other transfer of any of its assets to any Affiliate, on terms less advantageous to the Borrower or such Subsidiary than would be the case if such transaction had been effected with a non-Affiliate, in each case other than as set forth on SCHEDULE 11 attached hereto or as otherwise permitted under this Agreement.

      Section 8.10 REAL ESTATE. Neither the Borrower nor any of its Subsidiaries shall purchase or become obligated to purchase real estate in an amount in excess of $500,000 in the aggregate during the term of this Agreement.

      Section 8.11 ERISA LIABILITIES. The Borrower shall not, and shall not permit any ERISA Affiliate to, fail to meet all of the applicable minimum funding requirements of ERISA and the Code, without regard to any waivers thereof, and, to the extent that the assets of any of its Plans would be less than an amount sufficient to provide all accrued benefits payable under such Plans, shall make the maximum deductible contributions allowable under the Code. The Borrower shall not, and shall not permit any ERISA Affiliate to, become a participant in any Multiemployer Plan.

      Section 8.12 CHANGE IN BUSINESS. The Borrower shall not, and shall not permit any of its Subsidiaries to, engage in any businesses other than the Business.

      Section 8.13 SALES AND LEASEBACKS. Neither the Borrower nor any of its Subsidiaries will enter into any arrangement, directly or indirectly, with any Person whereby the Borrower or any of its Subsidiaries shall sell or transfer any property, real or personal, whether now owned or hereafter acquired, and whereby the Borrower or any of its Subsidiaries shall then or thereafter rent or lease as lessee such property or any part thereof or other property which the Borrower or any such Subsidiary intends to use for substantially the same purpose or purposes as the property sold or transferred unless, in each case, the proceeds of any such transaction received by the Borrower or any such Subsidiary shall be applied to the prepayment of the Term Loan in accordance with Section 2.4 hereof.


                            ARTICLE 9 - DEFAULT.

      Section 9.1 EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule, or regulation of any governmental or non-governmental body:

            (a) Any representation or warranty made under this Agreement shall prove incorrect or misleading in any material respect when made or deemed to have been made;

            (b) The Borrower shall default (i) in the payment of any interest and fees payable hereunder or under the Term Notes, or any of them, or under the other Loan Documents and such Default shall not have been cured by payment of such overdue amounts in full within five (5) days from the date such payment became due, or (ii) in the payment of any principal when due under the Term Notes, or any of them.

            (c) The Borrower shall default in the performance or observance of any agreement or covenant contained in Article 8;

            (d) There shall occur any Default in the performance or observance of any agreement or covenant or breach of any representation or warranty contained in any of the Loan Documents (other than this Agreement or as otherwise provided in Section 9.1 of this Agreement), which shall not be cured to the Majority Banks' satisfaction within the applicable cure period, if any, provided for in such Loan Document;

            (e) The Borrower shall default in the performance or observance of any other agreement or covenant contained in this Agreement not specifically referred to elsewhere in this Section 9.1, and such Default shall not be cured to the Majority Banks' satisfaction within a period of thirty (30) days from the occurrence of such default;

            (f) The Parent Company shall cease to own all of the issued and outstanding capital stock of the Borrower;

            (g) There shall be entered a decree or order for relief in respect of the Borrower, any of its Subsidiaries, AMC, or the Parent Company under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy law or other similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or similar official of the Borrower, any of its Subsidiaries, AMC or the Parent Company, or of any substantial part of their respective properties, or ordering the winding-up or liquidation of the affairs of any of the Borrower, any of its Subsidiaries, AMC or the Parent Company, or an involuntary petition shall be filed against any of the Borrower, any of its Subsidiaries, AMC or the Parent Company, and a temporary stay entered, and (i) such petition and stay shall not be diligently contested, or (ii) any such petition and stay shall continue undismissed for a period of thirty (30) consecutive days;

            (h) The Borrower, any of its Subsidiaries, AMC, or the Parent Company shall file a petition, answer, or consent seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy law or other similar law, or the Borrower, any of its Subsidiaries, AMC or the Parent Company shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment or taking of possession of a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of the Borrower, any of its Subsidiaries, AMC or the Parent Company, or of any substantial part of their respective properties, or the Borrower, any of its Subsidiaries, AMC or the Parent Company shall fail generally to pay their respective debts as they become due, or the Borrower, any of its Subsidiaries, AMC or the Parent Company shall take any action in furtherance of any such action;

            (i) A final judgment shall be entered by any court against any of the Borrower, any of its Subsidiaries or AMC for the payment of money which exceeds $1,000,000, or a warrant of attachment or execution or similar process shall be issued or levied against property of any of the Borrower, any of its

Subsidiaries or AMC which, together with all other property of the Borrower, its Subsidiaries and AMC subject to other such process, exceeds in value $1,000,000 in the aggregate, and if, within thirty (30) days after the entry, issue, or levy thereof, such judgment, warrant, or process shall not have been paid or discharged or stayed pending appeal, or if, after the expiration of any such stay, such judgment, warrant, or process shall not have been paid or discharged;

            (j) (i) There shall be at any time any "accumulated funding deficiency," as defined in ERISA or in Section 412 of the Code, with respect to any Plan; or (ii) a trustee shall be appointed by a United States District Court to administer any Plan; or the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any Plan; or (iii) any of the Borrower and its ERISA Affiliates shall incur any liability to the Pension Benefit Guaranty Corporation in connection with the termination of any Plan; or (iv) any Plan or trust created under any Plan of any of the Borrower and its ERISA Affiliates shall engage in a non-exempt "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject the Borrower or any ERISA Affiliate to the tax or penalty on "prohibited transactions" imposed by Section 502 of ERISA or Section 4975 of the Code; and by reason of any or all of the events described in clauses (i) through (iv), as applicable, the Borrower shall have waived (and/or is likely to incur) and/or incurred liability in excess of $1,000,000 in the aggregate and, if any such default shall occur in respect of any Subsidiary of the Borrower, such default would have a Materially Adverse Effect;

            (k) There shall occur any default (which default is not cured or waived within any applicable cure period) under any material indenture, agreement, or instrument evidencing Indebtedness for Money Borrowed of the Borrower, any of its Subsidiaries or AMC, including but not limited to the AMC Loan Agreement, and, if any such default shall occur in respect of any Subsidiary of the Borrower, such default would have a Materially Adverse Effect;

            (l) There shall occur any default under the Parent Company Loan Agreement which prohibits the Parent Company from obtaining advances under the Parent Company Loan Agreement in an aggregate amount sufficient to pay, and which aggregate amount shall be permitted under the Parent Company Loan Agreement for use in the payment of, interest on the Term Loans in accordance with Section 2.3 of this Agreement and the Term Notes;

            (m) All or any portion of any Loan Document shall at any time and for any reason be declared by a court of competent jurisdiction in a suit with respect to such Loan Document to be null and void, or a proceeding shall be commenced by any governmental authority involving a legitimate dispute or by the Borrower or any of its Subsidiaries, having jurisdiction over the

Borrower or any of its Subsidiaries, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or the Borrower or any of its Subsidiaries shall deny that it has any liability or obligation for the payment of principal or interest purported to be created under any Loan Document;

            (n) Dolan shall cease to own stock of the Parent Company having at least 51% of the votes that may be cast by the holders of all classes of stock of the Parent Company.

      Section 9.2 REMEDIES. If an Event of Default shall have occurred and shall be continuing:

            (a) With the exception of an Event of Default specified in Sections 9.1(g) or (h) hereof, the Agent, at the direction of the Majority Banks, shall (i) terminate the Commitment or (ii) declare the principal of and interest on the Term Loans and the Term Notes and all other obligations to be forthwith due and payable without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived, anything in this Agreement or in the Term Notes to the contrary notwithstanding, or both.

            (b) Upon the occurrence and continuance of an Event of Default specified in Sections 9.1(g) or (h) hereof, such principal, interest, and other obligations shall thereupon and concurrently therewith become due and payable, and the Commitment of the Banks shall forthwith terminate, all without any action by the Agent or the Banks or the Majority Banks or the holders of the Term Notes and without presentment, demand, protest, or other notice of any kind, all of which are expressly waived, anything in this Agreement or in the Term Notes to the contrary notwithstanding.

            (c) The Agent, with the concurrence of the Majority Banks, shall exercise all of the post-default rights granted to it and to them under the Loan Documents or under Applicable Law.

            (d) The rights and remedies of the Agent and the Banks hereunder shall be cumulative, and not exclusive.


                           ARTICLE 10 - THE AGENT.

      Section 10.1 APPOINTMENT AND AUTHORIZATION. Each Bank hereby irrevocably appoints and authorizes, and hereby agrees that it will require any transferee of any of its interest in its Term Loan and in its Term Notes irrevocably to appoint and authorize, the Agent to take such actions as its agent on its behalf and to exercise such powers hereunder as are delegated by the terms hereof, together with such powers as are reasonably incidental thereto. Neither the Agent nor any of its directors, officers, employees, or agents shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct.

      Section 10.2 DELEGATION OF DUTIES. The Agent may execute any of its duties under the Loan Documents by or through agents or attorneys selected by it using reasonable care and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible to any Bank for the negligence or misconduct of any agents or attorneys selected by it with reasonable care.

      Section 10.3 INTEREST HOLDERS. The Agent may treat each Bank, or the Person designated in the last notice filed with the Agent under this Section 10.3, as the holder of all of the interests of such Bank in its Term Loan and in its Term Note until written notice of transfer, signed by such Bank (or the Person designated in the last notice filed with the Agent) and by the Person designated in such written notice of transfer, in form and substance satisfactory to the Agent, shall have been filed with the Agent.

      Section 10.4 CONSULTATION WITH COUNSEL. The Agent may consult with legal counsel selected by it and shall not be liable for any action taken or suffered by it in good faith in reliance thereon.

      Section 10.5 DOCUMENTS. The Agent shall be under no duty to examine, inquire into, or pass upon the validity, effectiveness, or genuineness of this Agreement, any Note, or any instrument, document, or communication furnished pursuant hereto or in connection herewith, and the Agent shall be entitled to assume that they are valid, effective, and genuine, have been signed or sent by the proper parties, and are what they purport to be.

      Section 10.6 AGENT AND AFFILIATES. With respect to the Commitment and the Term Loan, the Bank which is an Affiliate of the Agent shall have the same rights and powers hereunder as any other Bank, and the Agent and its other Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Affiliates of, or Persons doing business with, the Borrower, as if it were not affiliated with the Agent and without any obligation to account therefor.

      Section 10.7 RESPONSIBILITY OF THE AGENT. The duties and obligations of the Agent under this Agreement are only those expressly set forth in this Agreement. The Agent shall be entitled to assume that no Default or Event of Default has occurred and is continuing unless it has actual knowledge, or has been notified by the Borrower, of such fact, or has been notified by a Bank that such Bank considers that a Default or an Event of Default has occurred and is continuing, and such Bank shall specify in detail the nature thereof in writing. The Agent shall not be liable to the Banks hereunder for any action taken or omitted to be taken except for its own gross negligence or willful misconduct. The Agent shall provide each Bank with copies of such documents received from the Borrower as such Bank may reasonably request.

      Section 10.8     ACTION BY AGENT.

            (a) Except for action requiring the approval of the Majority Banks or all of the Banks, the Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, and with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, this Agreement, unless the Agent shall have been instructed by the Majority Banks to exercise or refrain from exercising such rights or to take or refrain from taking such action, provided that the Agent shall not exercise any rights under Section 9.2(a) of this Agreement without the request of the Majority Banks. The Agent shall incur no liability under or in respect of this Agreement with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment or which may seem to it to be necessary or desirable in the circumstances, except for its gross negligence or willful misconduct.

            (b) The Agent shall not be liable to the Banks or to any Bank in acting or refraining from acting under this Agreement in accordance with the instructions of the Majority Banks, and any action taken or failure to act pursuant to such instructions shall be binding on all Banks unless the action or refraining from action requires the consent of all of the Banks.

      Section 10.9 NOTICE OF DEFAULT OR EVENT OF DEFAULT. In the event that the Agent or any Bank shall acquire actual knowledge, or shall have been notified in writing, of any Default or Event of Default, the Agent or such Bank shall promptly notify the Banks and the Agent, and the Agent shall take such action and assert such rights under this Agreement as the Majority Banks shall request in writing, and the Agent shall not be subject to any liability by reason of its acting pursuant to any such request. If the Majority Banks shall fail to request the Agent to take action or to assert rights under this Agreement in respect of any Default or Event of Default within ten (10) days after their receipt of the notice of any Default or Event of Default from the Agent, or shall request inconsistent action with respect to such Default or Event of Default, the Agent may, but shall not be required to, take such action and assert such rights (other than rights under Article 9 hereof) as it deems in its discretion to be advisable for the protection of the Banks, except that, if the Majority Banks have instructed the Agent not to take such action or assert such right, in no event shall the Agent act contrary to such instructions.

      Section 10.10 RESPONSIBILITY DISCLAIMED. The Agent shall be under no liability or responsibility whatsoever as Agent:

            (a) To the Borrower or any other Person or entity as a consequence of any failure or delay in performance by or any breach by, any Bank or Banks of any of its or their obligations under this Agreement;

            (b) To any Bank or Banks, as a consequence of any failure or delay in performance by, or any breach by, the Borrower or any other obligor of any of its obligations under this Agreement or the Term Notes or any other Loan Document; or

            (c) To any Bank or Banks for any statements, representations, or warranties in this Agreement, or any other document contemplated by this Agreement or any information provided pursuant to this Agreement, any other Loan Document, or any other document contemplated by this Agreement, or for the validity, effectiveness, enforceability, or sufficiency of this Agreement, the Term Notes, any other Loan Document, or any other document contemplated by this Agreement.

      Section 10.11     INDEMNIFICATION.  The Banks agree to indemnify the
Agent (to the extent not reimbursed by the Borrower) pro rata according to their respective Commitment Ratios, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including fees and expenses of experts, agents, consultants, and counsel), or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement, any other Loan Document, or any other document contemplated by this Agreement or any action taken or omitted by the Agent under this Agreement, any other Loan Document, or any other document contemplated by this Agreement, except that no Bank shall be liable to the Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from the gross negligence or willful misconduct of the Agent. The provisions of this Section
10.11 shall survive the termination of this Agreement.

      Section 10.12 CREDIT DECISION. Each Bank represents and warrants to each other and to the Agent that:

            (a) In making its decision to enter into this Agreement and to make Advances it has independently taken whatever steps it considers necessary to evaluate the financial condition and affairs of the Borrower and that it has made an independent credit judgment, and that it has not relied upon information provided by the Agent; and

            (b) So long as any portion of the Term Loans remains outstanding, it will continue to make its own independent evaluation of the financial condition and affairs of the Borrower.

      Section 10.13 SUCCESSOR AGENT. Subject to the appointment and acceptance of a successor Agent (which shall be any Bank or a commercial Bank organized under the laws of the United States of America or any political subdivision thereof which has a combined capital and reserves in excess of $250,000,000) as provided below, the Agent may resign at any time by giving written notice thereof to the Banks and the Borrower and may be removed at any time for cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Banks, and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent which shall be any Bank or a commercial bank organized under the laws of the United States of America or any political subdivision thereof which has combined capital and reserves in excess of $250,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, duties, and obligations of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Section 10.13 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.


                    ARTICLE 11 - CHANGE IN CIRCUMSTANCES

                        AFFECTING EURODOLLAR ADVANCES

      Section 11.1 EURODOLLAR BASIS DETERMINATION INADEQUATE OR UNFAIR. Notwithstanding anything contained herein which may be construed to the contrary, if with respect to any proposed Eurodollar Advance for any Interest Period, the Agent determines after consultation with the Banks that deposits in dollars (in the applicable amount) are not being offered to each of the Banks in the relevant market for such Interest Period, the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such situation no longer exist, the obligations of the Banks to make such type of Eurodollar Advances shall be suspended.

      Section 11.2 ILLEGALITY. If any applicable law, rule, or regulation, or any change therein, or any interpretation or change in interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank with any request or directive (whether or not having the force of law) of any such authority, central bank, or comparable agency, shall make it unlawful or impossible for any Bank to make, maintain, or fund its Eurodollar Advances, such Bank shall so notify the Agent, and the Agent shall forthwith give notice thereof to the other Banks and the Borrower. Before giving any notice to the Agent pursuant to this Section 10.2, such Bank shall designate a different lending office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. Upon receipt of such notice, notwithstanding anything contained in Article 2 hereof, the Borrower shall repay in full the then outstanding principal amount of each affected Eurodollar Advance of such Bank so affected, together with accrued interest thereon, either (a) on the last day of the then current Interest Period applicable to such Advance if such Bank may lawfully continue to maintain and fund such Advance to such day or (b) immediately if such Bank may not lawfully continue to fund and maintain such Advance to such day. Concurrently with repaying each affected Eurodollar Advance of such Bank, notwithstanding anything contained in Article 2 or Article 3 hereof, the Borrower shall borrow a Base Rate Advance from such Bank, and such Bank shall make such Base Rate Advance in an amount such that the outstanding principal amount of the Note held by such Bank shall equal the outstanding principal amount of such Note immediately prior to such repayment.

      Section 11.3     INCREASED COSTS.

            (a)  If any Regulatory Change:

            (i) Shall subject any Bank to any tax, duty, or other charge with respect to its obligation to make Eurodollar Advances, or its Eurodollar Advances, or shall change the basis of taxation of payments to any Bank of the principal of or interest on its Eurodollar Advances or in respect of any other amounts due under this Agreement in respect of its Eurodollar Advances or its obligation to make Eurodollar Advances (except for changes in the rate of tax on the overall net income of such Bank imposed by the jurisdiction in which such Bank's principal executive office is located); or

            (ii) Shall impose, modify, or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System, but excluding any included in an applicable Eurodollar Reserve Percentage) special deposit, assessment or other requirement or condition against assets of, deposits with or for the account of, or commitments or credit extended by any Bank, or shall impose on any Bank or the eurodollar interbank borrowing market any other condition affecting such Bank's obligation to make such Eurodollar Advances or its Eurodollar Advances;

and the result of any of the foregoing is to increase the cost to such Bank of making or maintaining any such Eurodollar Advances, or to reduce the amount of any sum received or receivable by such Bank under this Agreement or under its Term Notes with respect thereto, then, on the earlier of demand by such Bank or the Maturity Date, the Borrower agrees to pay to such Bank such additional amount or amounts as will compensate such Bank for
such increased costs.    Each Bank will promptly notify the Borrower and the
Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section 11.3 and will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of such Bank, be otherwise disadvantageous to such Bank.

            (b)  A certificate of any Bank claiming compensation under this
Section 11.3 and setting forth the additional amount or amounts to be paid to it hereunder and calculations therefor shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods. If any Bank demands compensation under this
Section 11.3, the Borrower may at any time, upon at least five (5) Business Days' prior notice to such Bank, prepay in full the then outstanding affected Eurodollar Advances of such Bank, together with accrued interest thereon to the date of prepayment, along with any reimbursement required under Section 2.7 hereof. Concurrently with prepaying such Eurodollar Advances the Borrower shall borrow a Base Rate Advance from such Bank, and such Bank shall make such Base Rate Advance in an amount such that the outstanding principal amount of the Term Notes held by such Bank shall equal the outstanding principal amount of such Term Notes immediately prior to such prepayment.

      Section 11.4 EFFECT ON OTHER ADVANCES. If notice has been given pursuant to Section 11.1, 11.2 or 11.3 hereof suspending the obligation of any Bank to make any type of Eurodollar Advance, or requiring Eurodollar Advances of any Bank to be repaid or prepaid, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such repayment no longer apply, all Advances which would otherwise be made by such Bank as Eurodollar Rate Advance shall, at the option of the Borrower, be made instead as Base Rate Advances.


                         ARTICLE 12 - MISCELLANEOUS.

      Section 12.1     NOTICES.

            (a) All notices and other communications under this Agreement shall be in writing and shall be deemed to have been given three (3) days after deposit in the mail, designated as certified mail, return receipt requested, post-prepaid, or one (1) day after being entrusted to a reputable commercial overnight delivery service, or sent by telecopy addressed to the party to which such notice is directed at its address determined as provided in this Section
12.1 All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

                  (i)  If to the Borrower, to it at:

                       Rainbow Programming Holdings, Inc.
                       150 Crossways Park West
                       Woodbury, New York  11797
                       Attn:  President
                       Telecopy No.:  (516) 364-2297

                       with copies to:

                       Rainbow Programming Holdings, Inc.
                       150 Crossways Park West
                       Woodbury, New York 11797
                       Attn:  Executive Vice President,
                                       Legal and Business Affairs
                       Telecopy No.:  (516) 364-4085

                       and

                       Cablevision Systems Corporation
                       One Media Crossways
                       Woodbury, New York  11797
                       Attn:  Chief Financial Officer and
                                   General Counsel
                       Telecopy No.:  (516) 496-1780

              (ii)     If to the Agent, to it at:

                       Toronto Dominion (Texas), Inc.
                       909 Fannin, Suite 1700
                       Houston, Texas  77010
                       Attn:  Manager, Agency
                       Telecopy No.:  (713) 951-9921

                       with a copy to:

                       Paul, Hastings, Janofsky & Walker
                       133 Peachtree Street, N.E.
                       42nd Floor
                       Atlanta, Georgia  30303
                       Attn:  Chris D. Molen, Esq.
                       Telecopy No.: (404) 523-1542


             (iii)     If to the Banks, to them at:

                       The Toronto-Dominion Bank
                       USA Division
                       31 West 52nd Street
                       New York, New York  10019-6101

                       Attn: Vice President, Communications Finance Telecopy No.: (212) 262-1928

Copies shall be provided to persons other than parties hereto only in the case of notices under Article 8 hereof.

            (b) Any party hereto may change the address to which notices shall be directed under this Section 12.1 by giving ten (10) days' written notice of such change to the other parties.

      Section 12.2     EXPENSES.  The Borrower agrees to promptly pay:

            (a) All reasonable out-of-pocket expenses of the Agent on the Closing Date in connection with the preparation, negotiation, execution, and delivery of this Agreement and the other Loan Documents executed on the Agreement Date, the transactions contemplated hereunder and thereunder, and the making of the initial Advance hereunder, including, but not limited to, the reasonable fees and disbursements of counsel for the Agent;

            (b) All reasonable out-of-pocket expenses of the Agent in connection with the preparation and negotiation of any waiver, amendment, or consent by the Banks relating to this Agreement or the other Loan Documents whether or not executed, including, but not limited to, the reasonable fees and disbursements of counsel for the Agent;

            (c) All reasonable out-of-pocket expenses of the Agent in connection with the syndication of the Term Loans; and

            (d) From and after the occurrence of an Event of Default, all reasonable out-of-pocket costs and expenses of the Agent in respect of such Event of Default, irrespective of whether suit or other proceeding has commenced in respect thereto, which shall include reasonable fees and out-of-pocket expenses of counsel for the Agent, and the reasonable fees and out-of-pocket expenses of any experts, agents, or consultants engaged by the Agent.

      Section 12.3 WAIVERS. The rights and remedies of the Agent and the Banks under this Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which they would otherwise have. No failure or delay by the Agent, the Majority Banks, or the Banks in exercising any right shall operate as a waiver of such right. The Agent and the Banks expressly reserve the right to require strict compliance with the terms of this Agreement in connection with any funding of a request for an Advance. In the event the Banks decide to fund a request for an Advance at a time when the Borrower is not in strict compliance with the terms of this Agreement, such decision by the Banks shall not be deemed to constitute an undertaking by the Banks to fund any further requests for Advances or preclude the Banks from exercising any rights available to the Banks under the Loan Documents or at law or equity. Any waiver or indulgence granted by the Banks or by the Majority Banks shall not constitute a modification of this Agreement, except to the extent expressly provided in such waiver or indulgence, or constitute a course of dealing by the Banks at variance with the terms of the Agreement such as to require further notice by the Banks of the Banks' intent to require strict adherence to the terms of the Agreement in the future.

      Section 12.4 SET-OFF. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, after the Maturity Date (whether by acceleration or otherwise), the Banks and any subsequent holder or holders of the Term Notes are hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and apply any and all deposits (general or special, time or demand, including, but not limited to, Indebtedness evidenced by certificates of deposit, in each case whether matured or unmatured) and any other Indebtedness at any time held or owing by the Banks or such holder to or for the credit or the account of the Borrower, against and on account of the obligations and liabilities of the Borrower, to the Banks or such holder under this Agreement, the Term Notes, and any other Loan Document, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement, the Term Notes, or any other Loan Document, irrespective of whether or not (a) the Banks or the holder of the Term Notes shall have made any demand hereunder or (b) the Banks shall have declared the principal of and interest on the Term Loans and Term Notes and other amounts due hereunder to be due and payable as permitted by Section 9.2 hereof and although said obligations and liabilities, or any of them, shall be contingent or unmatured. Any sums obtained by any Bank or by any subsequent holder of the Term Notes shall be subject to the application of payments provisions of Article 2 hereof. Upon direction by the Agent, with the consent of the Majority Banks, after the Maturity Date (whether by reason of acceleration or otherwise) each Bank holding deposits of the Borrower shall exercise its set-off rights as so directed.

      Section 12.5     ASSIGNMENT.

            (a) The Borrower may not assign or transfer any of its rights or obligations hereunder or under the Term Notes without the prior written consent of each Bank.

            (b) Each of the Banks may at any time enter into assignment agreements or participations with respect to its interest hereunder and under the other Loan Documents with one or more other banks or other Persons provided that, except after the occurrence and during the continuance of an Event of Default, any such assignment shall not be in an amount less than $10,000,000 and each Bank shall retain an interest in not less than $10,000,000 of such Bank's pro rata share of the Commitment. Notwithstanding the foregoing, each Bank may sell assignments or participations of up to one hundred percent (100%) of its interest hereunder and under the other Loan Documents to one or more Affiliates of such Bank. All of the foregoing assignments and participants shall be done on a pro rata basis with respect to the Term Loan, and shall be subject to the following:

            (i) Except for assignments made to any Federal Reserve Bank, no assignment or participation (including any assignment or participation to an Affiliate of such Bank) shall be sold without the consent of the Borrower and the Agent, which consent shall not be unreasonably withheld.

          (ii) Any Person purchasing a participation or an assignment of the Term Loan from any Bank shall be required to represent and warrant that its purchase shall not constitute a "prohibited transaction" (as defined in Section 5.1(m) hereof).

         (iii) The Borrower, the Banks, and the Agent agree that assignments permitted hereunder (including the assignment of any Advance or portion thereof) may be made with all voting rights, and shall be made pursuant to an Assignment and Assumption Agreement. An administrative fee of $2,500 shall be payable to the Agent by the assigning Bank at the time of any assignment hereunder.

          (iv) No participation agreement shall confer any rights under this Agreement or any other Loan Document to any purchaser thereof, or relieve any issuing Bank from any of its obligations under this Agreement, and all actions hereunder shall be conducted as if no such participation had been granted; PROVIDED, HOWEVER, that any participation agreement may confer on the participant the right to approve or disapprove changes in the interest rate and principal amount, fees and the Maturity Date for the Term Loan and the release of any collateral.

            (v) Each Bank agrees to provide the Agent and the Borrower with prompt written notice of any issuance of participations or assignments of its interests hereunder.

          (vi) No assignment, participation or other transfer of any rights hereunder or under the Term Notes shall be effected that would result in any interest requiring registration under the Securities Act of 1933, as amended, or qualification under any state securities law.

         (vii) No such assignment, participation or transfer may be made to any bank or other financial institution (x) with respect to which a receiver or conservator (including, without limitation, the Federal Deposit Insurance Corporation, the Resolution Trust Company or the Office of Thrift Supervision) has been appointed or (y) that has failed to meet any of the capital requirements of its primary regulator or insurer.

        (viii) If applicable, each Bank shall, and shall cause each of its assignees to provide to the Agent on or prior to the Agreement Date or effective date of any assignment, as the case may be, an appropriate Internal Revenue Service form as required by Applicable Law supporting such Bank's position that no withholding by the Borrower or the Agent for U.S. income tax payable by the Bank in respect of amounts received by it hereunder is required. For purposes of this Agreement, an appropriate Internal Revenue Service form shall mean Form 1001 (Ownership Exemption or Reduced Rate Certificate of the U.S. Department of Treasury), or Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States), or any successor or related forms adopted by the relevant U.S. taxing authorities.

            (c) Except as specifically set forth in Section 12.5(b) hereof, nothing in this Agreement or the Term Notes, expressed or implied, is intended to or shall confer on any Person other than the respective parties hereto and thereto and their successors and assignees permitted hereunder and thereunder any benefit or any legal or equitable right, remedy or other claim under this Agreement or the Term Notes.

      Section 12.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

      SECTION 12.7 GOVERNING LAW. THIS AGREEMENT AND THE TERM NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

      Section 12.8 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

      Section 12.9 HEADINGS. Headings used in this Agreement are for convenience only and shall not be used in connection with the interpretation of any provision hereof.

      Section 12.10    INTEREST.

            (a) In no event shall the amount of interest due or payable hereunder or under the Term Notes exceed the maximum rate of interest allowed by Applicable Law, and in the event any such payment is inadvertently made by the Borrower or any Guarantor or is inadvertently received by any Bank, then such excess sum shall be credited as a payment of principal, unless the Borrower or such Guarantor shall notify such Bank in writing that it elects to have such excess sum returned forthwith. It is the express intent hereof that the Borrower and the Guarantors not pay and the Banks not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower and the Guarantors under Applicable Law.

            (b) Notwithstanding the use by the Banks of the Prime Rate, the Eurodollar Rate, and the Federal Funds Rate as reference rates for the determination of interest on the Term Loan, the Banks shall be under no obligation to obtain funds from any particular source in order to charge interest to the Borrower at interest rates tied to such reference rates.

      Section 12.11 ENTIRE AGREEMENT. Except as otherwise expressly provided herein, this Agreement, the Term Notes, and the other Loan Documents embody the entire agreement and understanding among the parties hereto and thereto and supersede all prior agreements, understandings, and conversations relating to the subject matter hereof and thereof.

      Section 12.12 AMENDMENT AND WAIVER. Neither this Agreement nor any term hereof may be amended orally, nor may any provision hereof be waived orally but only by an instrument in writing signed by the Majority Banks and, in the case of an amendment, also by the Borrower, except that in the event of (a) any change in the principal amount of the Term Loan, (b) any change in the timing of, or reduction of the amount of, payments of principal, interest, and fees due hereunder or under any other Loan Document, (c) any release or impairment of collateral or any guaranty issued in favor of the Agent and the Banks, (d) any waiver of any Event of Default due to the failure by the Borrower to pay any sum due hereunder, (e) any change to the priority of payments applicable to distributions to the Agent and the Banks of proceeds realized from dispositions of collateral, (f) any change in the sharing of payment procedures described in
Section 2.9(b) hereof or (g) any amendment of this Section 12.12 or of the definition of Majority Banks, any amendment or waiver may be made only by an instrument in writing signed by each of the Banks and, in the case of an amendment, also by the Borrower.

      Section 12.13 OTHER RELATIONSHIPS. No relationship created hereunder or under any other Loan Document shall in any way affect the ability of the Agent and each Bank to enter into or maintain business relationships with the Borrower, or any of its Affiliates, beyond the relationships specifically contemplated by this Agreement and the other Loan Documents.

      Section 12.14 CONFIDENTIALITY. The parties hereto shall preserve in a confidential manner all information received from any other party pursuant to the Loan Documents and the transactions contemplated thereunder, and shall not disclose such information except to those Persons with which a confidential relationship is maintained (including designated agents, legal counsel, accountants and regulators), or where required by law.

      Section 12.15 LIABILITY OF GENERAL PARTNERS AND OTHER PERSONS. Notwithstanding anything else in this Agreement to the contrary, the parties hereto expressly agree that no partner, officer, director or other holder of an ownership interest of or in the Borrower, any Subsidiary of the Borrower, any Operating Entity, any Guarantor or the Parent Company, or any partnership, corporation or other entity which is a partner, stockholder or holder of an ownership interest of or in the Borrower, any Subsidiary of the Borrower, any Operating Entity, any Guarantor or the Parent Company shall have any personal or individual liability or responsibility in respect of Obligations of the Borrower, any Subsidiary of the Borrower, any Guarantor or the Parent Company pursuant to this Agreement or any other Loan Document solely by reason of his or her status as such partner, officer, director, stockholder or holder.

                     ARTICLE 13 - WAIVER OF JURY TRIAL.

      Section 13.1 WAIVER OF JURY TRIAL. THE BORROWER, EACH OF THE GUARANTORS AND EACH OF THE AGENT AND THE BANKS HEREBY AGREE TO WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY COURT AND IN ANY ACTION OR PROCEEDING OF ANY TYPE IN WHICH THE BORROWER, ANY OF THE GUARANTORS, ANY OF THE BANKS, THE AGENT, OR ANY OF THEIR RESPECTIVE SUCCESSORS OR ASSIGNS IS A PARTY, AS TO ALL MATTERS AND THINGS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT, ANY OF THE TERM NOTES OR THE OTHER LOAN DOCUMENTS AND THE RELATIONS AMONG THE PARTIES LISTED IN THIS SECTION 13.1.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused it to be executed under seal by their duly authorized officers, all as of the day and year first above written.


BORROWER:                           RAINBOW PROGRAMMING HOLDINGS, INC.,
                                    a New York corporation, on behalf of itself and as attorney-in-fact for each of the Guarantors set forth on Schedule 1 hereto.


                                    By: /s/ Andrew Risey
                                        --------------------------------------
                                          Title: SVP, Finance & Administration
                                                      & Treasurer

      [CORPORATE SEAL]
                                    Attest: /s/
                                            ----------------------------------
                                          Title: Secretary


GUARANTORS:


AGENT:                              TORONTO DOMINION (TEXAS), INC.


                                    By: /s/ Melissa B. Nigro
                                        --------------------------------------
                                          Title: Vice President



BANKS:                              THE TORONTO-DOMINION BANK



                                    By: /s/ Melissa B. Nigro
                                        --------------------------------------
                                          Title: Mgr. Syndications & Credit
                                                      Admin


                                    CIBC INC.



                                    By: /s/ D. Strek
                                        --------------------------------------
                                          Title: VP

                                    SHAWMUT BANK, NATIONAL ASSOCIATION



                                    By: /s/
                                        ------------------------------------
                                          Title: Director


                                    THE BANK OF NOVA SCOTIA



                                    By: /s/
                                        ------------------------------------
                                          Title: Relationship Manager

                                                                       EXHIBIT A



                   FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT


     This Assignment and Assumption Agreement is made and entered into as of
________ __, 1994, by and among         [BANK]         (the "Assignor"),
___________________ (the "Assignee"), and Rainbow Programming Holdings, Inc., a New York corporation (the "Borrower").


                                    RECITALS

     A. The Assignor and Toronto Dominion (Texas), Inc. (the "Agent") are parties to that certain Loan Agreement dated as of ___________ __, 1994 (the "Loan Agreement") with the other banks and financial institutions party thereto (the "Banks"), the Borrower and certain of its Subsidiaries, as Guarantors. Pursuant to the Loan Agreement, the Assignor and the Banks have agreed to extend credit to the Borrower under a Commitment in the aggregate principal amount of $105,000,000, as such amount may be reduced pursuant to the Loan Agreement, of which the Assignor's commitment is the amount specified in Item 1 of Schedule 1 hereto (the "Assignor's Commitment"). The aggregate principal amounts of the outstanding Loan made by the Assignor to the Borrower pursuant to the Assignor's Commitment are specified in Item 2 of Schedule 1 hereto (the "Assignor's Loan"). All capitalized terms not otherwise defined herein are used herein as defined in the Loan Agreement.

     B. The Assignor wishes to sell and assign to the Assignee, and the Assignee wishes to purchase and assume from the Assignor, (i) the portion of the Assignor's Commitment specified in Item 3 of Schedule 1 hereto which is equivalent to the percentage specified in Item 4 of Schedule 1 of the Commitment (the "Assigned Commitment"), and (ii) a portion of the Assignor's Loan under the Commitment specified in Item 5 of Schedule 1 hereto (the "Assigned Loan").

     The parties agree as follows:

     1. ASSIGNMENT. Subject to the terms and conditions set forth herein, the Assignor hereby sells and assigns to the Assignee, and the Assignee purchases and assumes from the Assignor, on the date set forth above (the "Assignment Date") (a) all right, title and interest of the Assignor to the Assigned Loan and (b) all obligations of the Assignor under the Loan Agreement with respect to the Assigned Commitment. As full consideration for the sale of the Assigned Loan and the Assigned Commitment, the Assignee shall pay to the Assignor on the Assign-ment Date the principal amount of the Assigned Loan (the "Purchase Price").

     2. CONSENT AND UNDERTAKING. The Borrower hereby consents to the assignment made herein, and undertakes as soon as practicable to provide new Term Loan Notes to the Assignee and the Assignor, as appropriate to reflect the portion of the Commitment held by each of the Assignee and the Assignor after giving effect to the assignment contemplated by this Agreement. The Assignor agrees that upon receipt of an executed replacement Note via telecopier, it will or will cause the cancelled Note to be telecopied to the Borrower. The Assignor further agrees within three (3) Business Days following receipt of its new Note, to return its superseded Note to the Borrower.

     3. REPRESENTATIONS AND WARRANTIES. Each of the Assignor and the Assignee represents and warrants to the other that (a) it has full power and legal right to execute and deliver this Agreement and to perform the provisions of this Agreement; (b) the execution, delivery and performance of this Agreement have been authorized by all action, corporate or otherwise, and do not violate any provisions of its charter or by-laws or any contractual obligations (including, without limitation, Section 12.5 of the Loan Agreement) or requirement of law binding on it; and (c) this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

     4. CONDITION PRECEDENT. The obligations of the Assignor and the Assignee hereunder shall be subject to the fulfillment of the condition that (i) the Assignor shall have (A) received payment in full of the Purchase Price, and
(B) complied with all other applicable provisions of Section 12.5 of the Loan Agreement, and (ii) the Assignee shall have complied with the applicable provisions of Section 12.5 of the Loan Agreement.

     5. NOTICE OF ASSIGNMENT. The Assignor agrees to give notice of the assignment and assumption of the Assigned Loan and the Assigned Commitment to the Agent and hereby informs the Borrower the offices specified in Item 6 on
Schedule 1 hereto shall be the Assignee's address for notices pursuant to
Section 12.1 of the Loan Agreement; PROVIDED, HOWEVER, that the Borrower and the Agent shall be entitled to continue to deal solely and directly with the Assignor in connection with the interests so assigned until (i) the Agent shall have received notice of the assignment duly executed by the Assignor, the Assignee and the Borrower, and, if applicable, the documents referred to in the last sentence of this paragraph, and (ii) the Assignor shall have delivered to the Borrower any Notes that shall be subject to such assignment. From and after the date (the "Effective Date") on which the Agent shall notify the Borrower and the Assignor that the requirements set forth in clauses (i) and (ii) shall have been met and all consents (if any) required shall have been given, the Assignee shall be deemed to be a party to the Loan

Agreement and, to the extent that rights and obligations thereunder shall have been assigned to Assignee as provided in such notice of assignment to the Agent, shall have the rights and obligations of a Bank under the Loan Agreement. After the Effective Date, and with respect to all such amounts accrued from the Assignment Date, (a) all interest, principal, fees and other amounts that would otherwise be payable to the Assignor in respect of the Assigned Loan and the Assigned Commitment shall be paid to the Assignee, and (b) if the Assignor receives any payment on account of the Assigned Loan or the Assigned Commitment, the Assignor shall promptly deliver such payment to the Assignee. The Assignee agrees to deliver to the Borrower and the Agent such Internal Revenue Service forms as may be required to establish that the Assignee is entitled to receive payments under the Loan Agreement without deduction or withholding of tax.

     6. INDEPENDENT INVESTIGATION. The Assignee acknowledges that it is purchasing the Assigned Loan and the Assigned Commitment from the Assignor totally without recourse and, except as provided in Section 3 hereof, without representation or warranty. The Assignee further acknowledges that it has made its own independent investigation and credit evaluation of the Borrower in connection with its purchase of the Assigned Loan and the Assigned Commitment. Except for the representations or warranties set forth in Section 3, the Assignee acknowledges that it is not relying on any representation or warranty of the Assignor, expressed or implied, including without limitation, any representation or warranty relating to the legality, validity, genuineness, enforceability, collectibility, interest rate, repayment schedule or accrual status of the Assigned Loan or the Assigned Commitment, the legality, validity, genuineness or enforceability of the Loan Agreement, the related Notes, or any other Loan Document referred to in or delivered pursuant to the Loan Agreement, or financial condition or creditworthiness of the Borrower. The Assignor has not and will not be acting as either the representative, agent or trustee of the Assignee with respect to matters arising out of or relating to the Loan Agreement or this Agreement. From and after the Effective Date, the Assignor shall have no rights or obligations with respect to the Assigned Loan or the Assigned Commitment.

     7. METHOD OF PAYMENT. All payments to be made by the Assignor or the Assignee hereunder shall be in funds available at the place of payment on the same day and shall be made by wire transfer to the account designated by the party to receive payment.

     8. INTEGRATION. This Agreement shall supersede any prior agreement or understanding between the parties (other than the Loan Agreement) as to the subject matter hereof.

     9. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon both parties, their successors and assigns.

     10. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF, THE STATE OF NEW YORK.

ASSIGNOR:                                  [BANK]


                              By: ____________________________

                                  Title: _____________________


ASSIGNEE:                     _________________________


                              By: ____________________________

                                  Title: _____________________


Agreed and Accepted:

RAINBOW PROGRAMMING HOLDINGS, INC.,
a New York corporation

     By:  _____________________________
          Title: ______________________



Acknowledged:

TORONTO DOMINION (TEXAS), INC.

By: _________________________
    Title: __________________

                                   SCHEDULE 1

                                       TO

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

                              Loan Agreement Among
               Rainbow Programming Holdings, Inc., the Guarantors,
                    Toronto Dominion (Texas), Inc., as Agent,
                  and the Banks dated as of __________ __, 1994


Item 1.   Assignor's Commitment                                  $___________

Item 2.   Assignor's Loan Under
          the Commitment                                         $___________

               consisting of:
                     Base Rate Advances                          $__________
                     Eurodollar Advances                         $__________

Item 3.   Amount of Assigned Commitment
          Under the Commitment                                   $___________

Item 4.   Percentage of the Commitment
           Assigned                                              ___________%

Item 5.   Amount of Assigned Loan
          Under the Commitment                                   $ ___________

               consisting of:
                     Base Rate Advances                          $_____________
                     Eurodollar Advances                         $_____________

Item 6.   Lending Office of Assignee         ______________________
          and Address for Notices            ______________________
          under Loan Agreement               ______________________
                                             ______________________
                                             Attn:  _______________
                                             Telecopy No.: ____________

                               NOTES TO SCHEDULE 1


     Item 1. Insert the dollar amount of Assignor's Commitment under each of the Commitment prior to assignment.

     Item 2. Insert the total amount of outstanding Loan of Assignor, showing a breakdown by type. Description of the type of loan should conform to the description in the Loan Agreement.

     Item 3. Insert the dollar amounts of the Assignor's Commitment under the Commitment, including outstanding Loan, being assigned.

     Item 4. Insert the Assigned Commitment as a percentage of total commitments of all Banks under each of the Commitment.

     Item 5. Insert the total amount of outstanding Loan of Assignor being assigned to Assignee. Description of the type of Loan should be consistent with
Item 2.

     Item 6. Insert the name and address of the lending office of the Assignee.

                                                  EXHIBIT B



                            BORROWER PLEDGE AGREEMENT

     THIS STOCK PLEDGE AGREEMENT (the "Agreement"), entered into as of this 30th day of June, 1994, by and between RAINBOW PROGRAMMING HOLDINGS, INC., a New York corporation (the "Pledgor"), and TORONTO DOMINION (TEXAS), INC., as agent (the "Agent") for the Banks (as defined in the Loan Agreement defined below),

                              W I T N E S S E T H:

     WHEREAS, pursuant to that certain Loan Agreement dated as of June 30, 1994 (together with any and all extensions, renewals, amendments, modifications or supplements thereto, the "Loan Agreement") by and among the Pledgor, the Agent, and the Banks, the Banks have agreed, severally in accordance with their respective Commitment Ratios and not jointly, to extend a credit facility to the Pledgor in an aggregate principal amount not to exceed U.S. $105,000,000 (the "Loan"), evidenced by the Pledgor's term notes in favor of each Bank (as executed on the date hereof and as they may be amended, modified, renewed or extended from time to time, collectively, the "Notes"); and

     WHEREAS, to secure the due and punctual payment and performance of all obligations of the Pledgor under the Loan Agreement, the Notes and the Loan Documents (as defined in the Loan Agreement), the Pledgor wishes to pledge and assign to the Agent and the Banks all of its right, title and interest in and to all of the shares of capital stock (the "Stock") set forth on Schedule I hereto issued by the Subsidiaries of the Pledgor named therein and all shares of capital stock (the "Additional Stock") issued by future Subsidiaries of the Pledgor which shares are required pursuant to the Loan Agreement to be pledged to the Agent for the benefit of the Banks; and

     WHEREAS, the Pledgor has delivered certificates for the Stock to the Agent, on behalf of the Banks;

     NOW, THEREFORE, for and in consideration of the above premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. DEFINITIONS. All capitalized terms used herein without definition shall have the meanings ascribed thereto in the Loan Agreement.

     2. SECURITY INTEREST. As security for (a) the timely fulfillment and performance of each and every covenant and obligation of the Pledgor under the Loan Agreement, the Notes and the other Loan Documents, and (b) the payment of the Obligations, the Pledgor hereby pledges, mortgages, transfers, sets over and delivers to and assigns to the Agent, on behalf of the Banks, and grants the Agent, on behalf of the Banks, a continuing Lien on and security interest in and security title to, and has delivered to and deposited with the Agent, on behalf of the Banks herewith, the following collateral, whether now owned or hereafter acquired (the "Collateral"):

          (i) the Stock and the Additional Stock and all substitutions therefor and replacements thereof, all proceeds and products thereof and all rights related thereto, including, without limitation, certificates representing the Stock and the Additional Stock, the right to request that the Stock, the Additional Stock and other certificated securities be registered in the name of the Agent, on behalf of the Banks, or any of its or their nominees, the right to receive the Stock and the Additional Stock and the right to require that same be delivered to the Agent, on behalf of the Banks, together with stock powers or assignments of investment securities with respect thereto, duly executed in blank by each of the applicable Subsidiaries of the Pledgor, all warrants, options, share appreciation rights and other rights, contractual or otherwise, in respect thereof and of all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in addition to, in substitution of, on account of or in exchange for any or all of the Stock and Additional Stock;

         (ii) all other securities of existing and future Subsidiaries of the Pledgor at any time and from time to time acquired by the Pledgor, the certificates or other instruments representing such securities, all options, warrants, share appreciation rights and other rights, contractual or otherwise, in respect thereof and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in addition to, in substitution of, on account of, or in exchange for any and all of such securities; and

        (iii)  all proceeds of any and all of the foregoing;

in each case, whether now owned or hereafter acquired by the Pledgor, howsoever its interest therein may arise or appear (whether beneficially or of record and whether by ownership, security interest, claim or otherwise).

     All certificates and instruments currently representing the Stock and any other securities constituting Collateral hereunder are being delivered to the Agent, on behalf of the Banks, contemporaneously herewith. All other certificates and instruments constituting capital stock or other securities constituting Collateral hereunder from time to time shall be delivered to the Agent, on behalf of the Banks, promptly upon the receipt thereof by or on behalf of the Pledgor. All such certificates and instruments shall be held by the Agent, on behalf of the Banks, pursuant hereto and shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignments in blank, all in form and substance satisfactory to the Agent and the Banks.

     It is the intention of the parties hereto that beneficial ownership of the capital stock and securities constituting Collateral hereunder, including, without limitation, all voting, consensual and dividend rights, shall remain in the Pledgor until the occurrence and during the continuance of an Event of Default and until the Agent shall notify the Pledgor of the Agent's exercise, on behalf of the Banks, of voting, consensual and dividend rights to such capital stock and other securities pursuant to the terms of this Agreement.

     3. REPRESENTATION AND WARRANTY. The Pledgor hereby represents and warrants to the Agent and the Banks as follows: (a) except for the security interest created hereby, the Pledgor is and will at all times be the legal and beneficial owner of the Stock and, when acquired by Pledgor, the Additional Stock, free and clear of all Liens; (b) all Collateral and all shares of capital stock from time to time constituting Collateral either have been or will be duly authorized, validly issued, fully paid and non-assessable, with no personal liability attaching to the ownership thereof, and the Collateral constitutes or will constitute 100% of the issued and outstanding shares of capital stock of the Subsidiaries of the Pledgor with respect thereto; (c) the Pledgor has the unencumbered right and power to pledge the Collateral as provided herein;
(d) all actions necessary or desirable to perfect, establish the first priority of, or otherwise protect, the security interest of the Agent, and the Banks in the Collateral have been duly taken, except for the taking possession by the Agent, on behalf of the Banks, of certificates, instruments and cash constituting capital stock and other securities pledged as Collateral hereunder and which is acquired by Pledgor after the date hereof; (e) subject to obtaining certain consents and approvals and giving certain notices prior to the transfer of the Collateral, the exercise by the Agent, on behalf of the Banks, of its or their rights and remedies hereunder will not contravene any law or governmental regulation or any contractual restriction binding on or affecting the Pledgor or any of its properties and will not result in or require the creation of any Lien upon or with respect to any of its properties; (f) no authorization or approval or other action by, and no notice to or filing with, any court, agency, department, commission, board, bureau or instrumentality of the United States or any State or other political subdivision thereof (a "Governmental Authority") or regulatory body, or any other third party, except as has previously been obtained, is required either (i) for the pledge and assignment hereunder by the Pledgor of, or the grant by the Pledgor of the Lien and security interest created hereby in, the Collateral, or (ii) for the exercise by the Agent, on behalf of the Banks, of its or their rights and remedies hereunder, except as may be required in respect of any such exercise by laws affecting the offering and sale of securities generally; and (g) this Agreement creates a valid Lien and security interest in favor of the Agent, on behalf of the Banks, in the Collateral, as security for the Obligations. The taking possession by the Agent, on behalf of the Banks, of the certificates and instruments and cash constituting any capital stock or other securities pledged as Collateral hereunder from time to time will perfect and establish the first priority of the Lien and security interest hereunder in favor of the Agent and the Banks in the Collateral securing the Obligations.

     4.   NO LIENS.  The Pledgor covenants and agrees that it will not:
(a) sell or otherwise dispose of any interest in the Collateral or any funds or property held therein or constituting a part thereof; or (b) create or permit to exist any mortgage, pledge, lien, charge or other encumbrance upon or with respect to the Collateral or any funds or property constituting a part thereof, other than the lien and security interest created hereunder in favor of the Agent and the Banks.

     5. COVENANTS REGARDING STOCK. So long as any of the Obligations shall remain outstanding, the Pledgor shall: (a) at its own expense, promptly deliver to the Agent a copy of each notice or other communication received by it in respect of any of the capital stock or other securities constituting Collateral hereunder; (b) not make or consent to any amendment or other modification or waiver with respect to any such capital stock or securities, or enter into any agreement or permit to exist any restriction with respect to any such capital stock or securities other than pursuant hereto; (c) not permit the issuance of
(i) any additional shares of any class of stock of any Subsidiary of the Pledgor the shares of which have been pledged hereunder, (ii) any securities convertible voluntarily by the holder thereof or automatically upon the occurrence or non-occurrence of any event or condition into, or exchangeable for, any shares of capital stock of any Subsidiary of the Pledgor the shares of which have been pledged hereunder, or (iii) any warrants, options, contracts or other commitments entitling any Person to purchase or otherwise acquire any such shares of capital stock; or (d) not take any action which would (or fail to take any action, the result of which failure would) in any manner impair the value of the Collateral or the priority or enforceability of the security interest of the Agent, for the benefit of the Banks, therein.

     6. COVENANTS REGARDING SUBSIDIARIES AND OPERATING ENTITIES PARTNERSHIP AGREEMENTS.

     The Pledgor shall, to the extent requested by the Agent, cause each of its direct and indirect Subsidiaries holding partnership interests in Operating Entities to comply with all applicable obligations and agreements under the related partnership agreement in connection with the applicable Operating Entity. After the occurrence and during the continuance of an Event of Default, and upon the request of the Agent, the Pledgor shall cause each of such Subsidiaries to take all such actions under the related partnership agreement which the Agent may so request.

     7.   POWER OF ATTORNEY; STANDARD OF CARE.

     (a) After the occurrence and during the continuance of an Event of Default, the Pledgor hereby irrevocably appoints the Agent as its attorney-in-fact, with full power and authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Agent's discretion, to take any action and execute any documents which the Agent may deem necessary or desirable in connection with the terms and provisions of this Agreement, including, without limitation, (i) to receive, endorse and collect all instruments made payable to the Pledgor representing any payment on or any dividend or other distribution in respect of the capital stock or other securities constituting Collateral hereunder or any part thereof and to give full discharge for the same and (ii) to instruct any direct Subsidiary of the Pledgor which holds partnership interests in any Operating Entity to comply with any obligation under the related partnership agreement or to take any action thereunder, and which obligation and action shall include, without limitation and if applicable, notice to any other partner of such Operating Entity offering to such partner a right of first refusal with respect to such Subsidiary's partnership interest in such Operating Entity in accordance with the terms and conditions under the applicable partnership agreement. If the Pledgor fails to perform any agreement or obligation contained herein, the Agent itself may perform, or cause performance of, such agreement or obligation, and the expenses that the Agent incurs in connection therewith shall be payable by the Pledgor and deemed a part of the Obligations.

     (b) Other than the exercise of reasonable care to assure the safe custody of the Collateral while held hereunder, the Agent shall not have any duty or liability to preserve rights pertaining thereto and shall be relieved of all responsibility for the Collateral upon surrendering same or tendering surrender of same to the Pledgor. The Agent, on behalf of each Bank, shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in the Agent's possession if the Collateral is accorded treatment similar to that which the Agent accords its own property, it being understood that the Agent, on behalf of the Banks, shall not have any responsibility for
(i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any of the Collateral, whether or not the Agent or any Bank has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any of the Collateral, unless the failure to do so constitutes the gross negligence or willful misconduct of the Agent.

     8.   INDEMNITY AND EXPENSES.

     (a) The Pledgor agrees to indemnify the Agent and the Banks, or any of them from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting solely and directly from the gross negligence or willful misconduct of the Agent.

     (b) The Pledgor will, upon demand, pay to the Agent the amount of any and all reasonable expenses, including the disbursements and reasonable fees of the Agent's counsel and of any experts, consultants and agents, which the Agent may incur in connection with (i) the administration of this Agreement; (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral; (iii) the exercise or enforcement of any of the rights of the Agent and the Banks hereunder; or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof.

     9. ADDITIONAL COLLATERAL SECURITIES. In the event that, during the term of this Agreement:

     (a) any stock dividend, stock split, reclassification, readjustment, or other change is declared or made with respect to any of the capital stock or other securities constituting Collateral hereunder or any stock certificate (including, without limitation, any certificate representing a stock dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spinoff, split-off or otherwise), or any promissory note or other instrument is received by the Pledgor or its successors, by virtue of its being or having been an owner of any Collateral, all new, substituted and additional shares, promissory notes, instruments or other securities issued by reason of any such change and received by the Pledgor or to which the Pledgor shall be entitled shall be immediately transferred and delivered to the Agent, on behalf of the Banks, together with any necessary indorsement or stock powers or assignments endorsed in blank by the Pledgor, and shall thereupon be held by the Agent, on behalf of the Banks, as Collateral under the terms of this Agreement;

     (b) any subscriptions, warrants, share appreciation rights or any other rights or options or any other security, whether as an addition to, substitution for, or in exchange for any capital stock or other securities constituting Collateral hereunder, or otherwise, shall be issued in connection with any of such capital stock or other securities, all new stock or other securities acquired through such subscriptions, warrants, share appreciation rights, rights or options by the Pledgor shall be immediately transferred and delivered to the Agent, on behalf of the Banks, and shall thereupon constitute Collateral, as the case may be, to be held by the Agent, on behalf of the Banks, as Collateral under the terms of this Agreement; and

     (c) any dividend payable in securities or property other than cash, or dividend or other distribution in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus is received by the Pledgor, by virtue of its being or having been an owner of any Stock or Additional Stock, the Pledgor shall receive such payment or distribution in trust, for the benefit of the Agent and the Banks, shall segregate same from the Pledgor's other property and shall deliver it forthwith to the Agent in the exact form received, with any necessary indorsement or appropriate stock powers or assignments duly executed in blank, to be held by the Agent as Stock or Additional Stock, as the case may be.

     10. DEFAULT. In the event of the occurrence and during the continuance of an Event of Default, the Agent, for and on behalf of the Banks, may, pursuant to
Section 9.2 of the Loan Agreement without the necessity of foreclosure and as a means of substituting collateral, sell, transfer or otherwise dispose of the Collateral or any interest or right therein or any part thereof after ten (10) Business Days prior written notice to the Pledgor, in one or more parcels, at the same or different times, at a public or private sale, or may make any other commercially reasonable disposition of the Collateral or any portion thereof. The Agent or any Bank may purchase the Collateral or any portion thereof. The proceeds of the sale or other disposition shall be applied to the Obligations in such order as set forth in the Loan Agreement. Any remaining proceeds shall be paid over to the Pledgor or others as provided by law.

     11. ADDITIONAL RIGHTS OF SECURED PARTIES. In addition to its rights and privileges under this Agreement, the Agent, on behalf of the Banks, shall have all the rights, powers and privileges of a secured party under the Uniform Commercial Code as in effect in the relevant jurisdiction, and such other rights or remedies which it may have at law or in equity.

     12. TERMINATION AND RELEASE. Upon payment in full of the Obligations and the performance and satisfaction in full of all covenants and undertakings of the Pledgor under the Loan Agreement and the other Loan Documents, the Agent shall take any actions reasonably necessary to terminate and release the security interest in and security title to the Collateral granted to the Agent and the Banks hereunder, and to cause the Collateral to be delivered to the Pledgor, all at the cost and expense of the Pledgor.

     13. DISPOSITION OF STOCK BY THE AGENT. To the extent that any of the capital stock or other securities constituting Collateral hereunder is not registered under the various federal or State securities acts, the disposition thereof after the occurrence and during the continuance of an Event of Default may be restricted to one or more private (instead of public) sales in view of the lack of such registration; the Pledgor understands that, upon such disposition, the Agent may approach only a restricted number of potential purchasers and further understands that a sale under such circumstances may yield a lower price for such capital stock or other securities than if the same were registered pursuant to federal and state securities legislation and sold on the open market. The Stock and all other capital stock and securities constituting Collateral hereunder is not, as of the date of this Agreement, and the Additional Stock and all other capital stock and securities hereafter acquired will not be, on the date of acquisition thereof, registered under the various federal and state securities laws. The Pledgor, therefore, agrees that:


     (a) if the Agent, on behalf of the Banks, shall, pursuant to the terms of this Agreement, sell or cause the Collateral or any portion thereof to be sold at a private sale, the Agent shall have the right to rely upon the advice and opinion of any national brokerage or investment firm having recognized expertise and experience in connection with shares or obligations of companies or entities in the same or similar business as the issuing company or entity which brokerage or investment firm shall have reviewed financial data and other information available to the Agent pertaining to the Pledgor and its Subsidiaries (but shall not be obligated to seek such advice and the failure to do so shall not be considered in determining the commercial reasonableness of the Agent's action) as to the best manner in which to expose such Collateral for sale and as to the best price reasonably obtainable at the private sale thereof; and

     (b) such reliance shall be conclusive evidence that the Agent has handled such disposition in a commercially reasonable manner.

     14.  PLEDGOR'S OBLIGATION ABSOLUTE.

     (a) The obligations of the Pledgor under this Agreement shall be direct and immediate and not be conditional or contingent upon the pursuit of any other remedies against the Pledgor, or any other Person, nor against other security or liens available to the Agent or any Bank, or its or their respective successors, assigns or agents. The Pledgor waives any right to require that an action be brought against any other Person or to require that the Agent or any Bank resort to any security or to any balance of any deposit account or credit on the books of any Bank in favor of any other Person or to require resort to rights or remedies hereunder prior to the exercise of any other rights or remedies of the Agent and the Banks in connection with the Loans.

     (b) The obligations of the Pledgor hereunder shall remain in full force and effect without regard to, and shall not be impaired by: (i) any bankruptcy, insolvency, reorganization, arrangements, readjustment, composition, liquidation or the like of the Pledgor or any Affiliate; (ii) any exercise or nonexercise, or any waiver, by the Agent and the Banks of any rights, remedy, power or privilege under or in respect of the Obligations, this Agreement, the Loan Agreement or any other Loan Document, or any security for any of the Obligations (other than this Agreement); or (iii) any amendment to or modification of the Obligations, this Agreement, the Loan Agreement or any other Loan Document or any security for any of the Obligations (other than this Agreement), whether or not the Pledgor shall have notice or knowledge of any of the foregoing.

     15.  VOTING RIGHTS.

     (a)  Upon the occurrence and during the continuance of an Event of Default,
(i) the Agent may, upon ten (10) Business Days prior written notice to the Pledgor of its intention to do so, exercise all voting rights and all other ownership or consensual rights of or with respect to any capital stock or other securities constituting Collateral hereunder, but under no circumstances is the Agent obligated to exercise such rights, and

(ii) the Pledgor hereby appoints the Agent, which appointment shall be effective on the tenth (10th) Business Day following the giving of notice by the Agent as provided in Section 17 hereof, as the Pledgor's true and lawful attorney-in-fact and IRREVOCABLE PROXY to vote such capital stock or other securities in any manner the Agent deems advisable, consistent with the provisions of the Loan Agreement, for or against all matters submitted or which may be submitted to a vote of shareholders; PROVIDED that, until such occurrence and during the continuance of an Event of Default and the giving of the aforesaid notice by the Agent, the Pledgor shall retain all voting rights to such capital stock or other securities; and

     (b) For so long as the Pledgor shall have the right to vote any capital stock or other securities constituting Collateral hereunder, the Pledgor covenants and agrees that it will not, without the prior written consent of the Agent and the Banks, (i) vote or take any consensual action with respect to the Stock or the Additional Stock which would constitute an Event of Default,
(ii) cause, permit or allow any assets of any Subsidiary of the Pledgor the shares of which are pledged hereunder to be leased, sold, conveyed, pledged, hypothecated, transferred or otherwise encumbered or disposed of, except as permitted under the terms of the Loan Agreement, or (iii) cause, permit or allow any Subsidiary of the Pledgor the shares of which are pledged hereunder to be dissolved or liquidated or to acquire, be acquired by, merged or consolidated into or with any other Person, except as permitted under the terms of the Loan Agreement.

     16. NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be given in the manner prescribed in the Loan Agreement. Notice of change of address for notice shall also be governed by the Loan Agreement. Notices given to any Subsidiary of the Pledgor shall be delivered to the Pledgor at its address in the Loan Agreement. Notices given to the Pledgor, the Agent or any Bank shall be addressed as provided in the Loan Agreement.

     17. SECURITY INTEREST ABSOLUTE. All rights of the Agent and the Banks, and all security interests and all obligations of the Pledgor hereunder shall be absolute and unconditional irrespective of: (1) any lack of validity or enforceability of the Loan Agreement, the Notes or any other Loan Documents executed and delivered in connection therewith; (2) any change in the time, manner or place of payment of, or any other term in respect of, all or any of the Obligations, or any other amendment or waiver of or consent to any departure from the Loan Agreement, the Notes or any other Loan Document; (3) any increase in, addition to, exchange or release of, or non-perfection of any lien on or security interest in any other collateral or any release or amendment or waiver of or consent to departure from any security document or guaranty, for all or any of the Obligations; (4) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any loan party in respect of the Obligations, or the Pledgor in respect of this Agreement; or (5) the absence of any action on the part of the Agent or the Banks to obtain payment or performance of the Obligations from any other loan party.

     18. BINDING AGREEMENT. THE PROVISIONS OF THIS AGREEMENT SHALL BE CONSTRUED AND INTERPRETED, AND ALL RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Agreement, together with all documents referred to herein, constitutes the entire Agreement between the Pledgor, the Agent and the Banks with respect to the subject matter hereof, and may not be modified except by a writing executed by the Agent and the Majority Banks and delivered by the Agent to the Pledgor, and no waiver of any provision of this Agreement, and no consent to any departure by the Pledgor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent and the Majority Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. This Agreement shall be binding upon the Pledgor and its respective successors and assigns, and shall inure to the benefit of the Agent and the Banks and their respective successors and assigns.

     19. SEVERABILITY. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited or invalid under such law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision of this Agreement.

     20. MISCELLANEOUS. No failure to exercise, and no delay in exercising, any right hereunder or under any of the other Loan Documents held by the Agent and the Banks shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or future exercise thereof or the exercise of any other right. The rights and remedies of the Agent and the Banks provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights and remedies of the Agent and the Banks hereunder or under any other Loan Documents against any party thereto are not conditional or contingent on any attempt by the Agent or either Bank to exercise any of its or their rights under any other Loan Document against such party or against any other Person.

     21. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall constitute one and the same instrument, and each of the parties hereto may execute this Agreement by signing any such counterpart.



                [THE REST OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands and affixed their seals by and through their duly authorized signatories, as of the day and year first above written.

PLEDGOR: RAINBOW PROGRAMMING HOLDINGS, INC., a New York corporation


                              By:________________________________
                                   Title:________________________
     [CORPORATE SEAL]

                              Attest:____________________________
                                   Title:________________________



AGENT:                   TORONTO DOMINION (TEXAS), INC.


                         By:_____________________________________
                              Title:_____________________________

                                   SCHEDULE I

                              Description of Stock


                    Type/Class     Certificate    No. of Shares
Name of Company      of Stock        Number          Pledged
- - ---------------     ----------     -----------    -------------

RASCO
The Singles
  Network, Inc.

                                                        EXHIBIT C



                       FORM OF INTEREST RATE CONFIRMATION



     I, _______________, the ____________________________________  and an
Authorized Signatory of Rainbow Programming Holdings, Inc., a New York corporation (the "Borrower"), do hereby certify pursuant to the provisions of the Loan Agreement (the "Loan Agreement"), dated as of June 30, 1994, by and among the Borrower, the Guarantors, the Banks signatories thereto and Toronto Dominion (Texas), Inc. (the "Agent"), as Agent for the Banks, that The Borrower hereby requests a Base Rate Eurodollar Advance under the Term Loan in the amount of $___________________ to be made on _____________, 1994. The foregoing instructions shall be irrevocable.

          Capitalized terms used herein and not otherwise defined are used as defined in the Loan Agreement.

          Dated as of this _______ day of _____________, 1994.


                         RAINBOW PROGRAMMING HOLDINGS, INC.,
                         a New York corporation


                                   By:___________________________
                                        Title:___________________

                                                  EXHIBIT D



                             STOCK PLEDGE AGREEMENT

     THIS STOCK PLEDGE AGREEMENT (the "Agreement"), entered into as of this 30th day of June, 1994, by and between CABLEVISION SYSTEMS CORPORATION a Delaware corporation (the "Pledgor"), and TORONTO DOMINION (TEXAS), INC., as agent (the "Agent") for the Banks (as defined in the Loan Agreement defined below),

                              W I T N E S S E T H:

     WHEREAS, pursuant to that certain Loan Agreement dated the date hereof (together with any and all extensions, renewals, amendments, modifications or supplements thereto, the "Loan Agreement") by and among Rainbow Programming Holdings, Inc., a New York corporation (the "Borrower"), the Agent, and the Banks, the Banks have agreed, severally in accordance with their respective Commitment Ratios and not jointly, to extend a credit facility to the Borrower in an aggregate principal amount not to exceed U.S. $105,000,000 (the "Loan"), evidenced by the Borrower's term notes in favor of each Bank (as executed on the date hereof and as they may be amended, modified, renewed or extended from time to time, collectively, the "Notes"); and

     WHEREAS, to secure the due and punctual payment and performance of all obligations of the Borrower under the Loan Agreement, the Notes and the Loan Documents (as defined in the Loan Agreement), the Pledgor wishes to pledge and assign to the Agent and the Banks all of its right, title and interest in and to all of the shares of capital stock of the Borrower which stock is more fully described as of the Agreement Date on Exhibit "A" (the "Stock"); and

     WHEREAS, the Pledgor has delivered certificates for the Stock to the Agent, on behalf of the Banks;

     NOW, THEREFORE, for and in consideration of the above premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. DEFINITIONS. All capitalized terms used herein without definition shall have the meanings ascribed thereto in the Loan Agreement.

     2. SECURITY INTEREST. As security for (a) the timely fulfillment and performance of each and every covenant and obligation of the Borrower under the Loan Agreement, the Notes and the other Loan Documents, and (b) the payment of the Obligations, the Pledgor hereby pledges, mortgages, transfers, sets over and delivers to and assigns to the Agent, on behalf of the Banks, and grants the Agent, on behalf of the Banks, a continuing Lien on and security interest in and security title to, and has delivered to and deposited with the Agent, on behalf of the Banks herewith, the following collateral, whether now owned or hereafter acquired (the "Collateral"):

          (i) the Stock and all substitutions therefor and replacements thereof, all proceeds and products thereof and all rights related thereto, including, without limitation, the certificates representing the Stock, the right to request that the Stock and other certificated securities be registered in the name of the Agent, on behalf of the Banks, or any of its or their nominees, the right to receive the Stock and the right to require that same be delivered to the Agent, on behalf of the Banks, together with stock powers or assignments of investment securities with respect thereto, duly executed in blank by the Borrower, all warrants, options, share appreciation rights and other rights, contractual or otherwise, in respect thereof and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in addition to, in substitution of, on account of or in exchange for any or all of the Stock;

         (ii) (A) all other capital stock of the Borrower and (B) securities received as proceeds of capital stock of the Borrower at any time and from time to time acquired by the Pledgor, the certificates or other instruments representing such capital stock or securities, all options, warrants, share appreciation rights and other rights, contractual or otherwise, in respect thereof and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in addition to, in substitution of, on account of, or in exchange for any and all of such Stock; and

        (iii)  all proceeds of any and all of the foregoing;

in each case, whether now owned or hereafter acquired by the Pledgor, howsoever its interest therein may arise or appear (whether beneficially or of record and whether by ownership, security interest, claim or otherwise).

     All certificates and instruments currently representing the Stock and any other capital stock or securities constituting Collateral hereunder are being delivered to the Agent, on behalf of the Banks, contemporaneously herewith. All other certificates and instruments constituting capital stock and other securities constituting Collateral hereunder from time to time shall be delivered to the Agent, on behalf of the Banks, promptly upon the receipt thereof by or on behalf of the Pledgor. All such certificates and instruments shall be held by the Agent, on behalf of the Banks, pursuant hereto and shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignments in blank, all in form and substance satisfactory to the Agent and the Banks.

     It is the intention of the parties hereto that beneficial ownership of any capital stock or other securities constituting Collateral hereunder, including, without limitation, all voting, consensual and dividend rights, shall remain in the Pledgor until the Agent's exercise, on behalf of the Banks, of voting, consensual and dividend rights to such capital stock or other securities pursuant to the terms of this Agreement following the occurrence and during the continuance of an Event of Default.

     3. REPRESENTATION AND WARRANTY. The Pledgor hereby represents and warrants to the Agent and the Banks as follows: (a) except for the security interest created hereby, the Pledgor is and will at all times be the legal and beneficial owner of the Collateral, free and clear of all Liens; (b) all Collateral and all shares of capital stock from time to time constituting Collateral either have been or will be duly authorized, validly issued, fully paid and non-assessable, with no personal liability attaching to the ownership thereof, and the Collateral constitutes 100% of the issued and outstanding shares of capital stock of the Borrower; (c) the Pledgor has the unencumbered right and power to pledge the Collateral as provided herein; (d) all actions necessary or desirable to perfect, establish the first priority of, or otherwise protect, the security interest of the Agent, and the Banks in the Collateral have been duly taken, except for the taking possession by the Agent, on behalf of the Banks, of certificates, instruments and cash constituting capital stock or other securities pledged as Collateral hereunder and which is acquired by Pledgor after the date hereof; (e) subject to obtaining certain consents and approvals and giving certain notices prior to the transfer of the Collateral, the exercise by the Agent, on behalf of the Banks, of its or their rights and remedies hereunder will not contravene any law or governmental regulation or any contractual restriction binding on or affecting the Pledgor or any of its properties and will not result in or require the creation of any Lien upon or with respect to any of its properties; (f) no authorization or approval or other action by, and no notice to or filing with, any court, agency, department, commission, board, bureau or instrumentality of the

United States or any State or other political subdivision thereof (a "Governmental Authority") or regulatory body, or any other third party, except as has previously been obtained, is required either (i) for the pledge and assignment hereunder by the Pledgor of, or the grant by the Pledgor of the Lien and security interest created hereby in, the Collateral, or (ii) for the exercise by the Agent, on behalf of the Banks, of its or their rights and remedies hereunder, except as may be required in respect of any such exercise by laws affecting the offering and sale of securities generally; and (g) this Agreement creates a valid Lien and security interest in favor of the Agent, on behalf of the Banks, in the Collateral, as security for the Obligations. The taking possession by the Agent, on behalf of the Banks, of the certificates accompanied by stock powers endorsed in blank and instruments and cash constituting any capital stock or other securities pledged as Collateral hereunder from time to time will perfect and establish the first priority of the Lien and security interest hereunder in favor of the Agent and the Banks in the Collateral securing the Obligations.

     4.   NO LIENS.  The Pledgor covenants and agrees that it will not:
(a) sell or otherwise dispose of any interest in the Collateral or any funds or property held therein or constituting a part thereof; or (b) create or permit to exist any mortgage, pledge, lien, charge or other encumbrance upon or with respect to the Collateral or any funds or property constituting a part thereof, other than the lien and security interest created hereunder in favor of the Agent and the Banks.

     5. COVENANTS REGARDING COLLATERAL. So long as any of the Obligations shall remain outstanding, the Pledgor shall: (a) at its own expense, promptly deliver to the Agent a copy of each notice or other communication received by it specifically in respect of any of the capital stock or other securities constituting Collateral hereunder; (b) not make or consent to any amendment or other modification or waiver with respect to any such capital stock or securities, or enter into any agreement or permit to exist any restriction with respect to any such capital stock or securities other than pursuant hereto;
(c) not permit the issuance of (i) any additional shares of any class of stock of the Borrower, (ii) any securities convertible voluntarily by the holder thereof or automatically upon the occurrence or non-occurrence of any event or condition into, or exchangeable for, any shares of capital stock of the Borrower, or (iii) any warrants, options, contracts or other commitments entitling any Person to purchase or otherwise acquire any such shares of capital stock; or (d) not take any action which would (or fail to take any action, the result of which failure would) in any manner impair the value of the Collateral or the priority or enforceability of the security interest of the Agent, for the benefit of the Banks, therein.

     6.   COVENANTS REGARDING THE BORROWER'S SUBSIDIARIES AND OPERATING
          ENTITIES.

     (a) INDEBTEDNESS FOR MONEY BORROWED. The Pledgor shall not permit any of the Borrower's Subsidiaries or the Operating Entities to create, assume, incur or otherwise become or remain obligated in respect of, or permit to be outstanding, any Indebtedness for Money Borrowed except:

     (i) Indebtedness under the Loan Documents, or otherwise permitted by the Loan Documents;

    (ii) Indebtedness of the Borrower's Subsidiaries permitted under the Loan Agreement;

   (iii) With respect to AMC so long as the AMC Loan Agreement is in effect, Indebtedness permitted under the AMC Loan Agreement as in effect on the Agreement Date;

    (iv) With respect to Operating Entities other than AMC, and to AMC if clause (iii) immediately above does not apply, intercompany Indebtedness among any of the Borrower, the Borrower's Subsidiaries and the Operating Entities, PROVIDED that the repayment of any such Indebtedness owed by the Borrower or any of its Subsidiaries to any of the Operating Entities shall be subordinated to the prior payment in full of the Obligations.

    (v) With respect to SportsChannel Cincinnati Associates ("SCA"), indebtedness under that certain Convertible Subordinated Loan and Security Agreement, dated as of January 10, 1990 (including as the same may be amended from time to time, with the prior written consent of the Agent if any such amendment effects an increase in the Obligations (as defined therein) or an expansion of the Lien created thereunder, the "SCA/NBC Agreement") in favor of NBC/National AD Holding, Inc. (the "NBC Partner") evidencing, in part, the NBC Partner's investment in SCA.

     (b)  LIMITATION ON LIENS.

          The Pledgor shall not permit any of the Borrower's Subsidiaries or the Operating Entities to create, assume, incur, or permit to exist or to be created, assumed, incurred or permitted to exist, directly or indirectly, any Lien on any of its properties or assets, whether now owned or hereafter acquired, except for (i) Permitted Liens, (ii) with respect to

AMC, Liens permitted under the AMC Loan Agreement so long as it remains in effect and (iii) with respect to SCA, Liens in favor of the NBC Partner to secure SCA's Obligations (as defined in the SCA/NBC Agreement).

     (c)  LIMITATION ON GUARANTIES.

          The Pledgor shall not permit any of the Borrower's Subsidiaries or the Operating Entities, to at any time, Guarantee, or assume, be obligated with respect to, or permit to be outstanding any Guarantee of, any obligation of any other Person other than (i) under the Loan Documents, (ii) as permitted under the Loan Agreement, (iii) with respect to AMC so long as the AMC Loan Agreement is in effect, as permitted under the AMC Loan Agreement and (iv) with respect to the Operating Entities other than AMC, (x) obligations under agreements to indemnify Persons who have issued bid or performance bonds or letters of credit issued in lieu of such bonds in the ordinary course of business of such Operating Entity securing performance by the Operating Entity of activities otherwise permissible under the Loan Documents, and (y) a guarantee by endorsement of negotiable instruments for collection in the ordinary course of business.

     (d)  DISPOSITION OF AMC.

     The Pledgor shall not cease to own, directly or indirectly through its Subsidiaries, at least 50% of the then outstanding partnership interests of AMC and Pledgor agrees that any reduction in the Pledgor's direct or indirect partnership interests in AMC shall be conducted strictly in accordance with the terms and conditions in the Loan Agreement.

     (e)  CAPITAL INFUSIONS RELATING TO CONSULTING FEES.

     Following the occurrence and during the continuance of an Event of Default, the Pledgor shall make a capital infusion, in immediately available funds, to the Borrower concurrently with each payment by AMC of the consulting fee set forth in the Consulting Agreement and the amount of which capital infusion shall not be less than the aggregate amount of such consulting fee payment actually received.

     7.   COVENANTS REGARDING DELIVERY OF PLEDGOR AVAILABILITY CERTIFICATE.

     The Pledgor shall deliver to the Agent, concurrently with the delivery of financial statements pursuant to Sections 7.1 and 7.2 under the Loan Agreement, a certificate of an Authorized Signatory of the Pledgor substantially in the form of EXHIBIT L attached hereto (i) stating that (x) the Pledgor has sufficient borrowing availability under the revolving credit facility provided for under the Parent Company Loan Agreement, and sufficient borrowing availability under the covenant set forth in Section 9.16 of the Parent Company Loan Agreement to make the interest payments on the Term Loans due under this Agreement or the Term Notes for the next succeeding twelve (12) months following the date of such certificate or (y) at the sole option of the Pledgor, that an escrow account has been established with The Toronto-Dominion Bank on such terms as shall be reasonably satisfactory to the Majority Banks and in an amount sufficient to make the interest payments on the Term Loans due under this Agreement or the Term Notes for the next succeeding twelve (12) months following the date of such certificate; (ii) stating that payment by the Pledgor of interest on the Term Loans due under this Agreement or the Term Notes for the next succeeding three
(3) months following the date of such certificate will not cause the Pledgor to be in default of Section 9.26 (or any comparable covenant of the Parent Company Loan Agreement, if the same is amended) of the Parent Company Loan Agreement; and (iii) stating that no event of default, or event which with the giving of notice or the passage of time will constitute an event of default, has occurred under the Parent Company Loan Agreement as at the end of such quarter or year, as the case may be, which will prevent the Pledgor from making any borrowing thereunder.

     8.   POWER OF ATTORNEY; STANDARD OF CARE.

     (a) After the occurrence and during the continuance of an Event of Default, the Pledgor hereby irrevocably appoints the Agent as its attorney-in-fact, with full power and authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Agent's discretion, to take any action and execute any documents which the Agent may deem necessary or desirable in connection with the terms and provisions of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to the Pledgor representing any payment on or any dividend or other distribution in respect of the capital stock or other securities constituting Collateral hereunder or any part thereof and to give full discharge for the same. If the Pledgor fails to perform any agreement or obligation contained herein, the Agent itself may perform, or cause performance of, such agreement or obligation, and the expenses that the Agent incurs in connection therewith shall be payable by the Pledgor and deemed a part of the Obligations.

     (b) Other than the exercise of reasonable care to assure the safe custody of the Collateral while held hereunder, the

Agent shall not have any duty or liability to preserve rights pertaining thereto and shall be relieved of all responsibility for the Collateral upon surrendering same or tendering surrender of same to the Pledgor. The Agent, on behalf of each Bank, shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in the Agent's possession if the Collateral is accorded treatment similar to that which the Agent accords its own property, it being understood that the Agent, on behalf of the Banks, shall not have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any of the Collateral, whether or not the Agent or any Bank has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any of the Collateral, unless the failure to do so constitutes the gross negligence or willful misconduct of the Agent.

     9.   INDEMNITY AND EXPENSES.

     (a) The Pledgor agrees to indemnify the Agent and the Banks, or any of them from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting solely and directly from the gross negligence or willful misconduct of the Agent.

     (b) The Pledgor will, upon demand, pay to the Agent the amount of any and all reasonable expenses, including the disbursements and reasonable fees of the Agent's counsel and of any experts, consultants and agents, which the Agent may incur in connection with (i) the administration of this Agreement; (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral; (iii) the exercise or enforcement of any of the rights of the Agent and the Banks hereunder; or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof.

     10. ADDITIONAL COLLATERAL SECURITIES. In the event that, during the term of this Agreement:

     (a) any stock dividend, stock split, reclassification, readjustment, or other change is declared or made with respect to any of the capital stock or other securities constituting Collateral hereunder or any stock certificate (including, without limitation, any certificate representing a stock dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spinoff, split-off or otherwise), or any promissory note or other instrument is received by the Pledgor or its successors, by virtue of its being or having been an owner of any Collateral, all new, substituted and additional shares, promissory notes, instruments or other securities issued by reason of any such change and received by the Pledgor or to which the Pledgor shall be entitled shall be immediately transferred and delivered to the Agent, on behalf of the Banks, together with any necessary indorsement or stock powers or assignments endorsed in blank by the Pledgor, and shall thereupon be held by the Agent, on behalf of the Banks, as Collateral under the terms of this Agreement;

     (b) any subscriptions, warrants, share appreciation rights or any other rights or options or any other security, whether as an addition to, substitution for, or in exchange for any capital stock or other securities constituting Collateral hereunder, or otherwise, shall be issued in connection with any of such capital stock or other securities, all new stock or other securities acquired through such subscriptions, warrants, share appreciation rights, rights or options by the Pledgor shall be immediately transferred and delivered to the Agent, on behalf of the Banks, and shall thereupon constitute Collateral, to be held by the Agent, on behalf of the Banks, as Collateral under the terms of this Agreement; and

     (c) any dividend payable in securities or property other than cash, or dividend or other distribution in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus is received by the Pledgor, by virtue of its being or having been an owner of any Stock, the Pledgor shall receive such payment or distribution in trust, for the benefit of the Agent and the Banks, shall segregate same from the Pledgor's other property and shall deliver it forthwith to the Agent in the exact form received, with any necessary indorsement or appropriate stock powers or assignments duly executed in blank, to be held by the Agent as Stock.

     11. DEFAULT. In the event of the occurrence and during the continuance of an Event of Default, the Agent, for and on behalf of the Banks, may, pursuant to
Section 9.2 of the Loan Agreement without the necessity of foreclosure and as a means of substituting collateral, sell, transfer or otherwise dispose of the Collateral or any interest or right therein or any part thereof after ten (10) Business Days prior written notice to the Pledgor, in one or more parcels, at the same or different times, at a public or private sale, or may make any other commercially reasonable disposition of the Collateral or any portion thereof.

The Agent or any Bank may purchase the Collateral or any portion thereof. The proceeds of the sale or other disposition shall be applied to the Obligations in such order as set forth in the Loan Agreement. Any remaining proceeds shall be paid over to the Pledgor or others as provided by law.

     12. ADDITIONAL RIGHTS OF SECURED PARTIES. In addition to its rights and privileges under this Agreement, the Agent, on behalf of the Banks, shall have all the rights, powers and privileges of a secured party under the Uniform Commercial Code as in effect in the relevant jurisdiction, and such other rights or remedies which it may have at law or in equity.

     13. TERMINATION AND RELEASE. Upon payment in full of the Obligations and the performance and satisfaction in full of all covenants and undertakings of the Pledgor under the Loan Agreement and the other Loan Documents, the Agent shall take any actions reasonably necessary to terminate and release the security interest in and security title to the Collateral granted to the Agent and the Banks hereunder, and to cause the Collateral to be delivered to the Pledgor, all at the cost and expense of the Pledgor.

     14. DISPOSITION OF COLLATERAL BY THE AGENT. To the extent that any of the capital stock or other securities constituting Collateral hereunder is not registered under the various federal or State securities acts, the disposition thereof after the occurrence and during the continuance of an Event of Default may be restricted to one or more private (instead of public) sales in view of the lack of such registration; the Pledgor understands that, upon such disposition, the Agent may approach only a restricted number of potential purchasers and further understands that a sale under such circumstances may yield a lower price for such capital stock or other securities than if the same were registered pursuant to federal and state securities legislation and sold on the open market. The Stock and all other capital stock and securities constituting Collateral hereunder is not, as of the date of this Agreement, registered under the various federal and state securities laws. The Pledgor, therefore, agrees that:

     (a) if the Agent, on behalf of the Banks, shall, pursuant to the terms of this Agreement, sell or cause the Collateral or any portion thereof to be sold at a private sale, the Agent shall have the right to rely upon the advice and opinion of any national brokerage or investment firm having recognized expertise and experience in connection with shares or obligations of companies or entities in the same or similar business as the issuing company or entity which brokerage or investment firm shall have reviewed financial data and other information available to the Agent pertaining to the Pledgor and its Subsidiaries (but shall not be obligated to seek such advice and the failure to do so shall not be considered in determining the commercial reasonableness of the Agent's action) as to the best manner in which to expose the Collateral for sale and as to the best price reasonably obtainable at the private sale thereof; and

     (b) such reliance shall be conclusive evidence that the Agent has handled such disposition in a commercially reasonable manner.

     15.  PLEDGOR'S OBLIGATION ABSOLUTE.

     (a) The obligations of the Pledgor under this Agreement shall be direct and immediate and not be conditional or contingent upon the pursuit of any other remedies against the Pledgor, or any other Person, nor against other security or liens available to the Agent or any Bank, or its or their respective successors, assigns or agents. The Pledgor waives any right to require that an action be brought against any other Person or to require that the Agent or any Bank resort to any security or to any balance of any deposit account or credit on the books of any Bank in favor of any other Person or to require resort to rights or remedies hereunder prior to the exercise of any other rights or remedies of the Agent and the Banks in connection with the Loans.

     (b) The obligations of the Pledgor hereunder shall remain in full force and effect without regard to, and shall not be impaired by: (i) any bankruptcy, insolvency, reorganization, arrangements, readjustment, composition, liquidation or the like of the Pledgor or any Affiliate; (ii) any exercise or nonexercise, or any waiver, by the Agent and the Banks of any rights, remedy, power or privilege under or in respect of the Obligations, this Agreement, the Loan Agreement or any other Loan Document, or any security for any of the Obligations (other than this Agreement); or (iii) any amendment to or modification of the Obligations, this Agreement, the Loan Agreement or any other Loan Document or any security for any of the Obligations (other than this Agreement), whether or not the Pledgor shall have notice or knowledge of any of the foregoing.

     16.  VOTING RIGHTS.

     (a)  Upon the occurrence and during the continuance of an Event of Default,
(i) the Agent may, upon ten (10) Business Days prior written notice to the Pledgor of its intention to do so, exercise all voting rights and all other ownership or consensual rights of or with respect to any capital stock or other securities constituting Collateral hereunder, but under no circumstances is the Agent obligated to exercise such rights, and (ii) the Pledgor hereby appoints the Agent, which appointment shall be effective on the tenth (10th) Business Day following the giving of notice by the Agent as provided in Section 17 hereof, as the Pledgor's true and lawful attorney-in-fact and IRREVOCABLE PROXY to vote such capital stock or other securities in any manner the Agent deems advisable, consistent with the provisions of the Loan Agreement, for or against all matters submitted or which may be submitted to a vote of shareholders; PROVIDED that, until such occurrence and during the continuance of an Event of Default and the giving of the aforesaid notice by the Agent, the Pledgor shall retain all voting rights to such capital stock or other securities; and

     (b) For so long as the Borrower shall have the right to vote any capital stock or other securities constituting Collateral hereunder, the Pledgor covenants and agrees that it will not, without the prior written consent of the Agent and the Banks, (i) vote or take any consensual action with respect to the Stock which would constitute an Event of Default, (ii) cause, permit or allow any assets of the Borrower to be leased, sold, conveyed, pledged, hypothecated, transferred or otherwise encumbered or disposed of, except as permitted under the terms of the Loan Agreement, or (iii) cause, permit or allow the Borrower to be dissolved or liquidated or to acquire, be acquired by, merged or consolidated into or with any other Person, except as permitted under the terms of the Loan Agreement.

     17. NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be given in the manner prescribed in the Loan Agreement. Notice of change of address for notice shall also be governed by the Loan Agreement. Notices given to the Borrower shall be addressed to the Borrower at its address in the Loan Agreement. Notices given to the Pledgor, the Agent or any Bank shall be addressed as provided in the Loan Agreement.

     18. SECURITY INTEREST ABSOLUTE. All rights of the Agent and the Banks, and all security interests and all obligations of the Pledgor hereunder shall be absolute and unconditional irrespective of: (1) any lack of validity or enforceability of the Loan Agreement, the Notes or any other Loan Documents executed and delivered in connection therewith; (2) any change in the time, manner or place of payment of, or any other term in respect of, all or any of the Obligations, or any other amendment or waiver of or consent to any departure from the Loan Agreement, the Notes or any other Loan Document; (3) any increase in, addition to, exchange or release of, or non-perfection of any lien on or security interest in any other collateral or any release or amendment or waiver of or consent to departure from any security document or guaranty, for all or any of the Obligations; (4) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any loan party in respect of the Obligations, or the Pledgor in respect of this Agreement; or (5) the absence of any action on the part of the Agent or the Banks to obtain payment or performance of the Obligations from any other loan party.

     19.  LIMITATIONS ON PLEDGE.

     (a) Agent hereby acknowledges that certain actions which may be taken pursuant to the provisions of this Agreement may be subject to the receipt of the consent of one or more partners of the Operating Entities (other than Subsidiaries of the Borrower). Anything in this agreement (including any representation and warranty of the Pledgor) to the contrary notwithstanding, the pledge and security interest granted hereunder shall not be deemed to be an assignment, transfer or change in beneficial or record ownership of the Borrower, any Subsidiary of Borrower, or any Operating Entity, or control of any of the foregoing.

     (b) Following the occurrence and during the continuance of any Event of Default, Pledgor shall, to the extent requested by the Agent, cause each of its direct and indirect Subsidiaries holding a partnership interest in any Operating Entity to take such actions as may be necessary in accordance with the terms of its related partnership agreement to sell its interest in, or consent to a change of control relating to, an Operating Entity, including giving of any notice that may be required to any other partner of such Operating Entity offering such partner a right of first refusal. In the event that Pledgor shall not comply with its obligations described in the preceding sentence, the Agent is authorized as the Pledgor's attorney-in-fact under Section 8 hereof to instruct any of Pledgor's direct or indirect Subsidiaries in the name of the Pledgor to take such action.

     20. BINDING AGREEMENT. THE PROVISIONS OF THIS AGREEMENT SHALL BE CONSTRUED AND INTERPRETED, AND ALL RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Agreement, together with all documents referred to herein, constitutes the entire Agreement between the Pledgor, the Agent and the Banks with respect to the subject matter hereof, and may not be modified except by a writing executed by the Agent and the Majority Banks and delivered by the Agent to the Pledgor, and no waiver of any provision of this Agreement, and no consent to any departure by the Pledgor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent and the Majority Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. This Agreement shall be binding upon the Pledgor and its respective successors and assigns, and shall inure to the benefit of the Agent and the Banks and their respective successors and assigns.

     21. SEVERABILITY. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited or invalid under such law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision of this Agreement.

     22. MISCELLANEOUS. No failure to exercise, and no delay in exercising, any right hereunder or under any of the other Loan Documents held by the Agent and the Banks shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or future exercise thereof or the exercise of any other right. The rights and remedies of the Agent and the Banks provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights and remedies of the Agent and the Banks hereunder or under any other Loan Documents against any party thereto are not conditional or contingent on any attempt by the Agent or either Bank to exercise any of its or their rights under any other Loan Document against such party or against any other Person.

     23. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall constitute one and the same instrument, and each of the parties hereto may execute this Agreement by signing any such counterpart.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands and affixed their seals by and through their duly authorized signatories, as of the day and year first above written.

PLEDGOR:                 CABLEVISION SYSTEMS CORPORATION, a Delaware corporation


                              By:________________________________
                                   Title:________________________
     [CORPORATE SEAL]

                              Attest:____________________________
                                   Title:________________________



AGENT:                   TORONTO DOMINION (TEXAS), INC.


                         By:
                            -------------------------------------
                              Title:
                                    -----------------------------

                                    EXHIBIT A

                            Description of Collateral


                     Type/Class         Certificate    No. of Shares
Name of Company      of Collateral        Number          Pledged
- - ---------------     ---------------     -----------    -------------

RAINBOW PROGRAMMING   Common stock          One             1000
HOLDING, INC.        (no par value)

                                                                       EXHIBIT E



                     BORROWER'S REQUEST FOR INITIAL ADVANCE



     I, _______________, the ____________________________________  and an
Authorized Signatory of Rainbow Programming Holdings, Inc., a New York corporation (the "Borrower"), do hereby certify pursuant to the provisions of the Loan Agreement (the "Loan Agreement"), dated as of June 3, 1994, by and among the Borrower, the Guarantors, the Banks signatories thereto and Toronto Dominion (Texas), Inc. (the "Agent"), as Agent for the Banks, that:

          1. The Borrower hereby requests a Base Rate Eurodollar Advance under the Commitment in the amount of $105,000,000.00 to be made on June 30, 1994. The proceeds of the Advances should be wired as set forth on
     Schedule 1 attached hereto. The foregoing instructions shall be irrevocable.

          2.   All representations and warranties of the Borrower made in
     Article 4 of the Loan Agreement are true and correct in all material respects as of the date hereof, both before and after giving effect to the application of the proceeds of the Advance in connection with which this request is given.

          3. There does not exist on this date, and will not exist after giving effect to the requested Advance, a Default or an Event of Default.

          4. No material litigation has been commenced against the Borrower since March 31, 1994.

          5. There has been no material adverse change in the Borrower's business, assets, or financial condition from that reflected in the Borrower's December 31, 1993 audited financial statements or March 31, 1994 unaudited financial statements, copies of which have been provided to the Agent.

          Capitalized terms used herein and not otherwise defined are used as defined in the Loan Agreement.

          Dated as of this 30th day of June, 1994.


                         RAINBOW PROGRAMMING HOLDINGS, INC.,
                         a New York corporation


                                   By:___________________________
                                        Title:___________________

Schedule 1 - Wiring Instructions

                                   Schedule 1







                               Wiring Instructions

                                                  EXHIBIT F



                             SUBORDINATION AGREEMENT


     THIS SUBORDINATION AGREEMENT (the "Agreement"), made as of this 30th day of June, 1994, by and among RAINBOW PROGRAMMING HOLDINGS, INC., a New York corporation (the "Borrower"), CABLEVISION SYSTEMS CORPORATION, a Delaware corporation (the "Subordinated Lender"), and TORONTO DOMINION (TEXAS), INC., as agent (the "Agent") for the banks (the "Senior Lenders") party to the Loan Agreement.


                              W I T N E S S E T H:


     WHEREAS, the Subordinated Lender has made advances in an aggregate amount of $202,500,000, and may in the future make, advances, investments and other extensions of funds to the Borrower and its Subsidiaries (collectively, the "Subsidiary Indebtedness");

     WHEREAS, the execution and delivery of this Subordination Agreement is a condition, among others, to the Borrower's ability to borrow funds from the Senior Lenders pursuant to the provisions of that certain Loan Agreement dated as of the date hereof among the Borrower, the Senior Lenders and the Agent; and

     WHEREAS, the Subordinated Lender deems it to be in its best interest to enter into this Subordination Agreement;

     NOW, THEREFORE, to induce the Senior Lenders to permit the Borrower to borrow funds from the Senior Lenders pursuant to the Loan Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Borrower and the Subordinated Lender hereby agree with the Agent and the Senior Lenders as follows:

     1.   As used herein, the following terms shall have the following meanings:

          "Senior Indebtedness" shall mean, collectively, all outstanding indebtedness and Obligations of the Borrower to the Senior Lenders under the Loan Agreement, the Term Notes and the other Loan Documents (as defined in the Loan Agreement) and all amendments, modifications, supplements, renewals, extensions, deferrals, restatements, restructurings, replacements, refinancings or refundings of any such indebtedness or Obligations.

          "Subordinated Debt" shall mean, collectively, all principal, premium (if any), interest and all other amounts of every kind, nature and description payable by the Borrower or any of its Subsidiaries to the Subordinated Lender with respect to the Subsidiary Indebtedness, whether now outstanding or hereafter arising, and all amendments, modifications, supplements, renewals, extensions, deferrals, restatements, restructurings, replacements, refinancings or refundings of any such amounts; PROVIDED that "Subordinated Debt" shall not include Operating Advances.

          "Proceeding" shall mean (i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding relative to the Borrower or any of its Subsidiaries or to any of their respective assets, (ii) any total or partial liquidation, dissolution, reorganization or winding-up of the Borrower or any of its Subsidiaries, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (iii) any arrangement or general assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Borrower or any of its Subsidiaries.

     Except as defined above, capitalized terms used herein and not otherwise defined are used as defined in the Loan Agreement.

     2. The Subordinated Lender hereby agrees that the Subordinated Debt is and shall be subordinate in right of payment to the prior payment and satisfaction of the Senior Indebtedness and until the Senior Indebtedness has been paid or performed indefeasibly in full, neither the Borrower nor any of its Subsidiaries shall make any payment or distribution, direct or indirect, to the Subordinated Lender on account of the Subordinated Debt and the Subordinated Lender shall not ask, demand, sue for, commence any action seeking, or take or receive, directly or indirectly, from the Borrower or any of its Subsidiaries in cash, securities, or other property, by set-off, by realizing on collateral or in any other manner any payment or distribution in respect of, or security for, any and all of the Subordinated Debt, or accelerate or seek any other remedy against the Borrower or any of its Subsidiaries with respect to the Subordinated Debt, whether pursuant to any applicable agreement or instrument at law or in equity.

     3. (a) Upon any payment or distribution to creditors of the Borrower or any of its Subsidiaries in a Proceeding: (i) the Agent, on behalf of the Senior Lenders, shall be entitled to receive payment in full of all Senior Indebtedness (including accrued and unpaid interest after the commencement of any such Proceeding at the rate specified in the Loan Agreement) before the Subordinated Lender shall be entitled to receive any payment or distribution by or on behalf of the Borrower or any of its Subsidiaries; and (ii) until all of the Senior Indebtedness (as provided in clause (i) above) is paid in full, any payment or distribution to which the Subordinated Lender would be entitled but for this Agreement shall be made to the Agent, on behalf of the Senior Lenders (as their interests may appear) for application (in the case of cash) to, or as collateral (in the case of non-cash property or securities) for the payment or prepayment of, the Senior Indebtedness to the extent necessary to pay all of the Senior Indebtedness in full after giving effect to any concurrent payment or distribution to or for the Senior Lenders.

          (b) This Agreement shall be applicable both before and after the commencement, whether voluntary or involuntary, of any Proceeding and all references herein shall be deemed, to the extent appropriate, to apply to each of the Borrower and each of its Subsidiary as a debtor-in-possession and to any trustee in bankruptcy for the estate of the Borrower or any of its Subsidiaries.

          (c) In any Proceeding commenced by or against the Borrower or any of its Subsidiaries, the Subordinated Lender will not take any action, or fail to take any action, which is inconsistent with, or in opposition, to the action or position requested by notice from the Agent to be taken by the Subordinated Lender so long as such request is made in good faith by the Agent to obtain payment of the Senior Indebtedness as contemplated hereby.

     4. No right of the Agent and the Senior Lenders or any present or future holder of any Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Borrower or any of its Subsidiaries, or the Subordinated Lender, or by any act or failure to act by the Senior Lenders or the Agent, or by any noncompliance by the Borrower or any of its Subsidiaries, or the Subordinated Lender, with the terms of the Loan Agreement, the Term Notes or any other Loan Document regardless of any knowledge thereof which such holder may have or be otherwise charged with. No right of the Subordinated Lender or any present or future holder of any Subordinated Debt to enforce its rights as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Borrower or any of its Subsidiaries, or the Subordinated Lender, or by any act or failure to act by any such future holder of the Subordinated Debt, or by any noncompliance by the Borrower or any of its Subsidiaries, or the Agent or the Senior Lenders, with the terms of the Loan Agreement, the Term Notes or any other Loan Document regardless of any knowledge thereof which such holder may have or be otherwise charged with.

     5. Each of the parties hereto shall, at all times do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, transfers, assignments, agreements and assurances as the other party hereto may reasonably require in order to give effect to the provisions of this Agreement.

     6. The Agent and the Senior Lenders may extend, renew, modify or amend the terms of Senior Indebtedness or any security therefor and release, transfer, assign, sell or exchange such security and otherwise deal freely with the Borrower and its Subsidiaries, or any of them, to the same extent as could any Person, all without notice to or consent of any Subordinated Lender and without affecting the liabilities and obligations of the Subordinated Lender. The Subordinated Lender may extend, renew, modify or amend the terms of the Subordinated Debt or any security therefor and release, transfer, assign, sell or exchange any such security and otherwise deal freely with the Borrower and its Subsidiaries, or any of them, to the same extent as could any Person, all without notice to or consent of any Senior Lender, so long as such actions do not impair the rights of the Agent and the Senior Lenders set forth herein; PROVIDED, HOWEVER, that the Subordinated Lender acknowledges and agrees that any such extension, renewal, modification or amendment of the terms of the Subordinated Debt, or release of security, if any, shall, at all times during the effectiveness of this Agreement, be "Subordinated Debt" for purposes hereof; and PROVIDED, FURTHER, that any assignee of the Subordinated Lender shall agree to be bound by the terms and conditions of this Agreement as a "Subordinated Lender" hereunder.

     7. The Senior Lenders may assign or transfer any or all of the Senior Indebtedness or any interest herein; and notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Senior Indebtedness shall be and remain Senior Indebtedness for the purposes of this Agreement, and every immediate and successive assignee or transferee of any of the Senior Indebtedness or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Senior Indebtedness, be entitled to the benefits of this Agreement to the same extent as if any such assignee or transferee were a Senior Lender; PROVIDED, HOWEVER, that, each Senior Lender shall have an unimpaired right, prior and superior to that of any such assignee or transferee, to enforce this Agreement, as to that portion of the Senior Indebtedness which such Senior Lender has not assigned or transferred; PROVIDED, FURTHER, that such assignee or transferee agrees to be bound by the terms of this agreement as a "Senior Lender" hereunder.

     8. No delay on the part of the Agent or the Senior Lenders in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Agent or the Senior Lenders of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any modification or waiver of any of the provisions of this Agreement be binding upon the Agent and the Senior Lenders except as expressly set forth in a writing duly signed and delivered by or on behalf of the Agent and the Senior Lenders.

     9. The Borrower and the Subordinated Lender hereby waive (a) notice of acceptance of this Agreement by the Agent and the Senior Lenders, (b) notice of the existence or creation or nonpayment of all or any of the Obligations, and
(c) all diligence in any collection upon the Obligations.

     10. The subordination herein specified is applicable irrespective of the time of creation of the Senior Indebtedness or the Subordinated Debt.

     11. The Borrower and the Subordinated Lender hereby expressly agree and represent that this Agreement is to induce the Agent and the Senior Lenders to enter into the Loan Documents and make the Term Loan. The provisions hereof shall be binding upon the successors and assigns of the Borrower and the Subordinated Lender and shall inure to the benefit of the Agent and the Senior Lenders and any participant of the Senior Lenders and all subsequent holders of the Senior Indebtedness. It is hereby further agreed that the Agent and the Senior Lenders may enforce any and all rights derived from this Agreement by suit, either in equity or law, for specific performance of any agreement herein contained or for judgment at law and any other relief whatsoever appropriate to such action or procedure. In the event this Agreement shall be enforced by the Agent and the Senior Lenders or by their selected counsel(s), the Borrower agrees to pay all reasonable costs and expenses of such enforcement.

     12. This Agreement shall be interpreted, and the rights and liabilities of the parties hereto shall for all purposes be governed by and construed and enforced without giving effect to the principles of conflicts of laws, in accordance with the laws of the State of New York. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     13. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized officers or representatives to execute and deliver this Agreement as of the date first above written.


                         CABLEVISION SYSTEMS CORPORATION

                             By:
                                 -----------------------------------------------
                                 Its:
                                      ------------------------------------------


                         RAINBOW PROGRAMMING HOLDINGS, INC.,

                              By:
                                  ----------------------------------------------
                                 Its:
                                      ------------------------------------------



                         TORONTO DOMINION (TEXAS), INC., as Agent for the Banks under the Loan Agreement

                              By:
                                  ----------------------------------------------
                                 Its:
                                      ------------------------------------------

                                                  EXHIBIT G




                   SUBORDINATION OF MANAGEMENT FEES AGREEMENT


     THIS SUBORDINATION OF MANAGEMENT FEES AGREEMENT (the "Agreement"), made as of this 30th day of June, 1994, by and among CABLEVISION SYSTEMS CORPORATION, a Delaware corporation (the "Manager"), RAINBOW PROGRAMMING HOLDINGS, INC., a New York corporation (the "Borrower"), RAINBOW PROGRAM ENTERPRISES, a New York limited partnership ("RPE"), and TORONTO DOMINION (TEXAS), INC., as agent (the "Agent") for the Banks (as defined in the Loan Agreement defined below):


                              W I T N E S S E T H:

     WHEREAS, the Borrower, RPE, the Agent and the Banks are parties to that certain Loan Agreement of even date (as amended from time to time, the "Loan Agreement") pursuant to which the Banks have agreed, severally in accordance with their respective Commitment Ratios and not jointly, to extend a credit facility to the Borrower in an aggregate principal amount not to exceed $105,000,000 (the "Loan");

     WHEREAS, the Manager is engaged, among other things, in the business of providing management services to the Borrower and to RPE in return for management fees which may be agreed upon between the Borrower, RPE and the Manager, subject to the limitations set forth herein;

     WHEREAS, the Manager, is the owner, directly or indirectly of all of the outstanding capital stock of the Borrower and at least 75% of the partnership interests in RPE;

     WHEREAS, the execution and delivery of this Agreement is a condition, among others, to the making of the Loans; and


     NOW, THEREFORE, to induce the Banks to enter into the Loan Agreement, to make the Loans, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Manager, the Borrower, RPE and the Agent, on behalf of the Banks agree as follows:

     1. For purposes hereof, all capitalized terms used herein shall have the meanings ascribed to them in the Loan Agreement unless otherwise defined or limited herein. The term "Senior Indebtedness" means, collectively, the "Obligations," as that term is defined in the Loan Agreement. The term "Subordinated Fees" means any management fees payable to the Manager by the Borrower or any of its Subsidiaries whether due or to become due, including, but not limited to, such fees as may be or become payable under the Management Agreement.

     2. (a) Except as permitted by Section 2(d) hereof, all the Senior Indebtedness, including all fees and any other payments due or to become due pursuant to the terms of the Loan Agreement, the Loan Documents, and any other instruments or agreements evidencing such Senior Indebtedness, shall be paid in full before any payment is made on account of any Subordinated Fees.

          (b) In the event that the Borrower or RPE shall make any unauthorized payment on account of the Subordinated Fees to the Manager, upon notice from the Agent on behalf of the Banks that such payment is unauthorized, such payment shall be held by the Manager in trust for the benefit of and shall be paid forthwith over and delivered to the Agent on behalf of the Banks.

          (c) Upon the occurrence of an Event of Default, the Agent on behalf of the Banks shall have the right to instruct the Borrower and RPE to thereafter make all payments otherwise due in respect of the Subordinated Fees payable directly to the Agent on behalf of the Banks, and the Agent shall have the right to apply all such payments received in reduction of the Senior Indebtedness in such order of application as provided in the Loan Agreement. The Manager further agrees that immediately upon notice to it of the occurrence of an Event of Default, the Manager shall direct the Borrower and RPE to make all payments under the Management Agreement or otherwise in respect of the Subordinated Fees directly to the Agent on behalf of the Banks. In no event shall the Borrower or RPE pay or the Manager receive interest or delinquency charges of any type whatsoever in respect of the Subordinated Fees.
          (d) Notwithstanding anything to the contrary contained herein, each party hereto agrees that so long as no Event of Default has occurred and is then continuing, the Borrower or RPE may pay Subordinated Fees to the Manager in the amounts and at such times as are provided in the Management Agreement, it being understood that to the extent such Subordinated Fees are not paid by reason of the foregoing provisions such Subordinated Fees may be accrued and paid when permitted.

     3. The Manager agrees that the Subordinated Fees shall be unsecured. Until such time as the Senior Indebtedness has been paid in full, the Manager agrees not to exercise any of its rights under any document, instrument or agreement relating to the Subordinated Fees or to accelerate or collect any portion of the

Subordinated Fees or to realize upon any assets of the Borrower or RPE or to attach, levy upon or execute against any assets of the Borrower or RPE.

     4. Upon any distribution of the assets or properties of the Borrower or upon any dissolution, winding up, liquidation or reorganization involving the Borrower or RPE (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise) the Manager agrees that:

          (a) the Agent and the Banks shall first be entitled to receive payment in full of all of the Senior Indebtedness and all fees and any other payments (including reasonable costs and expenses) due pursuant to the terms of the instruments and documents evidencing such Senior Indebtedness before the Manager is entitled to receive any payment on account of the Subordinated Fees;

          (b) any payment or distribution of the assets or properties of the Borrower of any kind or character, whether in cash, property or securities, to which the Manager would be entitled except for the provisions of this Agreement, shall be paid by the liquidating trustee or agent or other Person making such payment or distribution directly to the Agent on behalf of the Banks; and

          (c) in the event that except as provided in Section 2(d), notwithstanding the foregoing, any payment or distribution of the assets or properties of the Borrower or RPE of any kind or character, whether in cash, property or securities, shall be received by the Manager on account of the Subordinated Fees before all Senior Indebtedness is paid in full, such payment or distribution shall be received and held in trust for and shall be paid over to the Agent on behalf of the Banks for application to the payment of such Senior Indebtedness as provided in the Loan Agreement until all such Senior Indebtedness shall have been paid in full.

     5. No right of the Agent, the Banks or any present or future holder of any Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Borrower or RPE, or by any act or failure to act, in good faith, by any holder of the Senior Indebtedness, or by any noncompliance by the Borrower or RPE with any of the terms of the Loan Documents.

     6. The Banks may extend, renew, modify or amend the terms of Senior Indebtedness or any security therefor and release, transfer, assign, sell or exchange such security and otherwise deal freely with the Borrower and RPE to the same extent as could any Person, all without notice to or consent of the Manager and without affecting the liabilities and obligations of the Manager pursuant to the provisions hereof.

     7. The Banks may assign or transfer any or all of the Senior Indebtedness or any interest therein, as provided in the Loan Agreement; and notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Senior Indebtedness shall be and remain Senior Indebtedness for purposes of this Agreement, and every immediate and successive assignee or transferee of any of the Senior Indebtedness or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Senior Indebtedness, be entitled to the benefits of this Agreement to the same extent as if such assignee or transferee were the a Bank hereunder; provided, however, that, unless the appropriate assignor shall otherwise consent in writing, such assignor shall have an unimpaired right, prior and superior to that of any such assignee or transferee, to enforce this Agreement as to such Senior Indebtedness which has not been assigned or transferred.

     8. No delay on the part of the Banks in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Banks of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any modification or waiver of any of the provisions of this Agreement be binding upon the Banks, except as expressly set forth in a written instrument duly signed and delivered by or on behalf of the Banks.

     9. The Manager hereby waives, except as expressly provided elsewhere herein, (a) notice of acceptance of this Agreement by the Agent and the Banks,
(b) notice of the existence or creation or nonpayment of all or any part of the Senior Indebtedness, and (c) all diligence in the collection or protection of or realization upon the Senior Indebtedness or any collateral therefor.

     10. The priorities herein specified are applicable irrespective of the time of creation of the Senior Indebtedness or the time of the creation or perfection of the Agent's and the Bank's security interest in any of collateral securing such Senior Indebtedness.

     11. The Manager hereby expressly acknowledges and agrees that the purpose of this Agreement is to induce the Agent and the Banks to enter into the Loan Agreement, to make the Loan. The provisions hereof shall be binding upon the successors and assigns of the Borrower, RPE and the Manager and shall inure to the benefit of the Agent and the Banks and all subsequent holders of the Senior Indebtedness. It is hereby further agreed that the Agent on behalf of the Banks may enforce any and all rights derived from this

Agreement by suit, either in equity or law, for specific performance of any agreement herein contained or for judgment at law and any other relief whatsoever appropriate to such action or procedure. The remedies of the Agent on behalf of the Banks hereunder are cumulative, not exclusive, and the exercise of any one or more of the remedies provided for herein shall not be construed as a waiver of any of the other remedies of the Agent on behalf of the Banks so long as any part of the Senior Indebtedness remains unsatisfied. The Manager expressly agrees that the Agent and the Banks shall not be under any obligation to resort to any right or remedy hereunder prior to exercising any other rights it may have against the Manager, the Borrower, or any other Person to secure repayment of the Loan, nor shall the Agent and the Banks be required to resort to any such other rights prior to the exercise of its rights and remedies hereunder. In the event this Agreement shall be enforced by the Agent on behalf of the Banks or by its counsel, the Manager agrees to pay all costs and expenses of such enforcement including reasonable attorney fees, and such costs and expenses shall be deemed Senior Indebtedness hereunder.

     12.  The Manager represents and warrants to the Agent and the Banks that:
(i) the Manager is a corporation duly organized and validly existing under the laws of the State of Delaware, having the corporate power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted; (ii) this Agreement has been duly executed and delivered by the Manager and is the legal, valid and binding obligation of the Manager enforceable in accordance with its terms except that enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of the Manager); (iii) the execution, delivery and performance by the Manager of this Agreement in accordance with its terms do not and will not (A) require any consent or approval not already obtained, (B) violate any Applicable Law respecting the Manager, or (C) conflict with, result in a material breach of, or constitute a default under the certificate of incorporation or bylaws of the Manager or under any indenture, agreement or instrument to which the Manager is bound.

     13. This Agreement shall be construed in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York.

     14. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals as of the day and year first written above.



MANAGER:                      CABLEVISION SYSTEMS CORPORATION



                              By:______________________________

                                 Title:________________________
[CORPORATE SEAL]
                              Attest:__________________________

                                     Title:____________________





BORROWER:                     RAINBOW PROGRAMMING HOLDINGS, INC.

                              By:______________________________

                                  Title: ______________________
[CORPORATE SEAL]
                              Attest:__________________________

                                     Title:____________________



RPE:                          RAINBOW PROGRAM ENTERPRISES

                              By:______________________________

                                     Title:____________________


AGENT:                        TORONTO DOMINION (TEXAS), INC.


                              By:______________________________

                                 Title:________________________

                                                                       EXHIBIT H


                                    TERM NOTE



$__,000,000.00                                            ________________, 1994


     FOR VALUE RECEIVED, the undersigned, RAINBOW PROGRAMMING HOLDINGS, INC., a New York corporation (the "Borrower"), promises to pay to the order of
_______________________________   (hereinafter, together with its successors and
assigns, called the "Bank"), at the office of Toronto Dominion (Texas), Inc. in Houston, Texas or such other place as the Bank may designate in writing to the Borrower, the principal sum of __________ MILLION AND NO/100 UNITED STATES DOLLARS ($__,000,000.00), or, if less, the principal amount of the term loans outstanding from time to time, plus interest as hereinafter provided. Such Advances may be endorsed from time to time on the grid attached hereto, but the failure to make such notations shall not affect the validity of the Borrower's obligation to repay unpaid principal and interest hereunder. Except as expressly provided herein and in the Loan Agreement, referred to below, amounts repaid hereunder may not be reborrowed.

     All capitalized terms used herein shall have the meanings ascribed to them in that certain Loan Agreement dated as of June 30, 1994 (as extended, renewed, amended, modified or supplemented from time to time, the "Loan Agreement") by and among the Borrower, the Banks party thereto from time to time, and Toronto Dominion (Texas), Inc. (the "Agent") as agent for the Banks, except to the extent such capitalized terms are otherwise defined or limited herein.

     All principal amounts and other Obligations then outstanding hereunder shall be due and payable on ___________, 1995; or such earlier date as payments of the Term Loan shall be due, whether by acceleration or otherwise.

     The Borrower shall be entitled to borrow, re-pay and re-borrow funds hereunder pursuant to the terms and conditions of Section 2.2 of the Loan Agreement only so as to change the Interest Rate Bases or Interest Periods for outstanding Advances under the Loan Agreement; PROVIDED, HOWEVER, that there shall be no net increase in the principal amount outstanding hereunder. Prepayment of the principal amount of any Term Loan may be made only as provided in the Loan Agreement.

     The Borrower hereby promises to pay interest on the unpaid principal amount hereof as provided in Article 2 of the Loan

Agreement. Interest under this Note shall also be due and payable when this Note shall become due (whether at maturity, by reason of acceleration or otherwise). Overdue principal and, to the extent permitted by law, overdue interest, shall bear interest payable on DEMAND at the Default Rate to the extent provided in the Loan Agreement.

     In no event shall the amount of interest due or payable hereunder exceed the maximum rate of interest allowed by Applicable Law, and in the event any such payment is inadvertently made by the Borrower or any Guarantor or inadvertently received by the Bank, then such excess sum shall be credited as a payment of principal, unless the Borrower or such Guarantor shall notify the Bank in writing that it elects to have such excess sum returned forthwith. It is the express intent hereof that the Borrower and the Guarantors not pay and the Bank not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower and the Guarantors under Applicable Law.


     All parties now or hereafter liable with respect to this Note, whether the Borrower, any guarantor, endorser, or any other Person or entity, hereby waive presentment for payment, demand, notice of non-payment or dishonor, protest and notice of protest.

     No delay or omission on the part of the Bank or any holder hereof in exercising its rights under this Note, or delay or omission on the part of the Bank, the Agent, the Majority Banks or the Banks collectively, or any of them, in exercising its or their rights under the Loan Agreement or under any other Loan Document, or course of conduct relating thereto, shall operate as a waiver of such rights or any other right of the Bank or any holder hereof, nor shall any waiver by the Bank, the Agent, the Majority Banks or the Banks collectively, or any of them, or any holder hereof, of any such right or rights on any one occasion be deemed a bar to, or waiver of, the same right or rights on any future occasion.

     The Borrower promises to pay all reasonable out-of-pocket costs of collection, including reasonable attorneys' fees as provided in the Loan Agreement, should this Note be collected by or through an attorney-at-law or under advice therefrom.

     Time is of the essence of this Note.

     This Note evidences the Bank's portion of the Term Loan under, and is entitled to the benefits and subject to the terms of, the Loan Agreement, which contains provisions with respect to the acceleration of the maturity of this Note upon the happening of certain stated events, and provisions for prepayment.

     THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.


     IN WITNESS WHEREOF, the duly authorized signatories of the Borrower as Authorized Signatories, have executed this Note under seal as of the day and year first above written.

                              RAINBOW PROGRAMMING HOLDINGS, INC.

                              By:
                                  ----------------------------------------------
                                   Title:
                                          --------------------------------------


     [CORPORATE SEAL]

                              Attest:
                                      ------------------------------------------
                                   Title:
                                          --------------------------------------

                                    ADVANCES


_______________________________________________________________________________

          Amount of      Type of   Amount of Principal  Notation
Date       Advance       Advance     Paid or Prepaid    Made By
_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

                                                                       EXHIBIT I



                        FORM OF BORROWER LOAN CERTIFICATE

          The undersigned, ___________________, an Authorized Signatory of Rainbow Programming Holdings, Inc., a New York corporation (the "Borrower"), does hereby certify on behalf of the Borrower, and in connection with the making of certain loans in an aggregate principal amount not to exceed $105,000,000 (the "Loans") pursuant to that certain Loan Agreement (the "Loan Agreement"), dated as of June 30, 1994, by and among the Borrower, the Guarantors, the Banks, and Toronto Dominion (Texas), Inc., as agent for the Banks (the "Agent"):

          1. Attached hereto as EXHIBIT A is a true, complete and correct copy of the Certificate of Incorporation certified by the Secretary of State of the State of New York and the By-laws of the Borrower and all amendments thereto (if any) certified by an Authorized Signatory of the Borrower, as in full force and effect on the date hereof.

          2. Attached hereto as EXHIBIT B is a true, complete and correct copy of the good standing certificate dated as of a recent date with respect to the Borrower issued by the Secretary of State of the State of New York.

          3. Attached hereto as EXHIBIT C is a true, complete and correct copy of the resolutions of the Borrower, authorizing the execution, delivery and performance by the Borrower of each of the Loan Documents to which the Borrower is a party (the "Resolutions") in accordance with their respective terms and of any other documents contemplated thereunder and the consummation of the transactions contemplated thereby. The Resolutions remain in full force and effect and without modification in any respect.

          4. Attached hereto as EXHIBIT D is a true, complete and correct copy of the Management Agreements.

          5. The following persons are the Authorized Signatories of the Borrower as of the date hereof, each of such persons having been duly elected, and set forth opposite their respective names below are their respective genuine signatures:

     NAME                   TITLE             SIGNATURE
     ----                   -----             ---------

______________________   ______________   _______________________

______________________   ______________   _______________________

______________________   ______________   _______________________

______________________   ______________   _______________________

          Capitalized terms used herein and not otherwise defined are used as defined in the Loan Agreement.

          IN WITNESS WHEREOF, I have signed this Certificate this ____ day of _______________, 1994.

                         __________________________________,
                         a __________________________


                         By:  ______________________________
                              Authorized Signatory







Exhibit A  -   Certificate of Incorporation and By-Laws

Exhibit B  -   Good Standing Certificate

Exhibit C  -   Resolutions

Exhibit D  -   Management Agreements

                                                                       EXHIBIT J




                     FORM OF PARENT COMPANY LOAN CERTIFICATE

          The undersigned, ___________________, an Authorized Signatory of Cablevision Systems Corporation, a Delaware corporation (the "Parent Company"), does hereby certify on behalf of the Borrower, and in connection with the making of certain loans in an aggregate principal amount not to exceed $105,000,000 (the "Loans") pursuant to that certain Loan Agreement (the "Loan Agreement"), dated as of __________, 1994, by and among Rainbow Programming Holdings, Inc., the Guarantors, the Banks, and Toronto Dominion (Texas), Inc., as agent for the Banks (the "Agent"):

          1. Attached hereto as EXHIBIT A is a true, complete and correct copy of the Certificate of Incorporation certified by the Secretary of State of the State of Delaware and the By-laws of the Parent Company and all amendments thereto (if any) certified by an Authorized Signatory of the Parent Company, as in full force and effect on the date hereof.

          2. Attached hereto as EXHIBIT B is a true, complete and correct copy of the good standing certificate dated as of a recent date with respect to the Parent Company issued by the Secretary of State of the State of Delaware.

          3. Attached hereto as EXHIBIT C is a true, complete and correct copy of the resolutions of the Parent Company, authorizing the execution, delivery and performance by the Parent Company of each of the Loan Documents to which the Parent Company is a party (the "Resolutions") in accordance with their respective terms and of any other documents contemplated thereunder and the consummation of the transactions contemplated thereby. The Resolutions remain in full force and effect and without modification in any respect.

          4. The following persons are the Authorized Signatories of the Parent Company as of the date hereof, each of such persons having been duly elected, and set forth opposite their respective names below are their respective genuine signatures:

     NAME                   TITLE             SIGNATURE
     ----                   -----             ---------

______________________   ______________   _______________________

______________________   ______________   _______________________

______________________   ______________   _______________________

______________________   ______________   _______________________

          Capitalized terms used herein and not otherwise defined are used as defined in the Loan Agreement.

          IN WITNESS WHEREOF, I have signed this Certificate this ____ day of _______________, 1994.

                         __________________________________,
                         a __________________________


                         By:  ______________________________
                              Authorized Signatory







Exhibit A  -   Certificate of Incorporation and By-Laws

Exhibit B  -   Good Standing Certificate

Exhibit C  -   Resolutions

                                                                       EXHIBIT K



                       FORM OF GUARANTOR LOAN CERTIFICATE

          The undersigned, ___________________, an Authorized Signatory of __________________________________, a ___________ ___________ (the "Guarantor"),
does hereby certify on behalf of the Guarantor, and in connection with the making of certain loans in an aggregate principal amount not to exceed $105,000,000 (the "Loans"), pursuant to that certain Loan Agreement (the "Loan Agreement"), dated as of __________, 1994, by and among the Rainbow Programming Holdings, Inc., the Guarantors, the Banks, and Toronto Dominion (Texas), Inc., as agent for the Banks (the "Agent"):

          1. Attached hereto as EXHIBIT A is a true, complete and correct copy of [the Certificate of Incorporation] [the Partnership Agreement] [certified by the Secretary of State of the jurisdiction of its organization] [and the By-laws] of the Guarantor and all amendments thereto (if any) certified by an Authorized Signatory of the Guarantor, as in full force and effect on the date hereof.

          2. Attached hereto as EXHIBIT B is a true, complete and correct copy of the good standing certificate dated as of a recent date with respect to the Guarantor issued by the Secretary of State of the State of its organization.

          3. Attached hereto as EXHIBIT C is a true, complete and correct copy of the resolutions of the Guarantor (or a general partner thereof), authorizing the execution, delivery and performance by the Guarantor of each of the Loan Documents to which the Guarantor is party (the "Resolutions") in accordance with their respective terms and of any other documents contemplated thereunder and the consummation of the transactions contemplated thereby. The Resolutions remain in full force and effect and without modification in any respect.

          4. The following persons are the Authorized Signatories of the Guarantor as of the date hereof, each of such persons having been duly elected, and set forth opposite their respective names below are their respective genuine signatures:

     NAME                   TITLE             SIGNATURE

______________________   ______________   _______________________

______________________   ______________   _______________________

______________________   ______________   _______________________

______________________   ______________   _______________________

          Capitalized terms used herein and not otherwise defined are used as defined in the Loan Agreement.

          IN WITNESS WHEREOF, I have signed this Certificate this ____ day of _______________, 1994.

                         __________________________________,
                         a __________________________


                         By:  ______________________________
                              Authorized Signatory







Exhibit A  -   Certificate of Incorporation or Partnership
               Agreement and By-Laws

Exhibit B  -   Good Standing Certificate

Exhibit C  -   Resolutions


                                       -2-